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                                                                    Exhibit 10.2

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT, dated as of December 23, 1997 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "AGREEMENT"), between Credit Suisse First Boston Mortgage Capital LLC, a Delaware limited liability company having an address at 11 Madison Avenue, New York, New York 10010 ("LENDER") and the Persons identified on Exhibit A, having an address at c/o Donatelli & Klein, Inc., 7200 Wisconsin Avenue, Suite 310, Bethesda, Maryland 20814 ("BORROWER").

         All capitalized terms used herein shall have the respective meanings set forth in Article I hereof.


                             W I T N E S S E T H :

         WHEREAS, Borrower desires to obtain the Loan from Lender;

         WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents;

         NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

         I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

         SECTION 1.1 DEFINITIONS.

         For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

         "ACM" shall mean any asbestos-containing materials.

         "ADDITIONAL BORROWER" shall mean any Person under common control with the Borrower assuming the Loan and the Loan Documents and either (a) encumbering its Individual Property with a Mortgage or (b) executing and delivering to Lender a Pledge Agreement in connection with an Advance pursuant to the terms and provisions hereof. Upon the funding of the related Advance in accordance with the terms and provisions hereof, an Additional Borrower assuming the Loan and the Loan Documents and encumbering its Individual Property or executing a Pledge Agreement in connection with such Advance shall constitute an Individual Borrower.

         "ADDITIONAL INTEREST" shall have the meaning ascribed thereto in the Note.

         "ADDITIONAL PROPERTY" shall have the meaning set forth in Section 2.1.4(b).

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         "ADDITIONAL RELEASE AMOUNT" shall have the meaning set forth in Section
2.4.2(i).

         "ADJUSTED RELEASE AMOUNT" shall mean, for an Individual Property, the product of the Allocated Loan Amount for such Individual Property and one hundred twenty-five percent (125%), which amount shall be applied by Lender first to repay all sums due with respect to such Individual Property including the portion of the Loan allocated to such Individual Property, accrued and unpaid interest thereon, and the balance shall be applied by Lender to reduce the outstanding principal balance of the Loan.

         "ADVANCE" shall mean disbursement of a portion of the Loan to Borrower in accordance with the terms and provision hereof.

         "AFFILIATE" shall mean, with respect to any Person, (x) any Person controlling, controlled by or under common control with, whether by virtue of ownership or otherwise, such Person and (y) any spouse, parent or sibling of any such Person who is a natural person, and any ancestor or lineal descendent of such spouse, parent or sibling. For purposes of this Agreement and the other Loan Documents, Affiliates of Borrower shall include, but not be limited to, (i) any partners, members or shareholders, as the case may be (other than in their capacity as shareholders of any company whose stock is publicly traded, where such shareholders do not control such company) of Borrower, (ii) any Guarantor, and any shareholders, members or partners, if any, as the case may be of such Guarantor (other than in their capacity as shareholders of any company whose stock is publicly traded, where such shareholders do not control such company), and (iii) any Person which would constitute an Affiliate of any Person described above pursuant to clause (x) or (y) above.

         "AFFIRMATIVE COVENANT" shall mean a promise or covenant by any Person to perform, act, suffer, permit or consent to.

         "AGREEMENT" shall mean this Loan Agreement, as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time.

         "ALLOCATED LOAN AMOUNT" shall mean, for an Individual Property, the amount set forth on Exhibit H hereto.

         "ALTA" shall mean American Land Title Association, or any successor thereto.

         "APPLICABLE INTEREST RATE" shall mean the rate of interest, adjusted from time to time, applicable to the outstanding principal balance of the Loan from time to time, calculated in accordance with the terms of the Note.

         "APPROVAL PERIOD" shall have the meaning set forth in Section 8.4(b).

         "APPROVED ACCOUNTANT" shall mean one of the so-called "Big Six" accounting firms or such other independent certified public accountant of nationally recognized standing selected by the Person required to deliver the applicable Financial Statements and other reports specified herein, which Approved Accountant shall be approved by Lender, which consent shall not be unreasonably withheld, delayed or conditioned.

         "APPROVED APPRAISAL" shall mean, with respect to an Individual Property, an appraisal of such Individual Property (a) executed and delivered to Lender by a qualified MAI appraiser having no direct or indirect interest in such Individual Property or any loan secured in whole or in part thereby and whose compensation is not affected by the approval or disapproval of such appraisal by Lender; (b) addressed to Lender and its successor and assigns; (c) satisfying the requirements of the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and Title XI of the Federal Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA) and the regulations promulgated thereunder, all as in effect on the date of such calculation, with respect to the appraisal and the appraiser preparing same; and (d) otherwise satisfactory to Lender in all respects in Lender's reasonable discretion.

         "APPROVED BUDGET" shall have the meaning ascribed to such term in the Cash Management Agreement.

         "APPROVED CONTRACTS" shall mean (i) any agreement which satisfies the criteria of a "Contract" and is added to Exhibit B after the date hereof and
(ii) the contracts and other agreements set forth on Exhibit B on the date hereof.

         "APPROVED LEASES" shall mean (i) the leases and other occupancy agreements set forth on Exhibit L and (ii) all Leases entered into by Borrower after the date of this Agreement in accordance with Section 5.5.

         "ASSIGNEES" shall have the meaning set forth in Section 7.8.1.

         "ASSIGNMENT OF LEASES" shall mean, with respect to each Individual Property, a first priority Assignment of Leases and Rents from the applicable Individual Borrower, as assignor, to Lender, as assignee (substantially in the form of the Assignment of Leases and Rents attached hereto as Exhibit M), assigning to Lender all of such Individual Borrower's interest in and to the Leases and Rents of such Individual Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

         "ASSIGNMENT OF MANAGEMENT AGREEMENT" shall mean, with respect to each Individual Property, that certain Assignment of Management Agreement and Subordination of Management Fees among an Individual Borrower, as assignor, Manager, as manager, and Lender, as assignee (substantially in the form of the Assignment of Management Agreement, attached hereto as Exhibit N), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

         "BASIC CARRYING COSTS" shall mean, with respect to an Individual Property, the sum of the following costs associated with such Individual property for the relevant Fiscal



                                       3
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Year or payment period: (i) real property taxes with respect to such Individual
Property and (ii) insurance premiums with respect to such Individual Property.

     "BEST KNOWLEDGE" or "KNOWLEDGE" shall mean for the purpose of this Agreement and the other Loan Documents the actual knowledge of the Person in question, after having made due inquiry of the Manager. If any entity with respect to which this term would be applicable is a corporation, knowledge of such entity shall refer to actual knowledge of the officers or directors charged with management responsibility of the Individual Property in question, after having made due inquiry of the Manager. If any such entity is a partnership, knowledge of such entity shall refer to actual knowledge of officers and directors of its general partners who are charged with management responsibility of such partnership (directly or indirectly), after having made due inquiry of the Manager. If any such entity is a limited liability company, knowledge of such entity shall refer to actual knowledge of its managing members charged with management responsibility of the Individual Property in question, after having made due inquiry.

     "BORROWER" shall mean, collectively, the Persons identified on Exhibit A, as same may be modified from time to time to add an Additional Borrower, and each of their respective successors and assigns.

     "BORROWER INFORMATION" shall have the meaning ascribed thereto in
Section 7.8.6.

     "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are required or permitted by law to close.

     "CAPITAL EXPENDITURES" shall mean, with respect to an Individual Property, the amount to be expended for items which have a useful life in excess of one
(1) year (including reasonable expenditures for building improvements or major repairs and including expenditures reasonably incurred by an Individual Borrower to prepare or improve unleased space at an Individual Property for marketing and leasing), as set forth in a Property Budget.

     "CASH COLLATERAL ACCOUNT" shall have the meaning ascribed to such term in the Cash Management Agreement.

     "CASH MANAGEMENT AGREEMENT" shall mean that certain Cash Management Agreement, dated as of the date hereof, between Borrower, Lender and Manager, as the same may be amended or modified from time to time.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 960, et seq.), as the same may be amended from time to time.

     "CLAIM" shall have the meaning set forth in Section 7.5.2.

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     "CLEARING ACCOUNT" shall have the meaning ascribed to such term in the Cash
Management Agreement.

     "CLOSING COSTS" shall have the aggregate of the actual and reasonable costs paid to third parties who are not Affiliates of Borrower, any Individual Borrower or any SPE Entity, incurred by an Individual Borrower in connection with the purchase of an Individual Property including, but not necessarily limited to transfer fees, taxes and expenses, real estate brokerage fees and commissions (not to exceed five percent (5%)), survey expenses, market and appraisal reports, title premiums and expenses, recording charges, legal, engineering and environmental fees and expenses, and other fees and expenses customarily incurred by purchasers of similar property similarly situated in the jurisdiction where such Individual Property is located.

     "CLOSING DATE" shall mean, with respect to an Individual Property or a Mezzanine Loan, the date of the funding of the Advance applicable to such Individual Property or such Mezzanine Loan.

     "CLOSING DATE DEBT SERVICE COVERAGE RATIO" shall have the meaning set forth in Section 2.4.2(i).

     "CODE" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, and successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

     "COLLECTION PERIOD" shall have the meaning ascribed to such term in the Cash Management Agreement.

     "CONTRACT" shall mean (i) any written management, brokerage or leasing agreement or (ii) any written cleaning, maintenance, service or other contract or agreement of any kind (other than Leases) of a material nature (materiality for these purposes shall mean a contract pursuant to which an Individual Borrower is required to pay to the other party to such Contract in any Fiscal Year an amount in excess of (x) $150,000 if such other party to the Contract is an Affiliate of Borrower or (y) $300,000 if such other party to the Contract is not an Affiliate of Borrower), relating to the ownership, leasing, management, use, operation, maintenance, repair or restoration on any Individual Property.

     "CONTRIBUTION AGREEMENT" shall mean that certain Contribution Agreement by and among the Individual Borrowers dated as of the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "CONTROL" (and the correlative terms "CONTROLLED BY" and "CONTROLLING") shall mean the power to direct the business and affairs of the entity in question by reason of the ownership of beneficial interests, by contract or otherwise.

     "DEBT" shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, each Mortgage or any other Loan Document.

     "DEBT SERVICE" shall mean, with respect to any particular period of time, scheduled principal and/or interest payments under the Note.

     "DEBT SERVICE COVERAGE RATIO" shall mean a ratio for the applicable period in which:

          (a) the numerator is the Underwritten Net Operating Income for such period as set forth in the statements required hereunder; and

          (b) the denominator is the aggregate amount of interest payable on the outstanding principal balance of the Loan for such period assuming a loan constant equal to the greater of (i) 9.23% or (ii) the Applicable Interest Rate for such period.

     "DEFAULT"  shall have the meaning ascribed thereto in Section 6.1 hereof.

     "DEFAULT RATE" shall mean, with respect to the Loan, following the occurrence of an Event of Default which continues to exist beyond any applicable grace and cure period, a rate per annum equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) five percent (5%) above the Applicable Interest Rate. In no event shall the Default Rate exceed the maximum interest rate permitted under applicable law.

     "DESIGNATED OFFICER" shall mean if any Individual Borrower is a corporation, the chief financial officer of such corporation or such other officer of such corporation as is fully familiar with the financial affairs of such Individual Borrower and is approved by Lender. If any Individual Borrower is a partnership, such officer of such Individual's Borrower's managing general partner as satisfies the first sentence of this definition. If any Individual Borrower is a limited liability company, such officer of such Individual Borrower's managing member as satisfies the first sentence of this definition.

     "DESIGNEE" shall have the meaning set forth in Section 7.23 hereof.

     "DISCLOSED VIOLATIONS" shall have the meaning set forth in Section 4.12.1.

     "DISCLOSURE DOCUMENT" shall have the meaning set forth in Section 7.26.3.

     "DISQUALIFIED PERSON" shall have the meaning set forth in Section 4.27.1 hereof.

     "DSCR CALCULATION DATE" shall mean the twentieth (20th) day after the end of each calendar quarter, or if such day is not a Business Day, the next succeeding Business Day.

     "DSCR INCREASE" shall have the meaning set forth in Section 2.4.2(i).

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          "EASEMENTS" shall have the meaning ascribed to such term in Section
4.7 hereof.

          "ELIGIBLE ACCOUNT" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital and surplus of at least Fifty Million and No/100 Dollars ($50,000,000) and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

          "ELIGIBLE INSTITUTION" shall mean any depository institution or trust company the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by Standard & Poor's Ratings Group, P-1 by Moody's Investors Service, Inc., D-1 by Duff & Phelps Credit Rating Co. or F-1+ by Fitch Investors Service, L.P. in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "A" by Fitch, Duff or S&P or "A" by Moody's).

          "ELIGIBLE INVESTMENTS" shall mean any one or more of the following investments in obligations or securities acquired at a purchase price of not greater than par, including those issued by Lender or any Affiliate of Lender, provided that such obligations or securities are either payable on demand or have a maturity not later than the Business Day immediately prior to the date on which the proceeds thereof are anticipated to be expended or applied pursuant to the terms of the Loan Documents:

          (a) direct obligations of, and obligations fully guaranteed as to payment of principal and interest by, the United States, Federal Home Loan Mortgage Corporation, Federal National Mortgage Association or any agency or instrumentality of the United States of America provided such obligations are backed by the full faith and credit of the United States of America;

          (b) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia at all times having the highest long-term debt rating of the Rating Agencies, or such lower rating (but not lower than the second highest such rating category of the Rating Agencies) as will not or would not result in the qualification, reduction or withdrawal of the initial ratings assigned in connection with a Securitization by the Rating Agencies, as evidenced by a letter confirming such result by the Rating Agencies;

          (c) commercial or finance company paper which is rated at all times by the Rating Agencies in its highest unsecured commercial or finance company paper rating category or such lower unsecured commercial or finance company paper rating category (but not lower

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than the second highest such rating category of the Rating Agencies) as will not or would not result in the qualification, reduction or withdrawal of the initial ratings assigned in connection with a Securitization by the Rating Agencies, as evidenced by a letter confirming such result by the Rating Agencies;

     (d) certificates of deposit, demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or of any state thereof and subject to supervision and examination by federal or state banking authorities, provided that the commercial paper or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution or trust company in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) are rated at all times in the highest rating category for such securities by the Rating Agencies, or such lower category for such securities (but not lower than the second highest such rating category of the Rating Agencies) as will not or would not result in the qualification, reduction or withdrawal of the initial ratings assigned in connection with a Securitization by the Rating Agencies, as evidenced by a letter confirming such result by the Rating Agencies;

     (e) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation as will not or would not result in the qualification, reduction or withdrawal of the initial ratings assigned in connection with a Securitization by the Rating Agencies, as evidenced by a letter confirming such result by the Rating Agencies;

     (f) repurchase obligations with respect to any security described in clauses (a) and (b) of this definition, in each case entered into with a depository institution or trust company (acting as principal) described in clause (d) above;

     (g) securities (other than stripped bonds or stripped coupons) bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof or the District of Columbia which are rated at all times in the highest rating category of the Rating Agencies, or in such lower category (but not lower than the second highest such rating category of the Rating Agencies) as will not or would not result in the qualification, reduction or withdrawal of the initial ratings assigned in connection with a Securitization by the Rating Agencies, as evidenced by a letter confirming such result by the Rating Agencies;

     (h) interests in money market funds which at all times have a rating of "AAA" by the Rating Agencies, or such lower rating (but not lower than the second highest rating category of the Rating Agencies for money market funds) as will not or would not result in the qualification, reduction or withdrawal of the initial ratings assigned in connection with a Securitization by the Rating Agencies, as evidenced by a letter confirming such result by the Rating Agencies; and

     (i) such other investment bearing interest or sold at a discount acceptable to Lender and the Rating Agencies as will or would not result in the qualification, reduction or withdrawal of the initial ratings assigned in connection with a Securitization by the Rating

Agencies, as evidenced by a letter confirming such result from the Rating Agencies; provided that such investment shall be rated at all times by the Rating Agencies not lower than its second highest rating category for investments of such type.

     No obligation or security set forth above shall be an Eligible Investment if (i) such obligation or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provide a yield to maturity in excess of one hundred twenty percent (120%) of the yield to maturity at par of such underlying investment.

     "ENGINEER'S REPORT" shall mean the report made and delivered to Lender by the Engineering Consultant with respect to an Individual Property.

     "ENGINEERING CONSULTANT" shall mean any qualified person reasonably satisfactory to Lender.

     "ENVIRONMENTAL COSTS" shall mean "Indemnified Costs" as such term is defined in the Environmental Indemnification Agreement.

     "ENVIRONMENTAL CONSULTANT" shall mean any qualified person reasonably satisfactory to Lender.

     "ENVIRONMENTAL INDEMNIFICATION AGREEMENT" shall mean, with respect to each Individual Property, that certain Environmental Indemnification Agreement in the form attached as Exhibit O, made, jointly and severally, by each Individual Borrower and the guarantors to Lender, as same may hereafter be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "ENVIRONMENTAL LAWS" shall mean CERCLA; The Resource Conservation and Recovery Act, 42 U.S.C. Section 1601, et seq.; The Hazardous Substances Transportation Act, 49 U.S.C. Section 1801, et seq.; The Emergency Planning & Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001, et seq.; The Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; The Clean Air Act, 42 U.S.C. Section 7401 et seq.; The Clean Water Act, 33 U.S.C. Section 1251 et seq.; The Safe Drinking Water Act, 42 U.S.C. Section 300 et seq.; as any of the foregoing may be amended from time to time; and any other federal, state and local laws or regulations, codes, statutes, orders, decrees, guidance documents, judgments or injunctions, now or hereafter issued, promulgated, approved or entered thereunder, relating to pollution, contamination or protection of the environment, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata, buildings or facilities) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

     "EQUITY RESERVE ACCOUNT" shall have the meaning ascribed thereto in
Section 8.3.

     "ENVIRONMENTAL MATTER" shall mean any matter arising out of, relating to, or resulting from pollution, contamination or protection of the environment (including natural resources), and any matters relating to emission, discharge, release or threatened release, of Hazardous Substances into the air (indoor and outdoor), surface water, groundwater, soil, land surface or subsurface, buildings or facilities or otherwise arising out of, relating to, or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, release or threatened release of Hazardous Substances.

     "ENVIRONMENTAL REPORT" shall mean each report made and delivered to Lender by the Environmental Consultant in connection with an Individual Property.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder from time to time.

     "EVENT OF DEFAULT" shall have the meaning set forth in Section 6.1.

     "EXIT FEE" shall mean a non-refundable fee paid to Lender equal to one (1.0%) percent of the total amount of the Loan which shall be paid on the earlier of: (i) by Borrower on the Maturity Date, or (ii) in installments in an amount equal to one (1.0%) percent of the principal amount of the Note prepaid hereunder at any time by any Individual Borrower. Each Individual Borrower shall be jointly and severally liable the payment of the Exit Fee applicable to the note executed by Borrower.

     "EXTENSION FEE" shall mean a non-refundable fee paid to Lender equal to one-half of one percent (.50%) of the principal amount of the Loan payable by Borrower to Lender in the event of the extension of the Loan pursuant to
Section 2.1.4(c).

     "EXTENSION PERIOD" shall mean the extension of the Maturity Date for a one
(1) year period commencing on January 1, 2000, and ending on the first anniversary thereof.

     "FACILITY EXTENSION NOTICE" shall have the meaning set forth in Section 2.1.4(c).

     "FACILITY FEE" shall mean a fee payable by Borrower to Lender equal to one-half of one percent (.50%) of the amount of the Initial Advance and each Subsequent Advance, which shall be payable by Borrower upon Closing Date of the Initial Advance and each Subsequent Advance, respectively.

     "FINANCIAL STATEMENTS" shall mean (a) with respect to each Individual Borrower, the financial statements and other documentation required to be delivered pursuant to Section 5.13 hereof and, (b) with respect of Guarantors, such financial statements as are required by the terms of the Guaranty, the Environmental Indemnification Agreements or any of the other Loan Documents.

     "FISCAL YEAR" shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the Term.

     "GAAP" shall mean generally accepted accounting principles in the United States of America as of the effective date of the applicable financial report.

     "GUARANTOR" shall mean Donatelli & Klein, Inc., Louis Donatelli and Douglas Donatelli.

     "GUARANTY" shall mean that certain "Guaranty of Payment" executed by Guarantor in favor of Lender in connection with the Loan.

     "GOVERNMENTAL AUTHORITY" shall mean any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, country, district, municipal, city or otherwise) whether now or here-after in existence.

     "GROSS INCOME FROM OPERATIONS" shall mean the aggregate of all income, computed in accordance with GAAP, derived from the ownership and operation of all Individual Properties from whatever source, including, but not limited to, Receipts, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, any lease termination or forfeiture fees of the nature described in Section 5.5.1(iii), and other required pass-throughs but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by the applicable Borrower to any government or governmental agency, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, proceeds of casualty insurance and condemnation awards (other than business interruption or other loss of income insurance), and any disbursements to the Borrower from the applicable Tax and Insurance Escrow Fund, the applicable Replacement Reserve Fund or any other escrow fund or reserves established pursuant to the Loan Documents. Gross income shall not be diminished as a result of the Mortgages or the creation of any intervening estate or interest in the Properties or any part thereof.

     "GROUND LEASE" shall mean any ground lease pursuant to which any Individual Borrower holds a leasehold interest in an Individual Property.

     "HAZARDOUS SUBSTANCES" shall mean asbestos, ACM, PCBs, urea-formaldehyde and urea-formaldhyde foam insulation, nuclear fuel or waste, petroleum products and any hazardous waste, toxic substance, related components, related constituents, pollutant or contaminant, including, without limitation, any substance defined or treated as a "hazardous substance", "extremely hazardous substance" or "toxic substance" (or comparable term) in any applicable Environmental Law and any other material, which may give rise to Environmental Costs.

     "IMPROVEMENTS" shall have the meaning set forth in the granting clause of the related Mortgage with respect to each Individual Property.

     "INDEBTEDNESS" shall mean any principal and accrued interest which is outstanding under, and all other amounts which may be otherwise payable under the Note and the other Loan Documents.

     "INDEMNIFIED PARTIES" shall mean each of Lender, the Affiliates of Lender and the Participants and their respective successors, partners, members, shareholders, officers, directors, and employees.

     "INDEPENDENT DIRECTOR" shall mean a person who is not at the time of appointment, and has not been at any time in the preceding five years, (i) a stockholder, director, officer, member, employee or partner of Borrower or any Affiliate of Borrower; (ii) a customer, supplier or other Person who derives more than 10% of his/her/its purchases or revenues from his/her/its activities with Borrower or any Affiliate of Borrower; (iii) a Person controlling or under common control with any such stockholder, director, officer, member, employee, partner, customer, supplier or other Person or (iv) a member of the immediate family of any such stockholder, director, officer, member, employee, partner, customer, supplier or other Person.

     "INDIVIDUAL BORROWER" shall mean Borrower or any other Person who receives an Initial Advance or a Subsequent Advance in accordance with the terms and provisions hereof and who owns an Individual Property and their respective successors and assigns; each Individual Borrower shall be identified on Exhibit A.

     "INDIVIDUAL PROPERTY" shall mean an Individual Borrower's fee or leasehold interest in each parcel of real property and the improvements thereon owned by such Individual Borrower from and after the date such Individual Property is encumbered by a Mortgage, together with all rights pertaining to such Individual Property and improvements thereon located, as more particularly described in the Granting Clauses of such Mortgage and referred to therein as the "Mortgaged Property" or the "Trust Property", as the case may be.

     "INITIAL ADVANCE" shall mean Lender's initial advance of proceeds of the Loan in the amount of Fifteen Million Eight Hundred Sixteen Thousand Twenty-Six and 28/100 Dollars ($15,816,626.28) on the date of this Agreement.

     "INSOLVENT" shall mean the inability of a Person to pay its debts as they become due and/or if the fair market value of such Person's assets do not exceed its liabilities, including without limitation, subordinated, unliquidated, disputed or contingent liabilities.

     "INSURANCE PREMIUMS" shall have the meaning ascribed thereto in Section 8.1 hereof.

     "LEASE" shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether now or hereafter in effect) entered into by Borrower (or its predecessor-in-interest) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Individual Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

          "LEASING GUIDELINES" shall have the meaning set forth in Section 5.5.3 hereof.

          "LEGAL REQUIREMENTS" shall mean, with respect to each Individual Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting such Individual Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting such Individual Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

          "LENDER" shall mean Credit Suisse First Boston Mortgage Capital LLC, together with its successors and assigns.

          "LENDER'S COUNSEL" shall mean Cadwalader, Wickersham & Taft, located in New York, new York, and any other law firm, wherever situated, acting as counsel to Lender.

          "LENDER'S COUNSEL FEES" shall mean all reasonably incurred fees and disbursements of Lender's Counsel.

          "LIBOR" shall have the meaning ascribed thereto in the Note.

          "LIEN" shall mean, with respect to each Individual Property, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting the related Individual Property or any portion thereof or Borrower's interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

          "LOAN" shall mean the loan in the maximum principal amount of $58,158,978.71 which shall be advanced by Lender in accordance with the terms and conditions of this Agreement and which is evidenced by the Note and is secured by each Mortgage and all of the other Loan Documents.

          "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Note, the Mortgage and the Assignment of Leases encumbering each Individual Property, the Assignment of Management Agreement for each Individual Property, the Environmental

Indemnification Agreement, the Cash Management Agreement, the Mezzanine Loan Agreement, the Pledge Agreement and any other document pertaining to the Individual Properties as well as all other documents evidencing or securing the Loan or the Mezzanine Loan.

     "LOAN INTEREST" shall have the meaning set forth in Section 7.26.1 hereof.

     "LOAN POOL" shall have the meaning set forth in Section 7.26.1 hereof.

     "LTV RATIO" shall mean the ratio of the Allocated Loan Amount for an Individual Property as set forth in Exhibit H, as same may be amended from time to time, to the lesser of (i) the appraised value of such Individual Property as set forth on an Approved Appraisal or (ii) the Purchase Price paid by an Individual Borrower for such Individual Property.

     "MAI" shall mean Member of the Appraisal Institute.

     "MAJOR LEASE" shall mean the Leases described on Exhibit D as of the date hereof and any other Lease executed after the date hereof which (x) is with an Affiliate of Borrower, or (y) when taken together with all Leases, if any, to Affiliates of the tenant thereunder demises in excess of 15,000 square feet of the net rentable square feet in the Improvements of an Individual Property. For purposes of this definition only, in determining the net rentable square footage demised under any Lease, all space in the Improvements which may in the future be demised to the tenant under such Lease by reason of such tenant exercising any right or option contained in such Lease shall be included in the calculation of the square footage demised under such Lease.

     "MANAGEMENT AGREEMENT" shall mean, with respect to any Individual Property, the management agreement pursuant to which the applicable Manager is to provide management and other services with respect to such Individual Property.

     "MANAGER" shall mean, with respect to any Individual Property, the manager under the applicable Management Agreement as identified on Exhibit P.

     "MATERIAL ADVERSE EFFECT" shall mean any event or condition that had a material adverse effect on (i) all of the Properties taken as a whole, (ii) the business, prospects, profits, operations or condition (financial or otherwise) of Borrower, or (iii) the ability of Borrower to repay the principal and interest of the Indebtedness as it becomes due.

     "MATURITY DATE" shall have the meaning ascribed thereto in the Note.

     "MAXIMUM MANAGEMENT FEE" shall mean with respect to each Individual Property, an amount not to exceed four percent (4%) per annum of Gross Income from Operations applicable to such Individual Property.

     "MEZZANINE LOAN" shall mean a portion of the Loan advanced to an Individual Borrower by Lender which is secured by a pledge to Lender of (i) all of the limited partnership's interests in FPR Holdings Limited Partnership, constituting a 99% limited partnership interest therein and (ii) all of the issued and outstanding capital stock of FPR-GP Holdings, Inc.

     "MEZZANINE LOAN AGREEMENT" shall mean that certain agreement dated the date hereof between Lender and Borrower pursuant to which Lender shall advance the Mezzanine Loan.

     "MINIMUM EFFECTIVE RENT" shall mean the effective annual rent to be paid by the tenant under the proposed Lease determined by dividing the total amount of fixed or basic rent to be paid by such tenant over the term of the Lease (without consideration to any renewal or extension term) by the number of months of the term of the Lease excluding any renewal or extension term, but including any "free rent" period.

     "MORTGAGE" shall mean, with respect to each Individual Property, that certain first priority Mortgage/Deed of Trust, Assignment of Leases and Rents and Security Agreement, executed and delivered by the applicable Individual Borrower as security for the Loan and encumbering such Individual Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in the form attached hereto as Exhibit X.

     "NEGATIVE COVENANT" shall mean a promise or covenant by any Person to not act, perform, suffer, permit or consent to.

     "NET OPERATING INCOME" means the amount obtained by subtracting Operating Expenses from Gross Income from Operations.

     "NOTE" shall mean that certain note of even date herewith in the principal amount of $58,158, 978.71, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "NOTICES" shall have the meaning ascribed thereto in Section 7.6.

     "OBLIGATED PARTY" shall have the meaning set forth in Section 6.2 hereof.

     "OBLIGATIONS" shall have the meaning ascribed to such term in the Mortgage.

     "OFFER" shall have the meaning set forth in Section 8.5(a).

     "OFFER PERIOD" shall have the meaning set forth in Section 8.4(b).

     "OFFICER'S CERTIFICATE" shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of the general partner or managing member of Borrower.

         "OPERATING EXPENSES" shall mean the aggregate of all expenditures, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of all of the Properties that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Lender, and other similar costs, but excluding depreciation (and other non-cash charges), Debt Service (or any other amounts paid by Borrower on account of the Indebtedness), and contributions to the Replacement Reserve Fund, the Tax and Insurance Escrow Fund, and any other reserves or escrows required under the Loan Documents.

         "ORGANIZATIONAL DOCUMENTS" shall mean, with respect to any Person who is not a natural person, the certificate or articles of incorporation, memorandum of association, articles of association, trust agreement, by-laws, partnership agreement, limited partnership agreement, certificate of partnership or limited partnership, limited liability company articles of organization, limited liability company operating agreement or any other material organizational document, and all shareholder agreements, voting trusts and similar arrangements with respect to its stock, partnership interests, membership interests or other equity interests.

         "OTHER CHARGES" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Properties, now or hereafter levied or assessed or imposed against the Properties or any part thereof.

         "OUTSIDE CLOSING DATE" shall have the meaning set forth in Section 2.1.4(c). hereof.

         "PARTICIPANTS" shall have the meaning ascribed thereto in Section
7.8.2 hereof.

         "PARTY IN INTEREST" shall have the meaning set forth Section 4.27 hereof.

         "PAYMENT DATE" shall mean the first (1st) calendar day of each calendar month commencing with the calendar month of February, 1998.

         "PCBs" shall mean polychlorinated biphenyls.

         "PERMANENT FINANCING" shall mean any financing or loan secured in whole or in part by an interest in an Individual Property, the proceeds of which will be used to pay the Allocated Loan Amount applicable to such Individual Property.

         "PERMIT" shall mean all approvals, consents, registrations, franchises, permits, licenses, variances, certificates of occupancy and other authorizations with regard to zoning, landmark, ecological, environmental, air quality, subdivision, planning, building or land use required by any Governmental Authority for the construction, lawful occupancy and operation of the Improvements and the actual and contemplated uses thereof.

         "PERMITTED ENCUMBRANCES" shall mean, with respect to each Individual Property, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policies relating to such Individual Property or any part thereof (including, without limitation, such Liens, encumbrances and other matters with respect to which Lender is affirmatively insured by such Title Insurance Policies), (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, and (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's reasonable discretion, which in the aggregate do not materially adversely affect the value or use of such Individual Property or Borrower's ability to repay the Loan.

         "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

         "PLACEMENT PARTY" shall have the meaning set forth in Section 7.26.1 hereof.

         "PLEDGE AGREEMENT" shall mean, with regard to any portion of the Loan which is advanced as a Mezzanine Loan, the Pledge Agreement executed in connection therewith.

         "PREMISES" shall have the meaning set forth in the granting clause of the related Mortgage with respect to each Individual Property.

         "PREPAYMENT DATE" shall have the meaning set forth in Section 2.4.

         "PROHIBITED TRANSACTION" shall mean a prohibited transaction as described under Section 406 of ERISA or Section 4975 of the Internal Revenue Code which is not the subject of a statutory exemption under Section 408(b) of ERISA or an administrative exemption granted pursuant to Section 408(a) of ERISA.

         "PROPERTIES" shall mean, collectively, all of the Individual Properties which are subject to the terms of this Agreement.

         "PROPERTY BUDGET" shall mean, with respect to each Individual Property, a schedule prepared by and submitted by the applicable Individual Borrower and delivered to Lender setting forth the proposed use or intended allocation of the Initial Advance or Subsequent Advance, as the case may be, towards the Purchase Price, including Closing Costs, applicable to such Individual Property, any reserves required hereunder and any other cost or expense incurred in connection with the Properties, which shall be reasonably acceptable to Lender.

         "PURCHASE PRICE" shall mean the sum of (i) the gross sales price paid or to be paid by an Individual Borrower to purchase an Individual Property as established by a written contract between an Individual Borrower and the vendor of such Individual Property who is not an Affiliate of Borrower, such Individual Borrower or the SPE Entity of either of them, in an arm's-length transaction and (ii) the Closing Costs incurred or to be incurred with respect to the purchase of the applicable Individual Property.

         "RATING AGENCIES" shall mean each of Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Fitch IBCA, Inc., or any other nationally-recognized statistical rating agency which has been reasonably approved by Lender.

         "RECEIPTS" shall mean any and all rents (including, without limitation, all "Rents" as defined in the Assignment of Leases and Rents), issues, profits, payments, income, deposits (other than security deposits which an Individual Borrower is not entitled to retain or apply to defaults), revenues, proceeds, reimbursements, receipts and similar items in whatever form (including, without limitation, cash, checks, money orders or other instruments for the payment of money) derived from, or generated by, the use, ownership, leasing or operation of any Individual Property, including, without limitation, (a) real estate tax refunds, (b) proceeds of any insurance, including, without limitation, rent interruption insurance, (c) condemnation awards, (d) all sums paid with respect to a modification, rejection or termination of any Lease (including in any bankruptcy case) or otherwise paid in connection with an Individual Borrower taking any action under any Lease (e.g., granting a consent) or waiving any provision thereof, (e) damages or other payments in settlement of claims by Borrower against tenants or other third parties in connection with each Individual Property, and (f) proceeds of any transfer or sale of any items of the collateral securing the Loan or of any partial interest in such collateral or the Individual Borrower other than a sale resulting in the satisfaction of the Loan in full in which event this Agreement will be terminated.

         "RELATED PARTY" shall have the meaning set forth in Section 7.20 hereof.

         "RENT ROLL" shall mean a rent roll for each Individual Property in the form of Exhibit G annexed hereto. The Rent Roll must indicate whether any tenant is in arrears in the payment of rent or expense reimbursement obligations under its Lease and the duration and amount of any such arrears.

         "REPLACEMENT RESERVE ACCOUNT" shall have the meaning set forth in
Section 8.2.

         "REPLACEMENT RESERVE FUND" shall have the meaning set forth in Section 8.2.

         "REPLACEMENTS" shall have the meaning set forth in Section 8.2.2.

         "SECURITIES" shall have the meaning set forth in Section 7.26.1.

         "SECURITIZATION" shall have the meaning set forth in Section 7.26.1 hereof.

         "SECURITIZATION INDEMNIFICATION" shall have the meaning set forth in
Section 7.26 hereof.

     "SECURITIZATION INDEMNIFIED PARTY" shall have the meaning set forth in
Section 7.26 hereof.

     "SERVICER" shall have the meaning ascribed to such term in the Cash Management Agreement.

     "SIGNIFICANT PARTY" shall mean Borrower, Guarantor and each SPE Entity.

     "SPE ENTITY" shall mean either the managing member or general partner, as the case may be, of any Individual Borrower.

     "SPREAD" shall have the meaning ascribed thereto in the Note.

     "STATE" shall mean, with respect to an Individual Property, the State or Commonwealth in which such Individual Property or any part thereof is located.

     "STRUCTURING ADVISORY FEE" shall mean a fee payable by Borrower to Lender in an amount equal to one percent (1.0%) of the amount of the Loan.

     "SUBSEQUENT ADVANCE" shall have the meaning set forth in Section 2.1.4(b).

     "SUBSEQUENT ADVANCE CLOSING DATE" shall mean the date of the funding of any subsequent advance of a portion of the proceeds of the Loan pursuant to
Section 2.1.4(b).

     "SUBSEQUENT ADVANCE REQUEST" shall have the meaning set forth in Section 2.1.4(b).

     "TAX AND INSURANCE ESCROW FUND" shall have the meaning set forth in
Section 8.1.1.

     "TAXES" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any of the Properties or part thereof.

     "TITLE INSURANCE POLICY" shall mean, with respect to each Individual Property, ALTA mortgagee title insurance policy in the form (reasonably acceptable to Lender) issued with respect to such Individual Property and insuring the lien of the Mortgage encumbering such Individual Property.

     "TRANSFER" shall have the meaning ascribed thereto in Section 5.1.1 hereof.

     "UCC" or "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect in the applicable State or Commonwealth in which an Individual Property is located.

     "UNDERWRITTEN NET OPERATING INCOME" shall mean Net Operating Income for the applicable period calculated based upon (a) Gross Income from Operations assuming an occupancy rate equal to the lesser of (i) the actual occupancy rate for such period, (ii) the market rate occupancy in the geographic area where such Individual Property is located or (iii) an assumed 95% occupancy rate and (b) Operating Expenses assuming (i) management fees payable under the Management Agreement for each Individual Property equal to the greater of the actual management fees payable under the related Management Agreement during such period or four percent (4%) of Gross Income from Operations for the related Individual Property during such period, (ii) expenses incurred for the Capital Expenditures for the Properties during such period in an amount equal to the greater of (y) $0.25 per square foot or (z) the amount determined by Lender based upon the Engineer's Report, such amount being subject to increase based upon the advice of Lender's structural engineer or Lender's determination in its reasonable discretion that such amount is not adequate for the maintenance and operation of the Properties and (iii) appropriate reserves for tenant improvement costs and leasing commissions for the Properties.

     "WORKING DAY" shall mean any day on which dealings in foreign currencies and exchange are carried on in London, England and in New York, New York.

     SECTION 1.2 PRINCIPLES OF CONSTRUCTION.

     All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

     SECTION 1.3 APPLICATION TO MEZZANINE LOANS.

     Unless otherwise specifically stated herein, all terms and conditions of this Agreement shall apply to any portion of the Loan advanced as a Mezzanine Loan; provided, however, in the event of any inconsistency between the terms and conditions of this Loan Agreement and the terms and conditions of the Mezzanine Loan Agreement, the terms and conditions of the Mezzanine Loan Agreement will control as to the Mezzanine Loan only.

     II. GENERAL TERMS

     SECTION 2.1 LOAN COMMITMENT; DISBURSEMENT TO BORROWER.

     2.1.1 THE LOAN. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make the Loan to Borrower on the Closing Date, in the principal amount not to exceed Fifty-Eight Million One Hundred Fifty-Eight Thousand Nine Hundred Seventy-Eight and 71/100 Dollars ($58,158,978.71).

     2.1.2 DISBURSEMENT TO BORROWER. Borrower may request and receive only one borrowing hereunder in respect of the Loan, which borrowing may be advanced in any number of disbursements in accordance with the terms hereof, and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed. Borrower shall, on the Closing Date of the Initial Advance, receive the Initial Advance, subject to the direction given by Borrower as to the application of the proceeds of the Loan which may include payment of certain Closing Costs and to fund the Tax and Insurance Escrow Fund and any other reserve or escrow fund required hereunder or in connection with a Mezzanine Loan, all in accordance with the provisions of this Agreement. Borrower shall, on any Subsequent Advance Closing Date, receive the related Subsequent Advance, subject to the direction given by Borrower as to the application of the proceeds of such Subsequent Advance, which may include payment of certain Closing Costs and to fund the Tax and Insurance Escrow Fund and any other reserve or escrow fund required hereunder. No portion of the Loan may be advanced as a Mezzanine Loan after the date hereof.

          2.13 THE NOTE. The Loan shall be evidenced by the Note of Borrower, in the original principal amount of the Loan. The Note shall be entitled to the benefits of this Agreement and to the extent applicable, the Mezzanine Loan Agreement, and shall be secured by each Mortgage, each Assignment of Leases, the Pledge Agreement, and all of the other Loan Documents.

          2.14 ADVANCES. (a) Lender shall make, and Borrower shall accept, the Initial Advance in connection with the acquisition of the Properties identified by Borrower on the date hereof, subject to and upon the conditions and terms contained herein including, without limitation, satisfaction of the conditions contained in Section 3.1 hereof. In the event that any portion of the Initial Advance is in connection with a Mezzanine Loan, Borrower shall comply with the provisions of Section 3.3.

          (b) In addition to the Initial Advance, Borrower may request and receive one or more subsequent advances of a portion of the proceeds of the Loan not previously advanced (each, a "SUBSEQUENT ADVANCE"), provided, however, that Borrower shall have satisfied each of the conditions contained in Section
3.2 and provided further that no Subsequent Advances shall be in an amount less than $15,000,000 unless the undisbursed portion of the Loan shall be less than $15,000,000 in which event the final Subsequent Advance shall be in the amount of the undisbursed portion of the Loan. Borrower may submit to Lender an irrevocable written request for a Subsequent Advance in the form attached hereto as Exhibit I, or such other form reasonably acceptable to Lender (each such request being hereinafter referred to as a "SUBSEQUENT ADVANCE REQUEST"), which Subsequent Advance Request may be submitted to Lender at any time after the Closing Date of the Initial Advance and not more frequently than once every calendar month, nor later than thirty (30) days prior to the Outside Closing Date (as same may be extended pursuant to the provisions of Section 2.1.4(c)) and which shall identify one or more properties (each such property so identified being hereinafter referred to as an "ADDITIONAL PROPERTY") which shall be encumbered by a Mortgage and included as an Individual Property hereunder as security for the Loan, and set forth the proposed Subsequent Advance Closing Date with respect to the Subsequent Advance requested. Borrower hereby acknowledges that Borrower's agreement that each Additional Property so identified secure the related Subsequent Advance and all prior advances of proceeds of the Loan is a material inducement to Lender to make the Loan. In the event that the Subsequent Advance Closing

Date designated by Borrower is not a Payment Date, the Subsequent Advance which is the subject of the Subsequent Advance Request shall bear interest at the then current LIBOR plus the Spread until the next succeeding Payment Date when the Applicable Interest Rate for the entire outstanding principal amount shall be adjusted in accordance with the terms and conditions of the Note.

     (c) Lender shall not be obligated to make a Subsequent Advance pursuant to Section 3.2 hereof after July 1, 1999 (the "OUTSIDE CLOSING DATE"). Notwithstanding the provisions of the immediately preceding sentence, the Outside Closing Date shall automatically be extended to July 1, 2000 and the Maturity Date shall automatically be extended to January 1, 2001 upon notice from Borrower to Lender and upon satisfaction of the following terms and conditions: (i) Borrower has delivered to Lender notice (the "FACILITY EXTENSION NOTICE") of Borrower's intention to extend the Maturity Date (which Facility Extension Notice may be withdrawn or revoked by Borrower at any time prior to date that such Facility Extension Notice is to become effective), (ii) no Event of Default shall have occurred and be continuing on the date that Borrower sends the Facility Extension Notice to Lender or on the date such Facility Extension Notice is effective nor shall any Event of Default described in Section 6.1.1 theretofore have occurred, (iii) the Debt Service Coverage Ratio for the prior twelve (12) calendar months is not less than 1.10:1, and
(iv) simultaneously therewith Borrower pays to Lender the Extension Fee payable on July 1, 1999.

     (d) In no event shall the LTV Ratio for any Property (calculated immediately prior to any Subsequent Advance assuming that said Subsequent Advance was made) exceed 90%.

     SECTION 2.2 USE OF PROCEEDS. An Individual borrower shall use the proceeds of the Loan disbursed to it to pay, inter alia, the Purchase Price, the Closing Costs and other items set forth on a Property Budget applicable to an Individual Property and any other costs incurred by Borrower or an Individual Borrower in connection with the ownership or management of the Properties including, to the extent required hereunder, funding the Equity Reserve Account or, if in connection with a Mezzanine Loan, only as set forth in Section 3.3.

     SECTION 2.3 LOAN REPAYMENT. Borrower shall repay any outstanding principal indebtedness of the Loan in full on the Maturity Date, together with interest thereon to the date of repayment as more fully set forth in the Note and together with the Exit Fee applicable thereto and the amount of Additional Interest due to Lender.

     SECTION 2.4 PREPAYMENT; RELEASE OF PROPERTY. (a) Any prepayment of any portion of the Loan advanced hereunder as a Mezzanine Loan shall be governed by the provisions of Section 2.6 of the Mezzanine Loan Agreement.

     (b) Borrower shall not be permitted to prepay all or any portion of the Loan prior to January 1, 1999. Thereafter Borrower shall have the right exercisable at any time and form time to time to prepay an amount not less than $1,000,000 without premium or penalty provided, however, Borrower shall provide to Lender not less than ten (10) days prior written notice of such intent to prepay which notice shall specify the date on which prepayment is to be made (a "PREPAYMENT DATE") which date shall be a Payment Date. In addition to the amount of such prepayment, Borrower shall also pay to Lender, together with such prepayment, all interest accrued and unpaid with respect to such prepayment and the portion of the Exit Fee and Additional Interest applicable to the amount prepaid. Each notice of prepayment of the Loan shall specify (i) the applicable Prepayment Date, (ii) the amount of such prepayment and the amount of interest thereon to be paid in connection therewith and (iii) any Individual Property that is to be released from the Lien of the mortgage therein (and related Loan Documents) in connection with such prepayment. If, after the Debt has been accelerated due to a Default by Borrower, including, without limitation, any attempt by Borrower to prepay the Debt at a time when prepayment is prohibited hereunder, Borrower shall tender an amount sufficient to pay the entire accelerated Debt, such tender shall be deemed a voluntary prepayment and an attempt to evade the restrictions on prepayment set forth herein, and Borrower shall, in addition to all other amounts then payable hereunder, be required to pay Lender a Prepayment Fee equal to one percent (1%) of the amount of principal being repaid.

         2.4.1 RELEASE OF ALL THE PROPERTIES.

         (a) Except as set forth in this Section 2.4, no repayment or prepayment of all or any portion of the Loan shall cause, give rise to a right to require, or otherwise result in, the release of any Lien of any Mortgage on any of the Properties. If Borrower has elected to prepay the entire outstanding principal balance of the Loan, the requirements of Section 2.4 have been satisfied and Borrower shall have paid to Lender the outstanding principal amount of the Loan together with all interest accrued thereon, the Exit Fee, the applicable Additional Interest and any other amounts owed by Borrower to Lender Pursuant to the Note, this Agreement or any other Loan Document, then all of the Properties shall be released from the lien of the respective Mortgage (and related Loan Documents) or, at Borrower's direction, this Agreement, the Note, each Mortgage and all other Loan Documents held by Lender as security for the Loan shall be assigned by Lender to such Person designated for such purpose by Borrower, provided however, such assignment shall be without warranty or recourse to Lender.

         (b) In connection with the release of the liens of any Mortgages, the Borrower shall submit to Lender, not less than ten (10) Business Days prior to the Prepayment Date, a satisfaction or release of Mortgage (and related Loan Documents) for each Individual Property for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which an Individual Property is located. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release and Lender shall execute and deliver same as directed by Borrower. All reasonably costs incurred in connection with any action taken or required by Lender hereunder shall be paid by Borrower.

         2.4.2 RELEASE OF INDIVIDUAL PROPERTIES. Subject to the terms of Section
2.4 and any restriction on the right of Borrower to prepay the Loan, Borrower on one or more occasions may obtain (i) the individual release of an Individual Property from the lien of the

Mortgage thereon (and related Loan Documents) and (ii) the release of Borrower's obligations under the Loan Documents and any escrows or reserves held by Lender with respect to such Individual Property (other than those expressly stated to survive), upon satisfaction of each of the following conditions:

         (a)  The requirements of Section 2.4 shall have been satisfied.

         (b) Previously or simultaneously therewith, Borrower shall have (i) prepaid the Loan in the amount of the Adjusted Release Amount for such Individual Property and (ii) paid to Lender all interest accrued and unpaid with respect to the Allocated Loan Amount for such Individual Property and any other amounts due and owing to Lender with respect to such Individual Property pursuant to the Note, the applicable Mortgage, this Agreement or the other Loan Documents.

         (c) Borrower shall pay or have paid to Lender the applicable Exit Fee and Additional Interest applicable to the Individual Property being released.

         (d) All payments of principal of, and interest on, the Loan theretofore or at such time required to be paid shall have been paid or simultaneously therewith shall be paid and all other amounts theretofore or at such time required to be paid under the Note, this Agreement or the other Loan Documents shall be or shall have been received by Lender (including, without limitation, all reasonable costs and expenses incurred by Lender in connection with such release).

         (e) Borrower shall submit to Lender, not less than ten (10) days prior to the date of such release, a release of mortgage lien (and related Loan Documents) for such Individual Property for execution by Lender. Such release shall be in a form appropriate for the jurisdiction in which the Individual Property is located. In addition, Borrower shall provide all other documentation Lender reasonably requires or is legally necessary to be delivered in connection with such release.

         (f) Borrower shall have delivered an Officer's Certificate to Lender prior to the date such Individual Property is to be released from the Lien of the Mortgage thereon (and related Loan Documents) certifying, as of the date of such release, that the conditions in this Section have been satisfied, with detailed calculations indicating the derivation of the amounts then payable in connection with such release pursuant to this Section 2.4.2.

         (g) Immediately prior to, and after giving effect to, the proposed release, no Event of Default shall have occurred and be continuing.

         (h) In connection with said release, except to the extent that subparagraph (j) of this Section 2.4.2 is applicable, the Individual Property which is the subject of the release shall be transferred to a party other than Borrower, any Individual Borrower or any SPE Entity so that the provisions of
Section 9.1(f) shall not be violated.

     (i) After giving effect to such release, the Debt Service Coverage Ratio for all of the Properties then remaining subject to the Lien of the Mortgages projected by Lender with respect to the twelve (12) full calendar months immediately following the release of such Individual Property shall be greater (a "DSCR INCREASE") than the greater of (i)1.0:1 (the "CLOSING DATE DEBT SERVICE COVERAGE RATIO") and (ii) the Debt Service Coverage Ratio for all of the Properties with respect to the twelve (12) full calendar months immediately prior to the date of such release, provided however, in the event that payment of the Adjusted Release Amount is not sufficient to cause a DSCR Increase then in that event Borrower shall deliver to Lender an amount equal to one hundred (100%) percent of the gross sales price of the Individual Property to be released, less applicable Closing Costs and income taxes paid by Borrower upon such sale to a Governmental Authority in connection with such sale, which amount shall not be less than the Adjusted Release Amount applicable to such Individual Property in which event Borrower shall contribute such additional funds (the "ADDITIONAL RELEASE AMOUNT") necessary for the amount delivered to Lender to equal the Adjusted Release Amount.

     (j) In connection with a sale of an Individual Property to an Affiliate of
(a) Borrower, (b) and Individual Borrower or (c) an SPE Entity, in addition to the conditions set forth in subparagraphs (a) through (i) of this Section 2.4.2, Lender shall have no obligation to release an Individual Property unless the following two (2) additional requirements are satisfied:

          (1) The LTV Ratio for such Individual Property on the Closing Date for the Initial Advance or Subsequent Advance applicable to such Individual Property was 75% or less; and

          (2) The Debt Service Coverage Ratio for all of the Properties remaining encumbered by a Mortgage following such release shall not be less than 1.20:1.

          Upon failure of Borrower to comply with the terms of this Section, Lender shall have no obligation to release the Individual Property.

     2.4.3 RELEASE ON PAYMENT IN FULL. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest on the Loan and all other amounts due are payable under the Loan Documents in accordance with the terms and provisions of the Note and this Loan Agreement, release the liens of each Mortgage not theretofore released or, at Borrower's direction, this Agreement, the Note, each Mortgage and all other Loan Documents held by Lender as security for the Loan shall be assigned by Lender to such Person designated by Borrower for such purpose, provided however, such assignment shall be without warranty or recourse to Lender.

     SECTION 2.5 INTEREST. Interest on the Loan and the Note shall accrue at the Applicable Interest Rate and shall be calculated in accordance with the terms of the Note.

     Section 2.6  PAYMENTS AND COMPUTATIONS.

     2.6.1 MAKING OF PAYMENTS. Each payment by Borrower hereunder or under the Note shall be made in funds settled through the New York Clearing House Interbank Payment System or other funds immediately available to Lender by 12:00 noon, New York City time, on the date such payment is due, to Lender by deposit to the following account:

                         LaSalle National Bank
                         Chicago, IL  60603
                         ABA #0701000505
                         Account #67-7866-70-9
                         Account Name: FRP Realty LP
                         Attn: Mary Collier
                               (312) 904-7815

     Notwithstanding the foregoing, upon three (3)     Business Days' notice to
Borrower, Lender may designate such other account for such purpose. Notwithstanding the foregoing, all payments made in connection with the release of an Individual Property from the Lien of the Mortgage thereon (and related Loan Documents) pursuant to Section 2.4.2 or the payment in full of the Loan and all other amounts due and payable under the Loan Documents shall be made in funds settled through the New York Clearing House Interbank Payment System or other funds immediately available to Lender by 4:00 p.m., New York City time, to such account as Lender may designate. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Working Day, such payment shall be made on the immediately preceding Working Day. Time is of the essence as to all payments due under this Loan Agreement.

     2.6.2 COMPUTATIONS. Interest payable hereunder or under the Note by Borrower shall be calculated on the basis of the actual number of days elapsed and a three hundred sixty (360) day year.

     2.6.3 LATE PAYMENT CHARGE. If any principal, interest or any other sums due under the Loan Documents is not paid by Borrower not later than the tenth
(10th) day after which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of three percent (3%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by each Mortgage and the other Loan Documents.

     III. CONDITIONS PRECEDENT

     Section 3.1 CONDITIONS PRECEDENT TO INITIAL ADVANCE.

     The obligation of Lender to make the Initial Advance hereunder is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Closing Date of the Initial Advance and the funding of the Initial Advance shall be conclusive evidence of the fulfillment of each of the following conditions except as expressly stated to survive in a separate agreement between an applicable Individual Borrower and Lender executed and delivered contemporaneously therewith; notwithstanding the foregoing, the obligation of Lender to make the portion of the Initial Advance which is a Mezzanine Loan shall be subject to satisfaction of the conditions precedent set forth in this
Section 3.1(a), (b), (e), (f), (i), (j), (n), (x), (y) and Section 3.3.

         (a) Representations and Warranties; Compliance with Conditions. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date of the Initial Advance, and no Default or Event of Default shall have occurred and be continuing, and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

         (b) Loan Agreement and Note. Lender shall have received a copy of this Agreement and the Note, in each case, duly executed and delivered on behalf of Borrower.

         (c)  Delivery of Loan Documents; Title Insurance; Reports; Leases.

              (i) Mortgages, Assignments of Leases. Lender shall have received from each Individual Borrower fully executed and acknowledged counterparts of the Mortgages and the Assignments of Leases relating to its respective Individual Properties and evidence that counterparts of the Mortgages and Assignments of Leases have been delivered to the title company for recording so as to effectively create upon such recording, valid and enforceable Liens upon such Properties, of the requisite priority, in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from each Individual Borrower fully executed counterparts of the Environmental Indemnification Agreement, and the Assignment of Management Agreement relating to its respective Individual Properties.

             (ii) Title Insurance. Lender shall have received for each Individual Property a Title Insurance Policy issued by either Lawyers Title Insurance Company or Commonwealth Land Title Insurance Company and dated as of the Closing Date, with reinsurance and direct access agreements reasonably acceptable to Lender. Each Title Insurance Policy shall (A) provide coverage in amounts equal to the Allocated Loan Amount for the applicable Individual Property if a "tie-in" or similar endorsement is available or if such "tie-in" or similar endorsement is not available, in an amount equal to 125% of the Allocated Loan Amount applicable to such Individual Property satisfactory to Lender, (B) insure Lender that the relevant Mortgage creates a valid Lien on the Individual Property encumbered thereby of the requisite priority, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (C) contain such legally available endorsements described on Exhibit R and such affirmative coverages as Lender may reasonably request but only to the extent that the endorsements set forth on Exhibit R are, in the reasonable opinion of Lender's Counsel insufficient, inappropriate or inadequate given the nature or terms of the title issue under consideration, and
(D) name Lender, its successors and assigns, as the insured. Lender also shall have received evidence that all premiums in respect of such endorsements, modifications and Title Insurance Policies have been paid or will be paid simultaneously with the closing of the Initial Advance.

              (iii) Survey. Lender shall have received a current title survey for each Individual Property, certified to the title company and Lender and their successors and assigns, in form, scope and substance as set forth on Exhibit S.

              (iv) Insurance. Lender shall have received valid binders and certificates of insurance for the policies of insurance required under the applicable Mortgage encumbering each Individual Property, all reasonably satisfactory to Lender in its sole discretion, and evidence of the payment of all Insurance Premiums payable for the existing policy period. Borrower shall deliver to Lender copies of such policies of insurance no later than fifteen
(15) days after the Closing Date, which policies shall be reasonably satisfactory to Lender in its sole discretion.

              (v) Environmental Reports. Lender shall have received a Phase I Environmental Report in respect of each Individual Property, which Phase I Environmental Report shall include, among other things, the results of testing for the presence of ACM and other Hazardous Substances, in each case reasonably satisfactory to Lender. Lender shall have received a reasonably satisfactory Phase II Environmental Report and/or reasonably satisfactory results of other environmental investigations in respect of each Individual Property if such Phase II Environmental Report or other environmental investigation is recommended in the Phase I Environmental Report.

              (vi) Zoning; Compliance with Laws. Lender shall have received evidence, in form and substance reasonably satisfactory to Lender, confirming that each Individual Property is in substantial compliance with such Legal Requirements applicable to the use and occupancy of each Individual Property for its intended purpose. Such evidence shall be based upon Borrower's title to each Individual Property and shall not depend upon easements or other similar interests unless disclosed in writing to Lender and approved by Lender.

              (vii) Encumbrances. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected Lien of the requisite priority as of the Closing Date with respect to each Mortgage in the applicable Individual Property, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents.

         (d) Related Documents. Each additional document not specifically referenced in this Section 3.1, but reasonably relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and reasonably approved certified copies thereof.

     (e) Delivery of Organizational Documents. Borrower shall deliver or cause to be delivered to Lender copies, certified by the applicable Individual Borrower or the appropriate public filing office (as to such documents required by law to be filed), of all organizational documentation of each Individual Borrower and its SPE Entity, and/or the formation, existence, good standing and/or qualification to do business of such other Persons, as Lender may reasonably request in its sole discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates, all in form and substance reasonably satisfactory to Lender.

     (f) Opinions of Borrower's Counsel. Lender shall have received opinions of Borrower's counsel with respect to due execution, authority and enforceability of the Loan Documents, all such opinions in form, scope and substance satisfactory to Lender in its reasonable discretion.

     (g) Property Budgets. Borrower shall have delivered, and Lender shall have approved, the Property Budget for the applicable Individual Property.

     (h) Basic Carrying Costs. Subject to any provision of the Mortgage intended to encumber an Individual Property which allows an Individual Borrower the conditional right to contest all or any portion of the Basic Carrying Costs of an Individual Property and provided that an Individual Borrower complies with same, Borrower shall have paid all Basic Carrying Costs relating to each of the Properties which are in delinquent.

     (i) Organizational Proceedings. All organizational proceedings or actions taken or required to be taken in connection with any action of any Individual Borrower, Guarantor or the SPE Entity of either or any of them shall have occurred and evidence thereof reasonably satisfactory in form and substance to Lender shall be delivered to Lender.

     (j) Payments. All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid or shall be paid or established from the proceeds of the Initial Advance simultaneously with the closing of the Initial Advance.

     (k) Engineering Reports. Lender shall have received an Engineering Report with respect to each Individual Property, which report shall include, among other things, an analysis of Replacement Reserve Fund requirements with respect to such Individual Property.

     (l) Financial and Operating Statements. Lender shall have received operating statements for each Individual Property, verified by a certified public accounting firm acceptable to Lender, for each Individual Property for Fiscal Years designated by Lender and a current trailing twelve (12) month operating statement for each Individual Property or in the event that such operating statements do not exist, Borrower shall provide any relevant historical data in Borrower's possession together with pro forma operating statements.

     (m) Utility Services and Parking. Lender shall have received evidence reasonably satisfactory to Lender that each Individual Property is served by or has access to all public utilities and contains parking necessary for the use and enjoyment of such Individual Property.

     (n) Credit Reports and Searches. Lender shall have received such credit reports, references, UCC and judgement searches and other information with respect to each Individual Borrower and their respective SPE Entity and the Managers, as Lender may reasonably request, all of which shall be reasonably satisfactory to Lender.

     (o) Equipment Leases. Lender shall have received copies of all material equipment leases and material leases of personal property in effect as of the Closing Date of the Initial Advance with respect to each Individual Property, each of which shall be certified by the applicable Individual Borrower and shall be reasonably satisfactory to Lender.

     (p) Underlying Asset Documentation. Lender shall received a certified copy of each purchase and sale agreement pursuant to which each Individual Property was or will be acquired by the applicable Individual Borrower, which shall be reasonably satisfactory in form and substance to Lender in its sole discretion.

     (q) Estoppel Certificates. Borrower shall have delivered to Lender an estoppel certificate executed by the tenant(s) under the Leases demising, in the aggregate, seventy-five percent (75%) of the rentable square footage of each related Individual Property. Borrower shall be deemed to have delivered estoppel certificates with respect to U.S. Government tenants that provided a letter substantially in the form attached hereto as Exhibit C Government is delivered to Lender. All other estoppel certificates shall be in the form attached hereto as Exhibit C and shall establish, inter alia, that said tenants are in possession of the portion of the Property demised by such Lease(s) and paying rent.

     (r) Leases and Rent Rolls. Lender shall have received certified copies of all Leases, each of which shall be satisfactory to Lender. Lender shall have received a current certified rent roll of each Individual Property (i) listing each and every Lease with respect to such Individual Property, by the names of all tenants and square footage or other identification of space leased, (ii) listing the monthly rental and all other charges payable under each Lease and the date to which such rental and other charges have been paid, (iii) listing the term of each Lease, the date of occupancy and the date of expiration, (iv) setting forth any rent arrears and amounts taken in settlement of outstanding arrears, (v) listing any collections of rent for more than one (1) month in advance, (vi) describing any material special provision, concession or inducement granted to the tenant under each Lease and (vii) setting forth such other information as is reasonably requested by Lender. Each such rent roll shall be in the form attached hereto as Exhibit D.

          (s) Subordination and Attornment. Lender shall have received subordination, non-disturbance and attornment agreements in the form attached hereto as Exhibit E from the tenants occupying, in the aggregate, not less than seventy-five percent (75%) of the gross leasable area of each Individual Property.

          (t) Tax Lot. Lender shall have received evidence that each Individual Property constitutes a separate tax lot, which evidence shall be reasonably satisfactory in form and substance to Lender.

          (u) Management Agreement. Lender shall have received either (i) a certified copy of the Management Agreement with respect to each Individual Property satisfactory in form and substance to Lender together with an Assignment of Management Agreement with respect to such Management Agreement for such Individual Property or (ii) an amendment to an existing Management Agreement adding the applicable Individual Properties thereto.

          (v) Approved Appraisal. Lender shall have received an Approved Appraisal covering each Individual Property which is the subject of the Initial Advance which Approved Appraisal shall be satisfactory in all respects to Lender.

          (w) Satisfactory Underwriting. The results of Lender's underwriting and due diligence review of the Individual Property, based on Lender's reasonable, good faith evaluation of all of the materials and information submitted by Borrower and otherwise obtained by Lender with respect to such Individual Property, shall be satisfactory to Lender and which shall establish to Lender's satisfaction that the Debt Service Coverage Ratio for each applicable Individual Property is not less than 1.10:1 and that the LTV Ratio shall not exceed 90%.

          (x) Additional Documentation. Lender shall have received any other due diligence items customarily requested by Lender in connection with the origination of mortgage loans comparable to the Loan.

          (y)  Loan Fee and Transaction Costs. Borrower shall have paid Lender
(i) the Structuring Advisory Fee and (ii) the Facility Fee relative to the Initial Advance. Borrower also shall have paid or reimbursed Lender for all costs and expenses in connection with the origination of the Loan and the Initial Advance, including, without limitation, the Lender's Counsel Fees, the costs of all appraisals and engineering and environmental reports, any fees and expenses due to Situs Capital Service or other consulting professional providing due diligence or similar services to Lender, all title insurance premiums, all survey charges, any mortgage, documentary stamp and intangible taxes, all recording charges, any brokerage fees and commissions, any auditor's fees, any initial fees and expenses of Servicer and any initial fees and expenses for the establishment of any escrow or reserve account established pursuant to the Loan Documents.

          (z) Material Adverse Change. As of the Closing Date of the Initial Advance, the income and expenses of each Individual Property which is the subject of the Initial Advance, the financial statements of Borrower, the occupancy rate, Leases and rent roll with respect to each Individual Property which is the subject of the Initial Advance and all other features of the transactions shall be as represented to Lender and all documents and communications delivered to Lender in order to induce Lender to make the Initial Advance shall be without material adverse change and Lender shall have received an Officers' Certificate as to the foregoing. No portion of any Individual Property which is the subject of the initial Advance shall have been damaged prior to the Closing Date of the Initial Advance and not repaired to Lender's reasonable satisfaction unless a reserve or other provision for repair of such damage satisfactory to Lender has been established or made. No portion of any Individual Property which is the subject of the Initial Advance shall have been taken in condemnation or other similar proceeding. No condemnation or other similar proceeding shall be pending that may materially and adversely affect any Individual Property which is the subject of the Initial Advance or for which reserves or other provisions for restoration of the affected Individual Property reasonably satisfactory to Lender in its sole discretion have not been established. No structural change in the physical condition of any portion of any Individual Property which is the subject of the Initial Advance shall have occurred since the date of the related Engineering Report delivered to Lender. None of Borrower, Borrower's SPE Entity or other Person directly or indirectly in control of, or controlled by, Borrower or tenants under any Leases deemed by Lender to be material to the security for the loan or guarantors of any such Leases deemed by Lender to be material to the security for the loan or guarantors of any such Leases shall be the subject of any bankruptcy, reorganization or insolvency proceeding. No Individual Borrower or general or limited partner or member of any Individual Borrower shall be in default under any loan or financing provided to such Individual Borrower, general or limited partner or member, other than defaults under equipment lease financings or resulting from the failure to pay trade payables, which financings or trade payables are being disputed in good faith. No ACM or other Hazardous Substances shall have been discovered at any individual Property other than as disclosed in the related Phase I Environmental Report delivered to Lender and, if applicable, Phase II Environmental Report delivered to Lender, unless provisions for the remediation of such ACM or other Hazardous Substances satisfactory to Lender in its reasonable discretion have been made.

     SECTION 3.2 CONDITIONS PRECEDENT TO SUBSEQUENT ADVANCES INVOLVING ADDITIONAL PROPERTIES.

     The obligation of Lender to may any Subsequent Advance hereunder in connection with which any Additional Property is to be added as security for the Loan is subject to the fulfillment by the application Individual Borrower or waiver by Lender of the following conditions precedent no later than the Subsequent Advance Closing Date with respect to such Subsequent Advance and the funding of such Subsequent Advance shall be conclusive evidence of the fulfillment of each of the following conditions as to such Additional Property which is the subject or the Subsequent Advance, except as expressly stated to survive in a separate agreement between an applicable Individual Borrower and Lender executed and delivered contemporaneously therewith:

     (a) Subsequent Advance Request. Lender shall have received a Subsequent Advance Request in accordance with Section 2.1.4(b).

          (b) Representations and Warranties; Defaults. The representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the related Subsequent Advance Closing Date with respect to any Individual Borrower or Additional Borrower (as the case may be) requesting a Subsequent Advance and assuming the Loan and the Loan Documents in connection with such Subsequent Advance and each Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance, no Default or Event of Default shall have occurred and be continuing and such Individual Borrower or such Additional Borrower (as the case may be), shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each Loan Document on such Individual Borrower's or such Additional Borrower part to be observed or performed. Lender shall have received an Officer's Certificate confirming the foregoing.

          (c)  Assumption and Modification of Existing Loan Documents.

               (i) If an Additional Borrower is to acquire title to any Additional Property to be added as security for the Loan in connection with such Subsequent Advance, (A) such Additional Borrower shall have executed, acknowledged and delivered to Lender an assumption agreement in the form attached hereto as Exhibit T, pursuant to which, among other things, such Additional Borrower shall assume, jointly and severally, the Loan and all obligations of Borrower pursuant to the Note, this Agreement and the other Loan Documents, and (B) such Additional Borrower and each Individual Borrower shall execute and deliver to Lender the Contribution Agreement or an amendment to the Contribution Agreement adding such Additional Borrower as a party thereto, as applicable, which Contribution Agreement or amendment shall be the form attached hereto as Exhibit F.

               (ii) Each Individual Borrower shall have executed, acknowledged and delivered to Lender any modification or amendment to any existing Mortgage or Assignment of Leases or any notice of such Subsequent Advance that Lender reasonably determines is necessary or advisable to ensure that such Mortgage or Assignment of Lease secures such Subsequent Advance and evidence that counterparts of such modification, amendment or notice have been delivered to the title company for recording and any other modification, amendment or supplement to this Agreement or the other Loan Documents that Lender may require in connection with such Subsequent Advance and the related addition of any Additional Property as security for the Loan (including the modification of any Exhibit to this Agreement to reflect information specific to such Property), which modification, amendment or supplement does not modify or amend any material term of any Loan Document in a manner that has a material adverse effect on Borrower unless such modification, amendment or supplement is required due to the failure of any Individual Borrower, such Additional Borrower, any Individual Property or any such Additional Property to fulfill the conditions set forth in this Section 3.2.

          (d) Delivery of Mortgage, UC Financing Statements, etc. An Individual Borrower or an Additional Borrower shall have acquired title to any Additional Property to be added as security for the Loan in connection with such Subsequent Advance and such Individual Borrower or Additional Borrower shall have executed, acknowledged and delivered to Lender (i) a Mortgage, an Assignment of Leases and one or more UCC-1 Financing Statements with respect to each such Additional Property and evidence that counterparts of such Mortgage, Assignment of Leases and UCC-1 Financing Statements have been delivered to the title company for recording or filing, as applicable, so as to effectively create upon such recording valid and enforceable Liens upon such Additional Property, of the requisite priority, in favor of Lender (or such other trustee as may be desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents; and (ii) an Environmental Indemnification Agreement with respect to each such Additional Property.

     (e) Title Insurance. Lender shall have received (i) any "tie-in" or similar endorsement to each such Title Insurance Policy available with respect to any Title Insurance Policy insuring the Lien of any Mortgage encumbering an Additional Property delivered to Lender in connection with such Subsequent Advance and (ii) a Title Insurance Policy (or a marked, signed and redated commitment to issue such Title Insurance Policy) insuring the Lien of any Mortgage encumbering an Additional Property delivered to Lender in connection with such Subsequent Advance, issued by Lawyers Title Insurance Company or Commonwealth Land Title Insurance Company and dated as of the Subsequent Advance Closing Date, with reinsurance and direct access agreements reasonably acceptable to Lender, which reinsurance agreements shall not include any exception for creditors' rights if such exception may be omitted by the issuer of such reinsurance agreements. Such Title Insurance Policies shall (1) provide coverage in an amount equal to the amount of the Allocated Loan Amount of the related Additional Property if the "tie-in" or similar endorsement described above is available, or, if such "tie-in" or similar endorsement is not available, in an amount equal to one hundred twenty-five percent (125%) of the Allocated Loan Amount of the applicable Additional Property, (2) insure Lender that the relevant Mortgage creates a valid lien on such applicable Additional Property encumbered thereby of the requisite priority, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (3) contain such legally available endorsements described on Exhibit R and such affirmative coverages as Lender may reasonably request, and
(4) name Lender, its successors and assigns, as the insured. Lender also shall have received evidence that all premiums in respect of such endorsements, modifications and Title Insurance Policies have been paid or will be paid simultaneously with the closing of such Subsequent Advance.

     (f) Survey. Lender shall have received a current title survey for each Additional Property to be encumbered by a Mortgage in connection with such Subsequent Advance, certified to the title company and Lender and their successors and assigns, in form and substance as set forth on Exhibit S.

     (g) Insurance. Lender shall have received valid binders and certificates of insurance for the policies of insurance required under the applicable Mortgage encumbering each Individual Property to be encumbered by a Mortgage in connection with such Subsequent Advance, all reasonably satisfactory to Lender in its sole discretion, and evidence of the payment of all Insurance Premiums payable for the existing policy period. Borrower shall deliver to Lender copies of such policies of insurance no later than fifteen
(15) days after the Subsequent Advance Closing Date with respect to such Subsequent Advance, which policies shall be reasonably satisfactory to Lender in its sole discretion.

     (h) Environmental Reports. Lender shall have received a Phase I Environmental Report in respect of each Additional Property to be encumbered by a Mortgage in connection with such Subsequent Advance, which Phase I Environmental Report shall include, among other things, the results of testing for the presence of ACM and other Hazardous Substances in each case reasonably satisfactory to Lender. Lender shall have received a Phase II Environmental Report and the results of other environmental investigations in respect of each Additional Property to be encumbered by a Mortgage in connection with such Subsequent Advance if such Phase II Environmental Report or other environmental investigation is recommended in the Phase I Environmental Report, each such Phase II Environmental Report or such results of other environmental investigations to be reasonably satisfactory to Lender.

     (i) Zoning: Compliance with Laws. Evidence, in form and substance reasonably satisfactory to Lender, confirming that each Additional Property to be encumbered by a Mortgage in connection with such Subsequent Advance and the use thereof is in substantial compliance with such applicable Legal Requirements for its intended purpose. Such evidence shall be based upon title to each such Additional Property held by the related Individual Borrower or Additional Borrower and shall not depend upon easements or other similar interests unless disclosed in writing to Lender and approved by Lender.

     (j) Encumbrances. The applicable Individual Borrower or Additional Borrower shall have taken or caused to be taken such actions in such a manner so that lender has a valid and perfected Lien of the requisite priority as of the Subsequent Advance Closing Date with respect to each Mortgage encumbering an Additional Property to be delivered in connection with such Subsequent Advance, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents.

     (k) Related Documents. Each additional document not specifically referenced in this Section 3.2, but reasonably relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and reasonably approved certified copies thereof.

     (l) Organizational Documents. (i) Each Individual Borrower submitting a Subsequent Advance Request shall deliver or cause to be delivered to Lender updates or confirmations as to continued effectiveness without modification, certified by such Individual Borrower or the appropriate filing office (as to such documentation required by law to be filed), of all organizational documentation applicable to such Individual Borrower and its SPE Entity, as applicable, and/or the formation, existence, good standing and/or qualification to do business of such Persons delivered to Lender in connection with the Initial Advance or any prior Subsequent Advance and (ii) if an Additional Borrower is to acquire title to any Additional Property to be added as security for the Loan in connection with such Subsequent

Advance, such Additional Borrower shall deliver or cause to be delivered to Lender copies certified by such Additional Borrower or the appropriate public filing office, (as to such documentation required by law to be filed), of all organizational documentation related to such Additional Borrower and its SPE Entity, as applicable, and/or the formation, existence, good standing and/or qualification to do business of such Persons, as Lender may request in its reasonable discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the assumption of the Loan and the other transaction contemplated by this Agreement and incumbency certificates, all in form and substance reasonably satisfactory to Lender in its sole discretion.

     (m) Opinions of Additional Borrower's Counsel. Lender shall have received opinions of Borrower's counsel, which counsel shall be reasonably acceptable to Lender, with respect to due execution, authority and enforceability of any of the documents described in clauses (c) and (d) above all such opinion in form, scope and substance customary for rated transactions and satisfactory to Lender in its reasonable discretion.

     (n) Property Budgets. Borrower shall have delivered, and Lender shall have approved, the Property Budget for the applicable Individual Property.

     (o) Basic Carrying Costs. Subject to any provision of the Mortgage intended to encumber an Additional Property which allows an Individual Borrower the conditional right to contest all or any portion of the Basic Carrying Costs of an Individual Property and provided that the Additional Borrower complies with same, Additional Borrower shall have paid all Basic Carrying Costs relating to each Additional Property to be encumbered by a Mortgage in connection with such Subsequent Advance which are delinquent.

     (p) Escrows. Additional Borrower shall make such additional deposits to the Tax and Insurance Escrow Fund, the Replacement Reserve Fund, as required pursuant to the terms and provisions of the Agreement with respect to each Additional Property to be encumbered by a Mortgage in connection with such Subsequent Advance.

     (q) Organizational Proceedings. All organizational proceedings or actions taken or required to be taken in connection with any action of Borrower, Guarantor or the SPE Entity of either of them hereunder shall have occurred and evidence thereof incidental to any action of Borrower, Guarantor or the SPE Entity of either of them hereunder shall have occurred and evidence thereof reasonably satisfactory in form and substance to Lender shall be delivered to Lender.

     (r) Payments. All payments, deposits or escrows required to be made or established by Additional Borrower under this Agreement, the Note and the other Loan Documents on or before the Subsequent Advance Closing Date with respect to such Subsequent Advance shall have been paid or shall be paid simultaneously with the closing of such Subsequent Advance.

     (s) Engineering Reports. Lender shall have received a Engineering Report with respect to each Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance, which report shall include, among other things, an analysis of Replacement Reserve Fund requirements with respect to such Additional Property.

          (t) Financial and Operating Statements. Lender shall have received operating statements for each Additional Property, verified by a certified public accounting firm acceptable to Lender, for each such Additional Property for Fiscal Years designated by Lender and a current trailing twelve (12) month operating statement for each such Additional Property or in the event that such operating statements do not exist, Borrower shall provide any relevant historical data in Borrower's possession together with pro forma operating statements.

          (u) Utility Services and Parking. Lender shall have received evidence reasonably satisfactory to Lender that each Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance is served by or has access to public utilities and contains parking necessary for the use and enjoyment of such Additional Property.

          (v) Credit Reports and Searches. Lender shall have received such credit reports, references, UCC and judgment searches and other information with respect to and any Additional Borrower assuming the Loan and the Loan Documents in connection with such Subsequent Advance and their respective SPE Entity, as Lender may request, all of which shall be reasonably satisfactory to Lender.

          (w) Equipment Leases. Lender shall have received copies of all material equipment leases and material leases of personal property in effect as of the Closing Date with respect to each Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance, each of which shall be certified by Borrower and satisfactory to Lender.

          (x) Underlying Asset Documentation. Lender shall have received a copy of the purchase and sale agreement pursuant to which each Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance was or will be conveyed to an Individual Borrower or an Additional Borrowers, as applicable, each of which shall be reasonably satisfactory in form and substance to Lender in its sole discretion.

          (y) Estoppel Certificates. Borrower shall have delivered to Lender an estoppel certificate executed by the tenant(s) under the Leases of space at each Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance demising, in the aggregate, seventy-five percent (75%) of the occupied rentable square footage of each such Additional Property. Borrower shall be deemed to have delivered estoppel certificates with respect to U.S. Government tenants that provided a letter substantially in the form attached hereto as Exhibit C - Government is delivered to Lender.

          (z) Leases and Rent Rolls. Lender shall have received certified copies of all Leases of space at each Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance, each of which shall be satisfactory to Lender. Lender shall have received a current certified rent roll of each Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance (i) listing each and every Lease with respect to such Additional Property by the names of all tenants and square footage or other identification of space leased, (ii) listing the monthly rental and all other charges payable under each Lease and the date to which such rental and other charges have been paid, (iii) listing the term of each Lease, the date of occupancy and the date of expiration, (iv) setting forth any rent arrears and amounts taken in settlement of outstanding arrears, (v) listing any collections of rent for more than one (1) month in advance, (vi) describing any material special provision, concession or inducement granted to the tenant under each Lease and (vii) setting forth such other information as is reasonably requested by Lender. Each such rent roll shall be satisfactory in the form attached hereto as Exhibit D.

          (aa) Subordination and Attornment. Lender shall have received subordination, non-disturbance and attornment agreements in the form attached hereto as Exhibit E from the tenants occupying, in the aggregate, not less than seventy-five percent (75%) of the gross leasable area of such Individual Property.

          (bb) Satisfactory Underwriting. The results of Lender's underwriting and due diligence review of the Individual Property, based on Lender's reasonable, good faith evaluation of all of the materials and information submitted by borrower and otherwise obtained by Lender with respect to such Individual Property, shall be satisfactory to Lender and which shall establish to Lender's satisfaction that the Debt Service Coverage Ratio for each applicable Individual Property is not less than 1.10:1 and that the LTV Ratio shall not exceed 90%.

          (cc) Tax Lot. Lender shall have received evidence that each Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance constitutes a separate tax lot, which evidence shall be reasonably satisfactory in form and substance to Lender.

          (dd) Management Agreement. Lender shall have received either (i) a certified copy of the Management Agreement with respect to each Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance satisfactory in form and substance to Lender together with an Assignment of Management Agreement with respect to each Management Agreement for such Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance or (ii) an amendment to an existing Management Agreement adding the applicable Additional Property thereto.

          (ee) Approved Appraisal. Lender shall have received an Approved Appraisal covering each Additional Property which is the subject of the Subsequent Advance which Approved Appraisal shall be satisfactory to Lender in all respects.

          (ff) Additional Documentation. Lender shall have received any additional other due diligence items customarily requested by Lender in connection with the origination of mortgage loans comparable to the Loan in connection with such Subsequent Advance.

          (gg) Loan Fee and Transaction Costs. Borrower shall have paid Lender the Facility Fee relative to such Subsequent Advance. Borrower shall have paid or reimbursed

Lender for all reasonable and customary costs and expenses in connection with such Subsequent Advance, including, without limitation, the Lender's Counsel Fees, the costs of all appraisals and Engineering and Environmental Reports, any fees and expenses due to Situs Capital Service or other consulting professional providing due diligence or similar services to Lender, all title insurance premiums, all survey charges, any mortgage, documentary stamp and intangible taxes, all recording charges, any brokerage fees and commissions and any auditor's fees.

     (hh) MATERIAL ADVERSE CHANGE. The income and expenses of each Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance, the financial statements of any Individual Borrower and any Additional Borrower assuming the Loan and the Loan Documents in connection with such Subsequent Advance, the occupancy rate, Leases and rent roll with respect to each such Additional Property and all other features of the Loan and such Subsequent Advance shall be as represented to Lender and all documents and communications delivered to Lender in order to induce Lender to make such Subsequent Advance shall be without material adverse change and Lender shall have received an Officer's Certificate as to the foregoing. No portion of any Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance shall have been damaged and not repaired to Lender's satisfaction unless a reserve or other provision for repair of such damage satisfactory to Lender has been established or made. No portion of any Individual Property to be encumbered with a Mortgage in connection with such Subsequent Advance shall have been taken in condemnation or other similar proceeding. No condemnation or other similar proceeding shall be pending that may materially and adversely affect any Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance or for which reserves or other provisions for restoration of the affected Additional Property satisfactory to Lender in its sole discretion have not been established. No structural change in the physical condition of any portion of any Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance shall have occurred since the date of the related structural engineering report delivered to Lender other than alterations to an Additional Property approved by Lender. No Additional Borrower assuming the Loan and the Loan Documents in connection with such Subsequent Advance, general partners or managing members of any such Additional Borrower or other Person directly or indirectly in control of, or controlled by, any such Additional Borrower, or tenants under any Leases deemed by Lender to be material to the security for such Subsequent Advance or guarantors of any such Leases shall be the subject of any bankruptcy, reorganization or insolvency proceedings. No Individual Borrower or Additional Borrower assuming the Loan and the Loan Documents in connection with such Subsequent Advance or general partner or managing member of any such Additional Borrower shall be in default under any loan or financing provided to such Additional Borrower, general partner or managing member, other than defaults under equipment lease financings or resulting from the failure to pay trade payables, which financings or trade payables are being disputed in good faith and do not exceed the Maximum Debt Limit in the aggregate. No asbestos or other hazardous substances shall have been discovered at any Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance other than as disclosed in the related Phase I environmental report delivered to Lender and, if applicable, Phase II environmental report delivered to Lender, unless provisions for the remediation of such asbestos or other hazardous substances satisfactory to Lender in its sole discretion have been made.

          SECTION 3.3 CONDITIONS PRECEDENT TO ADVANCES WHICH ARE MEZZANINE LOANS. Notwithstanding anything to the contrary hereinbefore contained, the obligation of Lender to advance any portion of the Loan as a Mezzanine Loan shall be subject to satisfaction of the Conditions Precedent set forth in
Article 4 of the Mezzanine Loan Agreement and to the terms and conditions of
Section 3.1(a), (b), (e), (f), (i), (j), (n), (x) and (y).

          IV.  REPRESENTATIONS AND WARRANTIES

          Borrower represents and warrants to Lender:

          SECTION 4.1  ORGANIZATION, ENFORCEABILITY, ETC.

          4.1.1 Each Individual Borrower is a duly formed limited liability company or other entity described on Exhibit A under the laws of the State set forth opposite its name on Exhibit A validly existing and in good standing under the laws of the State set forth opposite its name on Exhibit A. Each Individual Borrower has full power and authority to execute and deliver to Lender this Agreement and all other Loan Documents to which it is a party and to own and operate its respective Individual Property and perform the obligations and carry out the duties imposed upon Borrower by this Agreement and the other Loan Documents. All Loan Documents to be executed by each Individual Borrower upon such execution, shall have been duly authorized, approved, executed and delivered by all necessary parties and shall constitute the legal, valid and binding obligations of each Individual Borrower, enforceable against Borrower in accordance with their respective terms. Each Individual Borrower is authorized to do business in the State where it is organized and where its Individual Property is located.

          4.1.2 Each SPE Entity is a duly formed corporation under the laws of the State set forth opposite its name on Exhibit A, validly existing and in good standing under the laws of the State set forth opposite its name on Exhibit A, and has full power and authority to execute and deliver to Lender all Loan Documents to which it is a party. All Loan Documents executed by the SPE Entity have been duly authorized, approved, executed and delivered by all necessary parties and constitute the legal, valid and binding obligations of the SPE Entity, enforceable against the SPE Entity in accordance with their respective terms. SPE Entity is authorized to do business in each State set forth opposite its name on Exhibit A and all other jurisdictions required by law.

          SECTION 4.2 NO STRUCTURAL DEFECTS. To the best knowledge of each Individual Borrower, there are no structural defects in the Improvements existing on the Individual Property owned by it or material defects to the building systems thereof except as shown in the Engineer's Report for such Individual Property.

          SECTION 4.3 FINANCIAL STATEMENTS. To the best knowledge of Borrower, all financial statements of Borrower, Guarantor and SPE Entity heretofore or hereafter delivered to Lender in connection with the Loan are or, upon such delivery, will be, true and correct in all material respects and fairly present the financial condition of the subjects thereof as of the respective dates thereof and that no material adverse change have occurred in the financial condition reflected therein or the operations or business of such Persons since the respective dates of such financial statements.

     SECTION 4.4 LITIGATION. Except as set forth on Exhibit J attached hereto, there are no actions, suits, proceedings, arbitrations, tenant disputes, labor disputes or governmental investigations pending, or, to the best knowledge or Borrower, threatened in writing against or affecting Borrower, or, to the best knowledge of Borrower, any Individual Property and there is no litigation (a) which, if successful, could have a Material Adverse Effect on Borrower, any other Significant Party or any Individual Property, or any such Person's ability to perform its obligations pursuant to and as contemplated by this Agreement and the other Loan Documents, (b) which, if successful, might affect the validity or enforceability of any of the Loan Documents or the priority of the Liens thereof, or (c) which, if successful, could adversely affect the use of, operations at or capital improvements being made at any Individual Property. Neither Borrower, nor the SPE Entity, nor any other Significant Party are operating under or subject to any order, writ, injunction, decree or demand of any court or any Governmental Authority. Other than as set forth on Exhibit J, no actions, suits, proceedings or arbitrations are pending or, to the best knowledge of Borrower, threatened against Borrower, SPE Entity or any other Significant Party which involve claims, damages or sums of money not covered (including all applicable deductibles) by insurance.

     SECTION 4.5 NO CONFLICT WITH LAW OR AGREEMENTS. The execution and delivery of this Agreement and the other Loan Documents, and the performance and consummation of the transaction contemplated hereby and thereby, on the part of Borrower and all other Significant Parties (as applicable) and fulfillment of the terms of the Loan Documents by Borrower and the other Significant Parties (as applicable) (i) do not and will not conflict with, violate, or constitute a default (or a condition or event which, after notice or lapse of time or both, would constitute such a default) under any provision of any Organizational Document or contractual obligation of Borrower or any Significant Party or any Requirement or any court decree or order, and (ii) will not result in or require the creation or imposition of any lien or encumbrance on or conveyance of any Individual Property pursuant to any contractual obligation and (iii) do not require the consent or approval of any Governmental Authority or other person or entity except for consents and approval already obtained.

     SECTION 4.6 PERSONAL PROPERTY. To the best of the Borrower's knowledge, all equipment and other personal property necessary for (or otherwise actually used in connection with) the proper and efficient operation and maintenance of each Individual Property, the actual and contemplated uses of each Individual Property, and Borrower's compliance with its obligations under the Leases are owned by Borrower and constitute part of such Individual Property subject to the Mortgage and located thereat, other than any such equipment which is leased by Borrower or is owned by a utility company or any such equipment and personal property which is owned by tenants of such Individual Property and utilized solely by such tenant.

          SECTION 4.7 EASEMENTS. To the best of the Borrower's knowledge, all easements, cross easements, licenses, air rights, and rights-of-way or other similar property interests (collectively, "EASEMENTS"), if any, necessary for the full utilization of the Improvements for their intended purposes have been obtained, and are described in the Title Policy, and are in full force and effect without default thereunder. Each Individual Property has direct rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Individual Property for its intended uses. All public utilities necessary to the full use and enjoyment of such Individual Property are located wither in the public right of way abutting such Individual Property (which are connected so as to serve such Individual Property without passing over other property) or in recorded easements serving such Individual Property and described in the Title Policy. All roads necessary for the use of such Individual Property for its current purposes have been completed and are available for public use.

          SECTION 4.8    NO FLOOD HAZARD, ETC.    Except as set forth in the
Survey for an Individual Property, no Individual Property is situated in a flood hazard area as defined by the Federal Insurance Administration. To the best knowledge of Borrower, no portion of any Individual Property is located on or adjacent to navigable waters and no portion of any Individual Property consists of filled-in land.

          SECTION 4.9    NO DEFAULT.    To the best of the Borrower's
knowledge, there is no default on the part of Borrower, under this Agreement, the Note, the Mortgage, or any other Loan Document.

          SECTION 4.10   NO OFFSETS.    To the best of the Borrower's knowledge,
Borrower has no counterclaims, offsets or defenses with respect to the Loan, the Note or any other Loan Document.

          SECTION 4.11 VALID LIENS. Subject to the Permitted Encumbrances, each Mortgage is a good and valid first mortgage lien on each of the Properties and first security interest in the personal property described in the Mortgage.

          SECTION 4.12   COMPLIANCE WITH ZONING, ETC.

          4.12.1 To the best of the Borrower's knowledge, except as may be disclosed by the Engineer's Report or in the violations searches received from the Title Insurer in connection with the Title Policy (the "DISCLOSED VIOLATIONS"), the Properties comply in all material respects with all applicable Legal Requirements. To the best knowledge of Borrower, any zoning or subdivision approval is based on no real property, or rights appurtenant thereto, other than the Properties. The Properties as improved and used are not in material violation of any recorded and, to the best knowledge of Borrower, unrecorded covenants, conditions or restrictions of any kind or nature affecting all or any part of the Properties or any interest therein. To the best knowledge of Borrower, the Improvements can be fully rebuilt in the event of casualty or destruction thereof under the Permits applicable to the Properties, subject, however, to non-discretionary requirements of any Governmental Authority. No amendment or change in any such material Permit and no amendment or change in zoning or any other land use control has been sought or obtained by Borrower or any Affiliate or Borrower or will be sought or obtained by Borrower or any Affiliate of Borrower with respect to any of the Properties or the Improvements, except as specifically approved in writing by Lender.

         4.12.2 To the best knowledge of Borrower, except as may be disclosed by the Engineer's Report or in the violations searches received from the Title Insurer in connection with the Title Policy, all Permits required by any Governmental Authority for the operation of the Improvements and the actual and contemplated uses thereof or otherwise required to be in compliance with any Environmental Laws have been obtained. The copy of the certificate of occupancy for any of the Properties delivered to the Lender is a true and correct copy of the permanent certificate of occupancy for the Properties, remains in full force and effect and is not subject to any conditions or limitations other than those of general applicability to all certificates of occupancy for similar properties in the applicable jurisdiction.

         4.12.3 Borrower has heretofore delivered to Lender true, correct and complete copies of each material Permit.

         4.12.4 There are no pending or, to the best knowledge of Borrower, threatened actions, suits or proceedings to revoke, attack, invalidate, rescind or modify the zoning of any Individual Property, or any material Permits issued with respect to any Individual Property or any part thereof, or asserting that such Permits or the zoning of any Individual Property do not permit the use of any Individual Property as contemplated by the Loan Documents.

         SECTION 4.13 NO CONDEMNATION. Borrower has not received any notice of, and to the best of Borrower's knowledge there does not exist, any actual, proposed or threatened exercise of the power of eminent domain or other taking by any governmental or quasi-governmental body or agency of all or any portion of any Individual Property or any interest therein or any right of access thereto.

         SECTION 4.14 NO CASUALTY. To the best of the Borrower's knowledge, the Improvements have suffered no material casualty or damage which has not been substantially repaired.

         SECTION 4.15 PURCHASE OPTIONS. To the best of the Borrower's knowledge, no Individual Property or part thereof is subject to any purchase or other similar rights in favor of third parties.

         SECTION 4.16 NO ENCROACHMENTS. To the best of the Borrower's knowledge, there are no material encroachments on the Land and the Improvements do not encroach upon any Easement, other interest in real property, any adjoining land or adjoining street, except as set forth in the Survey.

     SECTION 4.17 NO INSOLVENCY. To the best of the Borrower's knowledge, neither Borrower nor any SPE Entity is Insolvent or will be rendered Insolvent by execution of this Agreement, the Note, or any other Loan Documents or consummation of the transactions contemplated thereby.

     SECTION 4.18 FRAUDULENT CONVEYANCE. Borrower (a) has not entered into the transactions contemplated by this agreement or any other Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under the Note, this Agreement and the other Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair salable value of Borrower's assets exceeds, and will immediately following the execution and delivery of the Loan Documents and the advance of the proceeds thereof, exceed, Borrower's total probable liabilities, including, without limitation, the maximum amount of its subordinated, unliquidated, disputed or contingent liabilities. Borrower's assets do not, and immediately following the execution and delivery of the Loan Documents and the advance of the proceeds thereof, will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts and liabilities as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

     SECTION 4.19 BROKER. No broker or consultant other than Cooper Horowitz, Inc. has been retained by Borrower or any Affiliate of Borrower in connection with the Loan or the Loan Documents. Borrower will pay any and all fees due to Cooper Horowitz, Inc. in connection with the Loan and will indemnify, defend and hold the Indemnified Parties harmless from and against all loss, cost, liability and expense arising from the claims of all brokers and consultants (including Cooper Horowitz, Inc.) relating to the Loan and/or any Individual Property with whom Borrower, any Affiliate of Borrower or any employee or agent of Borrower has dealt, including, without limitation, sales, mortgage or leasing brokers or consultants.

     SECTION 4.20 ENVIRONMENTAL. Except as may be actually disclosed in the Environmental Report, (i) no Hazardous Substances are now or have ever been located, produced, used, stored, treated, transported, incorporated, discharged, emitted, released, deposited, or disposed of in, upon, under, over or from any Individual Property in a manner that may give rise to any actual or potential liability to pay response costs or other damages, losses or expenses or otherwise violate any Environmental Laws; (ii) no Hazardous Substances are currently located, stored or used at any Individual Property, except with respect to such Hazardous Substances which are (x) customarily located, stored or used in properties similar to the Properties or (y) unique and necessary to a tenant's business located in the Properties, provided that such Hazardous Substances described in (x) or (y) are at all times stored, located and used in compliance with all Environmental Laws; (iii) no Hazardous Substances have been discharged, released or emitted, upon or from any Individual Property into the environment and no threat exists of a discharge, release or emission of a Hazardous Substance upon or from any Individual Property into the environment, which discharge, release or emission, in either case, would subject the owner of such Individual Property to any damages, penalties or liabilities under any applicable Environmental Laws; (iv) no Property has ever been used as or for a mine, a landfill, a dump or other disposal facility or a gasoline service station; (v) no underground storage tank is now located on or in any Individual Property or if previously located therein has been removed therefrom in compliance with all applicable Environmental Laws and any clean-up of the surrounding soil in connection therewith has been completed; (vi) no asbestos, ACM, materials containing urea-formaldehyde, or transformers, capacitors, ballasts or other equipment that contain PCBs are located about any Individual Property; (vii) no Property has been used by borrower or any Affiliate or, to the best of Borrower's knowledge, after reasonable investigation, any other person or entity (including any prior owner of any Individual Property) as a permanent or temporary treatment, storage or disposal site for any Hazardous Substance; (viii) no violation of any Environmental Law now exists or has ever existed in, upon, under, over or from any Individual Property, no notice of any such violation or any alleged violation thereof has been issued or given by any governmental entity or agency, and there is not now nor has there ever been any investigation or report involving any Individual Property by any governmental entity or agency which in any way relates to Hazardous Substances; (ix) no Person has given any notice of or asserted any claim, cause of action, penalty, cost or demand for payment or compensation, whether or not involving any injury or threatened injury to human health, the environment or natural resources, resulting or allegedly resulting from any activity or event described in clauses (i)-(viii) above and to the knowledge of Borrower, no basis for such a claim exists; (x) there are not now, nor to Borrower's best knowledge have there ever been, any actions, suits, proceedings or damage settlements relating in any way to Hazardous Substances, in, upon, under, over or from amy Property; (xi) no oral or written notification of a Release (as such term is defined in 42 U.S.C. Section 9601(22)) of any Hazardous Substances has been filed by or on behalf of Borrower through authorized employees or agents and no Property is listed in the United States Environmental Protection Agency's List of Hazardous Waste Sites or any other list of Hazardous Substance sites maintained by any federal, state or local government agency; (xii) there are no environmental liens on any Property, and, to the best knowledge of Borrower, no governmental actions have been taken or are in process which could subject any Property to such liens; (xiii) Borrower has not transported or arranged for the transportation of any Hazardous Substances to any location which is listed or proposed for listing under CERCLA or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations; (xiv) no environmental or engineering investigations, studies, audits, tests, reviews or other analyses have been conducted by or are in the possession of Borrower or its Affiliates in relation to any Property other than the Environmental Report; Borrower has delivered a true, correct and complete copy of each of the Environmental Report to Lender; and (xv) to the best of Borrower's knowledge, the Environmental Report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make any statement contained therein or herein, in light of the circumstances under which such statements were made, not misleading. The representations by Borrower contained in this Section 4.20 as the same relate to tenants at the Properties shall be limited to Borrower's knowledge.

          SECTION 4.21 BORROWER ADDRESS. Borrower's principal place of business is at the address set forth opposite its name on Exhibit A, and shall not be changed during the term of the Loan without giving Lender at least thirty
(30) days' prior notice thereof. Borrower uses no trade name and has not and will not do any business under any name other than its actual name set forth herein.

          SECTION 4.22 STRUCTURE OF BORROWER. (a) The Persons set forth on Exhibit G annexed hereto are the sole partners or members of Borrower and have the legal and beneficial ownership interests in Borrower set forth therein, and
(b) the shareholders of the SPE Entity set forth on Exhibit G annexed hereto are the sole shareholders of the SPE Entity and have the legal and beneficial ownership interests in Borrower set forth therein. The ownership structure of Borrower and the SPE Entity for the term of the Loan shall remain the same as set forth in Exhibit G annexed hereto.

          SECTION 4.23  LEASES.

          4.23.1 Borrower has not entered into any Lease which continues in existence, and is not bound by any such Lease, other than the Approved Leases.

          4.23.2 Rent has not been collected under any of the Leases more than one (1) month in advance of the due date; except as disclosed on the Rent Roll annexed hereto as Exhibit D, the term has commenced and the tenant has commenced the full payment of rent under such Leases without the tenants thereunder being entitled to any abatement thereof; except as disclosed on the Rent Roll annexed hereto as Exhibit D, the landlord is not required to perform any tenant work or pay any work allowances under such Leases; all security and other escrow deposits made under such Leases are being and have been held in accordance with all Legal Requirements and the terms of such Leases; except as disclosed on the Rent Roll annexed hereto as Exhibit D, no tenant has any right of expansion, extension, cancellation or any other option pursuant to such Leases; and no tenant has any right of set off or reduction against rent.

          4.23.3 To the best of the borrower's knowledge, Borrower has delivered true, correct and complete copies of all of the Leases (including all amendments and supplements thereto) to Lender.

          4.23.4 To Borrower's knowledge, each of the Leases is in full force and effect and, there are no monetary or other material defaults by Borrower thereunder, and to the best of the borrower's knowledge, except as set forth on the Rent Roll annexed hereto as Exhibit D, there are no monetary or other material defaults by any tenant thereunder Neither Borrower, nor Manager or any other Person acting on Borrower's behalf has given or received any notice of default under any of the Leases that remains uncured or in dispute and Borrower is not intending to deliver such a notice of default within the thirty (30) days following the date hereof.

          4.23.5 Borrower has delivered to Lender true and correct copies of all guaranties of Leases and all such guaranties are in full force and effect and constitute the legal, valid and binding obligations of the parties thereto, enforceable against such parties in accordance with their respective terms.

     4.23.6 Attached hereto as Exhibit D is a Rent Roll for each Individual Property with is true, correct and complete in all material respects.

     4.23.7 Set forth on Exhibit D is a true, correct and complete list of all security deposits made by tenants at each Individual Property which have not been applied (including accrued interest thereon), all of which are held by Individual Borrower in accordance with the terms of the applicable Lease and applicable Legal Requirements.

     4.23.8 To the best of the Borrower's knowledge, each tenant under a Major Lease is free from bankruptcy or reorganization proceedings.

     4.23.9 No tenant under any Lease (or any sublease) is an Affiliate of Borrower, except as may be disclosed otherwise on Exhibit D annexed hereto.

     4.23.10 To the best of the Borrower's knowledge, there are no brokerage fees or commissions due and payable in connection with the leasing of space at any Individual Property, except as has been previously disclosed to Lender in writing, and no such fees or commissions will become due and payable in the future in connection with the Leases, including by reason of any extension of such Lease or expansion of the space leased thereunder, except as has previously been disclosed to Lender in writing.

     SECTION 4.24 PROPERTIES TAXED AS A SEPARATE TAX LOT. Each Individual Property is taxed as a separate and distinct tax lot[s], no part of any Individual Property shares a tax lot with any adjoining lands and for all purposes each Individual Property may be mortgaged, conveyed and otherwise dealt with as a single, independent parcel.

     SECTION 4.25 FISCAL YEAR. The Fiscal Year of Borrower commences on
January 1.

     SECTION 4.26 NO OTHER FINANCING. Borrower has not borrowed any funds except for the Loan which has not heretofore been repaid in full.

     SECTION 4.27 ERISA.

     4.27.1 The execution, delivery and performance of this Agreement, the Mortgage, and the other Loan Documents do not constitute a Prohibited Transaction, assuming solely for this purpose that Lender is a party in interest as defined in Section 3(14) of ERISA ("Party In Interest"), or a disqualified person as defined in Section 4975(e)(2) of the Internal Revenue Code ("Disqualified Person"), with respect to an employee benefit plan, if any, which has directly or indirectly invested in Borrower or in any Partner.

     4.27.2 Borrower has made and shall continue to make all required contributions to all employee benefit plans, if any, within the time periods required by the applicable provisions of ERISA and any other federal or state law and Borrower has no knowledge of any material liability which has been incurred by Borrower which remains unsatisfied for any taxes or penalties with respect to any employee benefit plan or any multi-employer plan, and each such plan has been administered in compliance with its terms and the applicable provisions of ERISA and any other federal or state law.

     SECTION 4.28 FIRPTA. Borrower is not a "foreign person" within the meaning of Sections 1445 or 7701 of the Internal Revenue Code.

     SECTION 4.29 PUHCA. Borrower is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" as defined in the Public Utility Holding Company Act of 1935, as amended.

     SECTION 4.30 INSURANCE. All Insurance Policies (as defined in the Mortgage) required to be obtained and maintained by each Individual Borrower pursuant to the Mortgage are in full force and effect, the premiums due thereon have been paid in full, Individual Borrower and each Property is in compliance with the provisions of such Insurance Policies and the provisions relating to Insurance Policies in the Mortgage and no notice of cancellation, termination or default has been received with respect to any such policy.

     SECTION 4.31 NO MARGIN STOCK. None of the proceeds of the Loan, will be used by any Individual Borrower for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation G, T, U or X issued by the Board of Governors of the Federal Reserve System, as at any time amended, and each Individual Borrower agrees to execute all instruments which may be necessary from time to time, if any, to comply with all the requirements of Regulation U of the Federal Reserve System, as at any time amended.

     SECTION 4.32 INVESTMENT COMPANY ACT. Each Individual Borrower is not (a) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or (b) subject to any other United States federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

     SECTION 4.33 TAXES. To the best knowledge of Borrower, each Individual Borrower has filed all Federal, state and local tax returns required to be filed prior to the date hereof and has paid all taxes, charges and assessments shown to be due from each Individual Borrower on such tax returns. All Taxes due and owing in respect of, and affecting, each Individual Property has been paid. There are no pending, or to Borrower's knowledge, proposed special or other assessments for public improvements or otherwise affecting any Individual Property.

     SECTION 4.34 FULL AND ACCURATE DISCLOSURE. No statement of fact made by Borrower in this Agreement, or in any of the other Loan Documents contains any untrue statement of a material fat or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to any

Individual Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can reasonably foresee, might adversely affect, any Individual Property or the business, operations or condition (financial or otherwise) of Borrower.

     SECTION 4.35 CONTRACTS. 4.35.1 Borrower has not entered into and is not bound by any Contract which continues in existence, except the Approved Contracts.

     4.35.2 To the best of the Borrower's knowledge, each of the Contracts is in full force and effect, there are no monetary or other material defaults by Borrower thereunder and, to the best knowledge of Borrower, there are no monetary or other material defaults thereunder by any other party thereto. Neither Borrower nor Manager nor any other Person acting on Borrower's behalf has given or received any written notice of an Event of Default under any of the Contracts that remain uncured or in dispute.

     4.35.3 Borrower has delivered true, correct and complete copies of the Contracts (including all amendments and supplements thereto) to Lender.

     4.35.4 No Contract has as a party an Affiliate of Borrower unless such Contract contains market rate terms and conditions including fees which are no less favorable than would be available to Borrower by a third party which is not an Affiliate of Borrower. All fees and other compensation for service previously performed under each Contract have been paid in full.

     SECTION 4.36 OTHER OBLIGATIONS AND LIABILITIES. Each Individual Borrower has no liabilities or other obligations that arose or accrued prior to the date hereof that, either individually or in the aggregate, could have a Material Adverse Effect on Borrower's ability to perform its obligations under this Agreement, or any of the other Loan Documents or any other obligations that Borrower may have in connection with the ownership and operation of the Properties as contemplated by the Loan Documents. Borrower has no known material contingent liabilities except as may be set forth on Exhibit U annexed hereto.

     SECTION 4.37 LOAN TO VALUE RATIO. To the best of the Borrower's knowledge, based on the substantial real estate expertise of Borrower's principals, Borrower's familiarity with the Properties and the Approved Appraisal (which Borrower believes to contain a reasonable assessment of the fair market value of the Properties), the maximum principal amount of the Loan does not exceed one hundred twenty-five percent (125%) of the fair market value of the Properties. For the purposes of this Section 4.37, the term "fair market value" shall not include (i) the amount of any indebtedness secured by a Lien affecting the Properties that is prior to, or on a parity with, the lien of the Mortgage, and
(ii) the value of any property that is not "real property" within the meaning of Treas. Reg Sections 1.860G-2 and 1.856-3(d).

     SECTION 4.38 MEZZANINE REPRESENTATIONS. Not withstanding the provisions of Sections 4.1 to 4.37, inclusive, with regard to any portion of the Loan advanced by Lender as a Mezzanine Loan, the "Representations and Warranties" contained in
Article 3 of the Mezzanine Loan Agreement shall be applicable to the Individual Borrower.

     V. AFFIRMATIVE COVENANTS.

     From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of all Mortgages encumbering the Properties (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, and except as modified by Section 5.21, Borrower hereby covenants and agrees with Lender that:

     SECTION 5.1 TRANSFERS. 5.1.1 Except as expressly permitted in this Section 5.1, Borrower will not, directly or indirectly, sell, assign, convey, pledge, hypothecate, encumber or otherwise transfer (each of the foregoing constituting a "TRANSFER") any Individual Property or any part thereof or all of the Properties, or any interest therein or suffer, consent to or permit the foregoing without, in each instance, the prior written consent of Lender. Borrower will not permit any owner of a legal or beneficial interest in Borrower (including, without limitation, any owner, (directly or indirectly) of a legal or beneficial ownership interest in the SPE Entity) to Transfer such interest, whether by transfer of stock, assignment of partnership interest or other transfer of legal or beneficial interest in Borrower, or otherwise permit any new or additional legal or beneficial ownership interests in Borrower, to be issued, including, without limitation, by admission of new partners or members, without, in each instance, the prior written consent of Lender. The foregoing provisions of this Section 5.1.1 shall not, however, apply to Transfers of ownership interests in Borrower or the SPE Entity by or on behalf of an individual owner thereof who is deceased or declared judicially incompetent, to such owner's heirs, legatees, devisees, executors, administrators, estate or personal representatives, but shall continue to apply as to any subsequent Transfer and shall not apply to transfers of interests in First Potomac Realty Investment Limited Partnership (FPRILP) provided that at no time as a result of any such Transfer shall any person other than Douglas Donatelli and/or Louis Donatelli control FPRILP.

     5.1.2 To the extent Lender elects to consent to any Transfer as to which its consent is required hereunder, Lender shall be entitled to condition its consent on such matters as Lender may elect, in its sole reasonable discretion, including, without limitation, execution of instruments of assignment and assumption with respect to the loan Documents and the collateral therefor, payment of reasonable consideration from transferee to transferor, delivery of Officer's Certificates and affidavits and indemnities, including an affidavit and indemnification regarding Internal Revenue Code Section 1445 and 7701, receipt by Lender of opinions regarding "non-consolidation" regarding the parties to the Transfer and their respective Affiliates and the assumptions of obligations hereunder, receipt of confirmations from the Rating Agencies that the then current rating for the Securities will not be withdrawn, qualified or downgraded as a result of the Transfer, the transferee under the Transfer satisfies the criteria set forth in Article IX of this Agreement and such other matters or documents as Lender may request. Within ten (10) days after closing of any Transfer, whether or not such Transfer required Lender's consent, if any Individual Property or any part thereof or if any interest therein or if any direct or indirect ownership interests in Borrower is transferred, Borrower will provide Lender with a copy of the deed or other instrument of Transfer to the transferee. Borrower will promptly after request therefor provide Lender with such other information and documentation with respect to such Transfer as Lender reasonably requests, including, without limitation, information as to ownership of such transferee.

         5.1.3 Upon the occurrence of any Transfer, the provisions of this
Section 5.1 shall continue to apply to the transferee as if it were the transferor hereunder and any consent by Lender permitting a transaction otherwise prohibited under this Section 5.1 or any right of Borrower or any other Person to Transfer without such consent, shall not constitute a consent to or waiver of any right, remedy or power of Lender to withhold its consent on a subsequent occasion to a transaction not otherwise permitted by the provisions of this Section 5.1. Notwithstanding the giving of any consent hereunder by Lender, Borrower shall not engage in any Prohibited Transaction.

         5.1.4 Notwithstanding the provisions of Section 5.1.1 above, Obsolete Collateral (as such term is defined in the Mortgage) may be sold or otherwise disposed of, provided, that either (x) such Obsolete Collateral has been or is contemporaneously being replaced by Collateral (as such term is defined in the Mortgage) of at least equal value and utility which is subject to the lien of the Mortgage with the same priority as with respect to the Obsolete Collateral or (y) such Obsolete Collateral may be removed without materially adversely affecting the maintenance, safety and operations at such Individual Property, and upon the sale of such Obsolete Collateral any net cash proceeds received from such disposition are deposited as ordinary Receipts in the Cash Collateral Account and applied as provided in the Cash Management Agreement.

         SECTION 5.2 LIENS. Subject to any right to contest set forth in any Loan Document, Borrower or any Individual Borrower shall not create, suffer or permit to exist any mortgage, pledge, lien, security interest (including, without limitation, a purchase money security interest), encumbrance, charge, attachment, levy, distraint or other judicial process (collectively, "LIENS") on, of or against, or otherwise affecting, all or any portion of the Properties (including, without limitation, fixtures and other personal property), or any other property of Borrower (whether tangible or intangible and now owned or hereafter acquired) in favor of any person or entity other than Lender, without the prior written consent of Lender, other than the Permitted Encumbrances.

         SECTION 5.3 INDEBTEDNESS. 5.3.1 Borrower shall not create, incur or assume any indebtedness for borrowed money or otherwise evidenced by a note or notes, whether secured or unsecured. Borrower shall not create, incur or assume any other indebtedness, if doing so would cause Borrower to be in violation of
Section 9.1(h) hereof, or any other provision of this Agreement or the other Loan Documents applicable thereto.

         5.3.2 Notwithstanding that any indebtedness incurred with respect to any Property is otherwise permitted hereunder, Borrower shall (subject to the terms of the next sentence) pay any portion of such indebtedness which becomes due and payable within sixty (60) days following the date on which each such amount is due and payable. Nothing contained in this Section 5.3 shall be deemed to require Borrower to pay any amount, so long as Borrower is in good faith, and by proper legal proceedings, diligently contesting the validity, amount or application thereof, provided that in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding (i) adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP (as determined by the Approved Accountant), (ii) such contest operates to suspend collection or enforcement, as the case may be, of the contested amount and such contest is maintained and prosecuted continuously and with diligence and (iii) Borrower shall deliver to Lender cash in an amount equal to one hundred twenty-five percent (125%) of the amounts being contested which exceed $100,000 in the aggregate and any additional interest, charge or penalty arising from such contest. Any cash delivered shall constitute additional security for the Loan. Any such cash shall be held and invested in the same manner and subject to the same general terms as amounts deposited in the Cash Collateral Account under the Cash Management Agreement and, upon the occurrence of an Event of Default, Lender may apply such monies in the same manner as other monies held in the Cash Collateral Account. Borrower shall execute such instruments as Lender shall require to evidence Lender's perfected first priority security interest therein and to effectuate the provisions hereof. If prior to the occurrence of an Event of Default, Borrower shall provide evidence satisfactory to Lender, in its reasonable judgment, that Borrower has paid the disputed amount, or otherwise settled the same and paid any amount to be paid under such settlement, or that Borrower has received a final unappealable judgment in its favor that it need not pay any disputed amount, together with an Officer's Certificate confirming the foregoing, then Lender shall return any cash deposited with Lender with respect to such disputed amount. If Borrower ceases to contest continuously and with due diligence any contest described above, or fails to provide Lender with evidence satisfactory to Lender that it is doing so within ten (10) days after Lender's request, or if there shall be a final judgment against Borrower with respect thereto, then Lender may apply all or any portion of the cash to pay such disputed amount and Lender shall have liability to Borrower for any determination made by Lender, in good faith, that it is entitled to do so or as to the amount to then be paid with respect to such disputed amount, whether or not that determination is found to be accurate.

         SECTION 5.4 COMPLIANCE WITH RESTRICTIVE COVENANTS, ETC.

         5.4.1. Borrower will not modify, waive in any material respect or release any Easements, restrictive covenants or other Permitted Encumbrances, or suffer, consent to or permit the foregoing, without Lender's prior written consent, which consent shall not be unreasonably withheld or delayed. Borrower will timely comply in all material respects with the terms of all Easements, restrictive covenants and all other Permitted Encumbrances.

         5.4.2 Borrower shall observe and comply with any conditions and requirements necessary to preserve and extend any and all rights, privileges, franchises and concessions that are applicable to each Individual Property, the use and occupancy thereof or the business conducted thereat.

     SECTION 5.5 LEASES.

     5.5.1 Except as permitted in this Section 5.5, Borrower will not enter into, modify, amend, consent to the cancellation or surrender of (except to the extent such cancellation or surrender is by the tenant thereunder pursuant to a pre-existing right to do so under a Lease) or terminate any Lease, whether now existing or hereafter entered into, without the prior written consent of Lender. Lender shall use its commercially reasonable discretion in granting or withholding its consent with respect to a new Lease or a modification of a Lease. Whenever consent of the Lender is required not to be unreasonably withheld or delayed, Lender shall grant or deny such consent within five (5) Business Days of request, or such consent shall be deemed granted. Notwithstanding the foregoing, Borrower may, without the prior written consent of Lender, terminate any lease which demises less than 15,000 square feet under any of the following circumstances: (i) the tenant under said Lease is in default beyond any applicable grace and cure period, and Borrower has the right to terminate such lease; (ii) such termination is permitted by the terms of the Lease in question and Borrower has secured an obligation from a third party to lease the space occupied by the permit under the lease to be terminated at a rental equal to or higher than the rental due under the lease to be terminated; and (iii) if the tenant under the lease to be terminated has executed a right under said lease to terminate its lease upon payment of a termination fee to Borrower, and has in fact terminated its lease and paid said fee, Borrower may accept said termination.

     5.5.2 Borrower will timely comply with all material terms and conditions on its part to be performed under each Lease. Borrower shall not collect any rent or other payment under any Lease more than one month in advance of the due date thereof. Borrower will use commercially reasonable efforts to require the performance of all of the material obligations of tenants and other persons bound by the Leases and to enforce the Leases, subject, however, to the limitation of termination described in this Section 5.5.

     5.5.3 Borrower may, without Lenders prior written consent, enter into any Lease which does not say, by its terms, demise in excess of 15,000 square feet of gross leaseable area to a single user or occupant. Borrower may enter into any lease which demises in excess of 15,000 square feet but is not a Major Lease without the Lender's prior written consent provided that the following conditions are satisfied: (a) the rent and other material business terms of such Lease satisfy the then applicable Leasing Guidelines, (b) the Lease does not provide for the rent to decline at any point during the term of such Lease, (c) such Lease does not contain any options to purchase, or other rights with respect to the ownership of the applicable Property, (d) such Lease does not contain any restrictions on Landlord's rights to lease remaining portions of the applicable Property, except such Lease may contain options to lease additional space in the applicable Property in accordance with the Leasing Guidelines, (e) such Lease does not contain any options for the tenant thereunder to terminate such Lease (unless such termination is conditioned upon the payment of a cancellation or other termination fee by such tenant which fee shall be reasonably acceptable to Lender), other than in the event of a material casualty or condemnation or other events referenced in the Leasing Guidelines, (f) such Lease is entered into on substantially the standard form of Lease which Lender has previously approved, with such changes therein as are necessitated by the business terms satisfying the Leasing Guidelines, or such other non-material changes thereto as a proposed tenant may request and Borrower is willing to agree to, (g) such Lease is entered into on arms length terms, without consideration of any relationship Borrower or any Affiliate of Borrower may otherwise have with the tenant thereunder or any Affiliate thereof, and (h) the Lease shall contain each of the provisions required by Subsection 5.5.5 below. As used herein the term "LEASING GUIDELINES" shall mean a schedule setting forth basic economic terms a Lease must satisfy in order to be entered into without Lender's consent in accordance with this Section 5.5.3, including: (i) Minimum Effective Rent per square foot, and (ii) minimum term. The initial Leasing Guidelines are annexed hereto as Exhibit K and may not be changed without the prior written consent of Lender. Borrower shall deliver to Lender, from time to time, but not more frequently than once per year, any proposed changes to the Leasing Guidelines based on changes in the market. Lender will not unreasonably withhold its consent to any such changes, provided Borrower provides to Lender a letter from a brokerage company acceptable to Lender setting forth that the proposed changes reflect changes in the leasing market in the applicable jurisdiction. Effective as of the date any changes are made to the Leasing Guidelines as modified as provided above and Borrower shall deliver to Lender a revised Leasing Guidelines as modified as provided above and Borrower shall deliver to Lender a revised Leasing Guidelines reflecting the same. Except as described above, any other Lease shall require the prior written consent of Lender.

          5.5.4 Borrower may, without Lender's prior written consent, modify or amend any Lease which is not a Major Lease, provided, either such modification or amendment is required to be entered into pursuant to the terms of such Lease or each of the following conditions are satisfied: (a) such amendment or modification is entered into on an arms-length basis without consideration of any relationship of Borrower or any Affiliate of Borrower with the tenant thereunder or any Affiliate thereof, (b) such Lease would not be a Major Lease and would after such amendment or modification satisfy the conditions set forth in clauses (b),(c),(d),(e),(f), and (g) of Subsection 5.5.3 above, to as great an extent as it did prior to such amendment or modification, (c) such amendment or modification does not release any party from its liability under the Lease or, taking into account any Lease to be entered by Borrower covering all or a part of the space covered by the Lease to be modified, reduce the square footage of the Individual Property which is leased and occupied, (d) to the extent any additional space is demised pursuant to such amendment or modification, with respect thereto, such amendment or modification satisfies
Section 5.5.3 above, (e) such amendment or modification does not, taking into account any Lease to be entered by Borrower covering all or a part of the space covered by the Lease to be modified, reduce the aggregate rent paid under all of the Leases of the Individual Property which is leased and occupied, (f) after such amendment, such Lease, as modified continues to be subordinate to the liens of the Mortgage and the Assignment of Leases and Rents, and (g) such amendment or modification does not otherwise have a material adverse effect on the fair market value of the applicable Property or the lien of the Mortgage on the applicable Individual Property. Borrower may, without the prior written consent of Lender, terminate any Lease which is not a Major Lease in its good faith exercise of its remedies under such Lease or at law or in equity by reason of a material monetary default having continued under such Lease for at least thirty (30) days after notice to the tenant thereof. Without first obtaining Lender's prior written consent, Borrower shall not


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consent to any assignment or subletting of any Major Lease unless the consent of
Borrower may not be withheld under such circumstances under the terms of the applicable Lease, except that Borrower may, without Lender's prior written consent, consent to any assignment or subletting which does not release the liability of any Person then liable thereunder as tenant, guarantor or otherwise
(x) if such assignment or subletting is of a Lease which is not a Major Lease or
(y) is for a sublease under a Major Lease, which if Borrower had entered into such sublease directly would not constitute a Major lease.

          5.5.5 Each Lease executed by borrower after the date hereof shall provide, in a manner satisfactory to Lender, for (i) automatic subordination of such Lease to the liens of the Mortgage, and the Assignment of Leases and Rents,
(ii) attornment by the tenant or licensee thereunder to Lender promptly after the giving by Lender of a notice to such tenant requiring such attornment, (iii) the tenant or licensee thereunder to give a notice to Lender of each material default by the landlord or licensor thereunder, simultaneously with the giving of notice of such default to such landlord or licensor, (iv) Lender to have a reasonable right, but not the obligation, to cure any default by the landlord or licensor thereunder after the expiration of the landlord's or licensor's cure period, if any and (v) execution and delivery (not more than thirty (30) days after a request therefor) of an estoppel certificate reasonably satisfactory to Lender. Without limiting the foregoing, each Lease shall also provide that Lender (or any other successor to the landlord or licensor acquiring by foreclosure, deed in lieu of foreclosure or otherwise in connection with the enforcement of the Loan Documents) shall not be: (1) liable for any previous act or omission of the landlord or licensor under such Lease; (2) subject to any credit, demand, claim, counterclaim, offset or defense which theretofore accrued to such tenant or licensee against the landlord or licensor; (3) unless consented to by Lender or permitted without Lender's consent under this Section 5.5, bound by any previous modification of such Lease, or by any previous prepayment of more than one month's fixed rent or additional rent; (4) bound by any covenant or obligation of the landlord or licensor to perform, undertake or complete any work in the leased space of the Individual Property or to prepare it for occupancy; (5) required to account for any security deposit of the tenant or licensee other than any security deposit actually delivered to Lender by Borrower; (6) bound by any obligation to make any payment to such tenant or licensee or grant any credits, except for services, repairs, maintenance and restoration provided for under the Lease to be performed by landlord or licensor after the date of such attornment; and (7) responsible for any monies owing by the landlord or licensor to such tenant or licensee. Lender shall, upon request, execute and exchange with any tenant under a Major Lease, non-disturbance, subordination and attornment agreement in the form annexed hereto as Exhibit 1 or in such other form as Lender shall approve in its sole and absolute discretion, provided, Borrower shall deliver with such request an Officer's Certificate stating that such Lease was entered into in accordance with the terms of this Section 5.5 and any other provisions of the Loan Documents applicable thereto. All actual out of pocket costs and expenses of Lender (including, without limitation, reasonable attorneys' fees and disbursements) in connection with Lender's review of any Lease and the negotiation, preparation, execution and delivery of any non-disturbance agreement shall be paid by Borrower within five (5) days after request therefor by Lender. Prior to seeking Landlord's consent to any Lease, Borrower shall deliver

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
to Lender a copy of such Lease blacklined to show the changes from the standard form of Lease previously approved by Lender.

     5.5.6 All security deposits of tenants, whether held in cash or any other form, shall not be commingled with any other funds of Borrower (unless permitted by applicable law) and, if cash, shall be deposited by Borrower at such commercial or savings bank or banks as may be reasonably satisfactory to Lender. Any bond or other instrument which Borrower is permitted to hold in lieu of cash security deposits under any applicable legal requirements shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as herein above described, shall be issued by an institution reasonably satisfactory to Lender, shall be fully assignable to Lender. Borrower shall, upon request, provide Lender with evidence satisfactory to Lender of Borrower's compliance with the foregoing. Following the occurrence and during the continuance of any Event of Default, upon Lender's demand, Borrower shall turn over to Lender the security deposits (and any interest theretofore earned thereon) with respect to all or any portion of the applicable Property, to be held by Lender subject to the terms of the Leases. If Borrower is entitled to retain a security deposit, then such amount shall be transferred by Borrower into the Clearing Account.

     SECTION 5.6 DELIVERY OF NOTICES. Borrower will promptly, but in no event later than ten (10) days after Borrower becomes aware of any of the following events, furnish a written notice to Lender (together with the applicable correspondence and papers relating thereto) specifying the nature and period of existence of such condition or event and, with respect to events described in clause (i) below, what action Borrower is taking or proposes to take with respect thereto (compliance with the provisions of this Section 5.6 shall not be deemed or construed to constitute a waiver of or consent to any default or Event of Default of which Borrower has given Lender notice pursuant to this Section 5.6):

          (i) any default hereunder or under any of the other Loan Documents or any Event of Default;

          (ii) receipt or delivery by Borrower of a notice of default or termination, any proposed action with respect to any default or any failure by any person or entity to perform any material obligation, maintain any material representation or warranty or satisfy any material condition in connection with any Major Lease, the Management Agreement, any Easement a recorded instrument or a Permit;

          (iii) the filing of any action, suit or proceeding against or affecting Borrower or the applicable Individual Property that, if adversely determined, could (A) impair the validity or enforceability of this Agreement or any of the other Loan Documents or the ability of Borrower to perform its obligations hereunder or thereunder, (B) have a material adverse effect on the value of the applicable Individual Property or its current uses, or (C) result in a Lien on any portion of the applicable Individual Property; and

          (iv) any notice received from any Governmental Authority asserting a violation of any material Legal Requirement and any correspondence to or from Borrower with respect thereto.

     SECTION 5.7 ERISA. 5.7.1 In addition to the prohibitions set forth in
Section 5.1 hereof, and not in limitation thereof, Borrower shall not Transfer or hypothecate its interest or rights in this Agreement or in the Properties, or attempt to do any of the foregoing or suffer any of the foregoing, nor shall any Person owning a direct or indirect interest in Borrower Transfer any of its rights or interest (direct or indirect) in Borrower, attempt to do any of the foregoing or suffer any of the foregoing, nor shall Borrower or any Person owning a direct or indirect interest in Borrower take, without limitation, any action or fail to take any action, if, in any such case, doing so would (i) cause the Loan or the exercise of any of Lender's rights in connection therewith, to constitute a Prohibited Transaction (unless Borrower furnishes a legal opinion reasonably satisfactory to Lender that the same is exempt from the Prohibited Transaction provisions of ERISA and the Internal Revenue Code or otherwise does not constitute a Prohibited Transaction), assuming solely for this purpose that Lender is a Party In Interest or a Disqualified Person with respect to an employee benefit plan, if any, which has directly or indirectly invested in Borrower or SPE Entity, or (ii) otherwise result in Lender being deemed in violation of any applicable provisions of ERISA with respect to the Loan. Borrower and each SPE Entity shall take such steps as are reasonably necessary to assure that each of them (and their respective shareholders, partners and members) does not commit any act or fail to commit any act the occurrence of which or the failure of which to occur would cause the Loan to be a Prohibited Transaction.

     5.7.2 If the provisions of this Section 5.7 are violated, Borrower agrees, at its own cost and expense, to take such steps as Lender shall reasonably request to prevent the occurrence of a Prohibited Transaction or to correct the occurrence of a Prohibited Transaction. Borrower agrees to indemnify, defend and hold the Indemnified Parties free and harmless from and against all loss, costs (including reasonable attorney's fees and expenses), taxes, penalties, damages and expenses any Indemnified Parties may suffer by reason of the investigation, defense and settlement of claims based upon a breach of the foregoing provisions. The provisions of Section 5.5 shall apply to such indemnification. The foregoing indemnification shall survive repayment of the Note.

     SECTION 5.8 AGREEMENTS WITH AFFILIATES. Borrower shall not enter into any contracts, agreement or other arrangement with any Affiliate of Borrower which is not upon commercial terms and rates at least as favorable to Borrower as contracts with third parties which are not Affiliates of Borrower without Lender's prior written consent (which consent may be granted or denied in Lender's sole and absolute discretion).

     SECTION 5.9 AFTER ACQUIRED PROPERTY. Borrower will grant Lender a first lien security interest in and to all equipment and other personal property owned by Borrower, whether or not used in the construction, maintenance and/or operation of the Improvements, immediately upon acquisition of same or any part of same.

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
     SECTION 5.10 BOOKS AND RECORDS. Borrower shall keep and maintain at all times at its principal office complete, true and accurate books of account and records reflecting the results of its operations. Borrower shall permit Lender, its agents, consultants and representatives, upon reasonable notice and at reasonable times, to examine and audit the books and records of Borrower and make copies thereof, at Borrower's expense. Borrower shall instruct the Manager to make all records relating to the Properties available to Lender and shall instruct the Manager to cooperate with an examination, audit or other inquiry (including causing the personnel responsible for the Properties to be reasonably available to respond to inquiries).

     SECTION 5.11 DELIVERY OF ESTOPPEL CERTIFICATES. Borrower shall, from time to time, within thirty (30) days after written request from Lender, furnish to Lender or such other party (or parties as may be requested by Lender) a written certificate setting forth the unpaid principal of and interest due on the Note and any other sums evidenced or secured by the Mortgage, and/or the other Loan Documents, stating the date through which interest has been paid and stating whether or not any offsets, defenses or counterclaims exist with respect to the Loan Documents. If requested, such certificates will also attach true and correct copies of this Agreement, the Note, the Guaranty, and other material Loan Documents not of record.

     (b) Borrower shall use all reasonable efforts to deliver to Lender upon request, such request not to be more frequent than once every twelve (12) months for each Individual Property, which may be made from time to time, tenant estoppel certificates from the commercial tenant occupying not less than seventy-five percent (75%) of the gross leasable area at the Properties or an Individual Property in form and substance reasonably satisfactory to Lender.

     SECTION 5.12 MANAGEMENT, ETC. 5.12.1 The Properties are at all times to be managed on Borrower's behalf in a competent and professional manger by a professional managing agent ("MANAGER"). Prior to engaging such Manager or executing a Management Agreement such Manager and Management Agreement shall be subject to reasonable approval by Lender, in its sole and absolute discretion, it being understood that the Persons identified on Exhibit P are hereby approved by Lender. Borrower represents it has delivered to Lender a true, correct and complete copy of the Management Agreement between Manager and Borrower. Any compensation of Manager with respect to its services performed at or in connection with the Properties (other than an extension of the existing Management Agreement for compensation which is no greater, and on terms and conditions no less favorable to Borrower, than those contained in the existing Management Agreement not to exceed, in any event, the Maximum Management Fee) are subject to reasonable approval by Lender. As a condition to their retention as Manager, each Manager shall be required to execute and deliver to Lender a Manager consent to the Assignment of Management Agreement for the applicable Individual Property or in the form attached as Exhibit Q or in such other form as shall acceptable to Lender.

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
     5.12.2 Borrower agrees that each Management Agreement shall provide that, at the request of Lender, Manger shall immediately resign and Lender may replace the Manager with a managing agent designated by Lender upon the occurrence of any of the following events: (a) any default described in Section
6.1.1 hereof; (b) any Event of Default which continues beyond any applicable grace and cure period; or (c) if on any DSCR Calculation Date, the Debt Service Coverage Ratio for the preceding twelve (12) months is less than 85% of the Net Operating Income on the Closing Date of the Initial Advance.

     5.12.3 Lender agrees that Borrower may, from time to time, pursuant to the terms and conditions of the Management Agreement, terminate the Management Agreement provided that Borrower simultaneously therewith enters into a new Management Agreement with a Person having the requisite management experience and otherwise upon such terms, conditions and provisions as are reasonably acceptable to Lender including delivery to Lender, if required by the Rating Agencies, of a new "non-consolidation" opinion regarding the parties to the Management Agreement and their respective Affiliates acceptable to Lender and the Rating Agencies and receipt of confirmation from the Rating Agencies that the then current ratings for the Securities will not be withdrawn, qualified or downgraded as a result thereof.

     SECTION 5.13 FINANCIAL STATEMENTS; AUDIT RIGHTS. 5.13.1 Until the Loan is repaid in full, Borrower shall cause the following financial statements and documentation to be delivered at the time and in the form and manner referenced below:

     (a) audited statements of financial position (balance sheet) of Borrower as of the close of each fiscal year of Borrower during the term of the Loan, and of income and retained earnings, changes in financial position and cash flows for such fiscal year, which statements shall be duly certified by the Designated Officer to fairly represent the financial condition of Borrower as of the date thereof and to have been prepared in accordance with generally accepted accounting principles and accompanied by an opinion of the Approved Accountant (which opinion shall be unqualified and shall not contain any "statement of emphasis") to the effect that such financial statements present fairly, in all material respects, the financial condition of Borrower as of the end of the fiscal year being reported on and that the results of the operations and cash flows for said year are in conformity with generally accepted accounting principles, consistently applied, and that the examination of the Approved Accountant in connection with financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as the Approved Accountant deemed necessary in the circumstances,

     (b) an unaudited quarterly balance sheet of Borrower and statement of profits and losses, such quarterly financial statements to be certified by a Designated Officer to fairly represent the financial condition of Borrower as of the date thereof and to have been prepared in accordance with generally accepted accounting principles,

     (c) a monthly operating statement showing all revenues, expenses and net cash flow for the applicable calendar quarter and year-to-date results and variances from any

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
Approved Budget and such other matters as Lender shall reasonably require, which monthly operating statements shall be certified by a Designated Officer to be true, correct and complete in all material respects and shall be prepared on a cash basis,

          (d)  the statements to be delivered to Lender in accordance with
Section 8(c) of the Cash Management Agreement, certified as provided therein,

          (e)  Intentionally deleted,

          (f) a schedule of all accounts payable at the end of each calendar quarter, certified by a Designated Officer to be true, correct and complete in all material respects,

          (g) monthly Rent Rolls, certified by a Designated Officer to be true and correct in all material respects and

          (h) such other reports and information which Lender reasonably requires certified by a Designated Officer to be true, correct and complete in all material respects.

          5.13.2    The statements referred to in paragraph (a) of Section
5.13.1 above shall be delivered to Lender within ninety (90) days after the last day of each fiscal year of Borrower. The statements referred to in paragraph (b) and paragraph (f) of Section 5.13.1 above shall be delivered to Lender within thirty (30) days after the last day of each calendar quarter. The reports referred to in paragraph (c) and paragraph (g) above shall be delivered to Lender within twenty (20) days after the last day of each calendar month. The reports or information referred to in paragraph (d) shall be delivered to Lender as required by the Cash Management Agreement. All Financial Statements shall be in form and substance satisfactory to Lender.

          5.13.3    Each Financial Statement described in paragraphs (a)-(c) of
Section 5.13.1 above shall be accompanied by a Borrower's Certificate certifying that to the best of Borrower's knowledge, Borrower has observed and performed, in all material respects, all of its covenants and other agreements contained in this Agreement, and the other Loan Documents, whether there exists any material default or Event of Default and, if there is, specifying the nature and period of existence thereof and the action Borrower is taking or proposing to take with respect thereto.

          SECTION 5.14 MAINTENANCE OF NON-TAXABLE STATUS. Borrower will maintain its status of being taxed as a partnership for the purposes of federal, state and local income taxes.

          SECTION 5.15 LENDER'S ATTORNEYS' FEES AND EXPENSES. Borrower shall appear in and defend any action or proceeding purporting to have a material adverse effect on the security of the Mortgage or the security interests granted under any of the other Loan Documents or the rights and powers of Lender under any of the Loan Documents and Borrower (in addition to Lender's attorneys' fees and expenses to be paid by Borrower otherwise pursuant to this Agreement or the other Loan Documents) shall pay all of Lender's reasonable attorneys' fees and expenses in connection with the enforcement of this Agreement

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
and the other Loan Documents and the collection of all amounts payable hereunder and thereunder. In case of any Event of Default under this Agreement or any of the other Loan Documents or if any action or proceeding is commenced in which it becomes necessary to defend or uphold the Lien or priority of the Mortgage or the other Loan Documents or which has a material adverse effect on Lender's interests in the Properties or any part thereof, including, but not-limited to eminent domain, or proceedings of any nature affecting the Properties or involves the bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief with respect to Borrower or any other Significant Party or relating to a decedent, then Lender may, but without obligation to do so, and without releasing Borrower or any other Significant Party from any obligation hereunder or under the other Loan Documents make such appearances, disburse such reasonable sums and take such action as Lender deems necessary or appropriate to protect Lender's interest in the Properties. All reasonable costs incurred by Lender, including reasonable attorneys' fees and disbursements, in taking any action described above, shall be paid by Borrower upon demand together with interest thereon at the Applicable Interest Rate from the date which is ten (10) days after demand therefor by Lender through the date of repayment by Borrower and the same shall be deemed to constitute protective advances evidenced by the Note and secured by the Mortgage and the other Loan Documents.

          SECTION 5.16 ENVIRONMENTAL. 5.16.1 Borrower shall not (and it shall not permit any tenant, subtenant, contractor, agent or manager to) locate, produce, use, store, treat, transport, incorporate, discharge, emit, release, deposit or dispose of any Hazardous Substance in, upon, under, at, over or from any Properties, except that Borrower (its tenants, subtenants, manager, contractors or agents) may store, locate and use on an Individual Property, Hazardous Substances which are (1) customarily located, stored or used in properties similar to such Property or (2) unique to a tenant's business located in such Individual Property, provided that such Hazardous Substances described in clauses (1) or (2) above are at all times stored, located and used in compliance with all Environmental Laws. Borrower shall not permit any Hazardous Substances to be located, produced, used, stored, treated, transported, incorporated, discharged, emitted, released, deposited, disposed of or to escape therein, thereupon, thereunder, thereover or therefrom in violation of any Environmental Law, and shall comply with all Environmental Laws which are applicable to the Individual Property. Borrower shall not engage in any conduct in connection with the Individual Property that may subject Borrower to Environmental Costs, or contribute to or aggravate a release of Hazardous Substances. In addition to the foregoing restrictions, Borrower agrees that no asbestos, ACM, materials containing urea-formaldehyde, or transformers, capacitors, ballasts or other equipment that contain PCBs are, or will at any time be, located about the Individual Property.

          5.16.2 Borrower shall promptly within the time permitted by Environmental Laws, initiate and diligently pursue to completion, any and all remedial action required pursuant to any Environmental Laws in response to the presence of any Hazardous Substances at, on, under or about, or emanating from, any Individual Property and shall take such remedial action as is required to minimize any impairment of Lender's Lien on, and security interest in, the Individual Property. If Borrower undertakes any remedial action with respect to any Hazardous Substance about the Individual Property, Borrower shall conduct and

                                       61
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complete such remedial action in compliance with all applicable Environmental
Laws. If any Hazardous Substance is removed or caused to be removed from the Individual Property by Borrower, the generator number assigned by the Environmental Protection Agency to such Hazardous Substance shall not be in the name of Lender and Borrower shall assume any and all liability for such removed Hazardous Substance.

     5.16.3 The representations and warranties contained in Section 4.20 and the covenants contained in this Section 5.16 shall be deemed continuing covenants for the benefit of Lender, and any successors and assigns of Lender, including but not limited to any purchaser at the foreclosure sale, any transferee of the title of Lender or any other purchaser at a foreclosure sale, and any subsequent owner of an Individual Property, and shall survive the termination of this Agreement, or the satisfaction or release of the Mortgage, any foreclosure of the Mortgage and/or any acquisition of title to an Individual Property or any part thereof by Lender, or anyone claiming by, through or under Lender, by deed in lieu of foreclosure or otherwise. The rights and remedies of Lender under this Agreement shall not inure to the benefit of (i) any purchaser of an Individual Property at a foreclosure sale, (ii) any Person taking title to the Individual Property by deed in lieu of foreclosure or (iii) any successor or assign of any Person described in clauses (i) and (ii) above, except that Lender's rights shall inure to the benefit of the parties described in clauses
(i), (ii) and (iii) hereof if such parties are Lender (including, for these purposes, Lender's successors and assigns as holder of the Loan Documents), any beneficiaries of any Loan Pool, any Participant and any of Lender's (or such successors', assigns', beneficiaries' or Participant's) Affiliates or nominees.

     5.16.4 Borrower shall give prompt written notice to Lender of:

          (i) any proceeding or inquiry by any Governmental Authority with respect to the presence of any Hazardous Substance on an Individual Property or the migration thereof from or to other property;

          (ii) all claims made or threatened by any third party against Borrower or the Property relating to any loss or injury resulting from any Hazardous Substance;

          (iii) the storage, production, release, discharge or disposal of any Hazardous Substances on an Individual Property other than in accordance with all applicable Environmental Laws; and

          (iv) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of an Individual Property that could cause an Individual Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the an Individual Property under any Environmental Law or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of an Individual Property under any Environmental Law.

          5.16.5 Borrower shall keep Lender apprised of the status of, and any material developments in, any governmental investigation relating to Environmental Matters at or about

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the properties, any and all enforcement, clean-up, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any Environmental Law with respect to the Properties and any other claims, actions, or proceedings with respect the Properties relating to Environmental Matters. Borrower shall provide Lender with copies of all communications with all Governmental Authorities relating to Hazardous Substances Claims. Without Lender's prior written consent, Borrower shall not enter into any settlement agreement, consent decree or other compromise with respect to any such governmental investigation or action, or other claim, action or proceeding relating to Hazardous Substances which Borrower does not have the funds available to pay or which may adversely affect Lender's lien on, or the value of, the Properties.

     5.16.6 The foregoing rights and remedies contained in this Section 5.16 are cumulative with, and in addition to, any rights and remedies Lender may have against Borrower or any Significant Party under the other terms and provisions of this Agreement, under any other Loan Document or under any Environmental Law, including, without limitation, CERCLA.

     SECTION 5.17 REPORT UPDATES. 5.17.1 Lender reserves the right at any time during the term of the Loan to conduct or require Borrower to update any environmental reports previously delivered to Lender or, in the absence thereof, to conduct such environmental inspections, audits and tests as Lender shall deem necessary or advisable from time to time utilizing a company acceptable to Lender; provided, however, that Borrower shall not be required to pay for such environmental inspections, audits and test more often than one time during the original term of the Loan plus once during any Extension Period as: (i) no Event of Default exists under this Agreement or any other Loan Document; and (ii) Lender has no cause to believe, in Lender's reasonable judgment, that there has been a release or a threatened release of Hazardous Substances at the Properties or that Borrower or the Properties is in violation of any applicable Environmental Law, (iii) such inspections, audits and tests are not being obtained in satisfaction of the provisions of Section 7.26 hereof; and (iv) such inspection, audit or test has not been recommended in any other audit, inspection, test or consultants report previously conducted with respect to the Properties. In the event that any environmental site assessment report prepared for the Properties recommends that an operations and maintenance plan be implemented for any Hazardous Substance, including, without limitation, asbestos, Borrower shall cause shall operations and maintenance plan to be prepared and implemented at Borrower's expense upon request of Lender and in accordance with the recommendation.

     5.17.2 Lender shall have the right from time to time throughout the term of the Loan with respect to any Property to order additional Engineering Reports with respect to any of the Properties. Such additional engineering reports shall be paid for by Borrower in accordance with Section 5.4; provided, that Borrower shall not be required to pay for such additional Engineering Reports more frequently than once every calendar year unless (w) an Event of Default has occurred, (x) any such additional Engineering Report is being obtained pursuant to Section 5.26 hereof, (y) any such additional Engineering Report is required by

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applicable Requirements to be obtained or (z) in Lender's reasonable judgment, an adverse change in the condition of an Individual Property has occurred.

     5.17.3 Lender shall not be liable for any action or inaction by Borrower with respect to any remedial or other response activity in connection with any Hazardous Substance or any repair or replacement recommended in any engineering report, notwithstanding any review or approval of Borrower's method of remediation or repair or replacement, as applicable, or any response by Lender.

     SECTION 5.18 LENDER ACCESS TO PROPERTIES. Borrower will permit Lender, and its agents, consultants or representatives, to enter upon each Individual Property on reasonable notice at reasonable times subject to the rights of tenants under Leases to inspect the Improvements. Lender or its agents, consultants or representatives as part of any inspection may take soil, air, water, building material and other samples, subject to the rights of tenants under Leases.

     SECTION 5.19 DELIVERY OF DOCUMENTS REGARDING OWNERSHIP. Borrower will deliver to Lender, on demand made therefor by Lender, copies of all documents which evidence Borrower's title in or to any materials, fixtures or articles incorporated in the Improvements or subject to the Lien of any of the Loan Documents.

     SECTION 5.20 CONDUCT OF BUSINESS. Borrower and each Additional Borrower shall at all times conduct its respective business so that each of the representations and warranties set forth herein shall be, and at all times shall remain, true, and, to the extent any legal opinion delivered to Lender contains assumptions of fact based thereon, at such assumptions of fact are, and shall always be, true.

     SECTION 5.21 MEZZANINE LOANS. Notwithstanding anything to the contrary contained in Sections 5.1 to 5.20, the Affirmative Covenants set forth in
Article 5 of the Mezzanine Loan Agreement shall apply to any Individual Borrower to whom a Mezzanine Loan is advanced.

     VI. EVENTS OF DEFAULT

     SECTION 6.1 EVENTS OF DEFAULT; DEFAULTS. The Term "DEFAULT" as used herein shall mean any one or more of the events set forth below prior to the expiration of the applicable notice or grace period, if any. The term "EVENT OF DEFAULT" wherever used in this Agreement shall mean any one or more of the events set forth below after the expiration of the applicable notice of grace period, if any.

     6.1.1 NON-PAYMENT. Failure by Borrower to pay (a) any periodic installment of interest or principal within ten (10) days after the date same shall become due and payable hereunder or under the Note; or (b) the outstanding principal balance of the Note, together with the interest accrued thereon and all other sums which may then be owed by Borrower to Lender, at maturity or upon prepayment of the Note in full; or (c) any other sums to be paid by


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Borrower hereunder or under any other Loan Documents within five (5) Business
Days from the date which Lender gives Borrower written notice of such failure.

         6.12 AFFIRMATIVE COVENANTS. Failure by Borrower or any other Person to duly keep, perform and observe any Affirmative Covenant or agreement in this Agreement, the Note, the Mortgage, or in any other Loan Document (unless same constitutes a default under any other clause of this Section 6.1 or any other Loan Document, in which case, the grace or cure period, if any, set forth in such other clause shall govern) within thirty (30) days after Lender gives Borrower written notice of such failure; provided, that in the event such failure is not susceptible of cure within such thirty (30) day period it shall not be an Event of Default hereunder if such failure is curable and Borrower commences to cure such default within such thirty (30) day period and diligently prosecutes such cure to completion within one hundred eighty (180) days of the expiration of such thirty (30) day period.

         6.13 NEGATIVE COVENANTS. If Borrower or any other Person shall breach or otherwise not comply with any Negative Covenant set forth herein or in any other Loan Document (unless same constitutes a default under any other clause of this Section 6.1 or any other Loan Document, in which case, the grace or cure period, if any, set forth in such other clause shall govern) and such default shall continue for twenty (20) Business Days after written notice thereof by Lender to Borrower provided that no such notice and grace shall be required with respect to a knowing, intentional and willful breach of a Negative Covenant.

         6.14 FINANCIAL STATEMENTS. If any material inaccuracy shall exist in any of the Financial Statements or in any other financial statement or other information furnished to Lender by Borrower, any other Significant Party, any officer of Borrower or any other Significant Party (or their direct or indirect general partners, managers or managing members), or any other Person on behalf of the foregoing Persons, to Lender pursuant to the provisions of this Agreement or any other Loan Document or furnished to or to be furnished to Lender to induce Lender to make the Loan or any advance thereunder, to extend the term of the Loan or consent to any matter hereunder or under any other Loan Document.

         6.15 REPRESENTATIONS. If at any time any representation, warranty or certification made by Borrower in this Agreement, the Note or any other Loan Document or in any document delivered pursuant to any Loan Document or otherwise delivered in connection with the Loan shall be untrue, incorrect or misleading in any material respect when made, provided, however, if the misrepresentation or breach of warranty, covenant or agreement was not intentional and was immaterial, Borrower shall have thirty (30) Business Days after receipt by Borrower of notice from Lender in writing of such breach in which to cure said default.

         6.16 OTHER LOAN DOCUMENTS. If an "Event of Default" shall occur under the Mortgage or any other Loan Document (or under any document evidencing or securing or delivered in connection with any loan (other than the Loan) which Lender may hereafter elect to make to Borrower) or any other default shall occur and continue beyond the applicable notice or grace period, if any, under or with respect to any other Loan Document (or under or with respect to any of the documents evidencing or securing any such other loan).


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         6.17  DEMOLITION OR ALTERATIONS.  Except as permitted herein or in the other Loan Documents, the commencement of demolition of or material alterations (as such term is defined in the Mortgage) to any Property without the prior written consent of Lender, which consent may be withheld by Lender in Lender's sole discretion.

         6.18 FAILURE TO DELIVER ESTOPPEL CERTIFICATE. If Borrower shall fail to deliver any estoppel certificate required by Section 5.11 within the time period provided in said Section and such event continues for more than ten (10) Business Days after written notice from Lender to Borrower.

         6.19 RESERVES; DEPOSITS. If Borrower or Manager fails to deposit any Receipts into the Clearing Account within the time period provided in the Cash Management Agreement to do so.

         6.1.10 CESSATION OF BORROWER. If Borrower or any other non-natural Person which is a Significant Party ceases to exist and such event continues for more than ten (10) Business Days after written notice from Lender to Borrower.

         6.1.11 TRANSFER. If in violation of Section 5.1 hereof (a) any Property, or any part thereof, is Transferred or (b) any legal or beneficial interest in Borrower shall be Transferred.

         6.1.12 LIENS. If in violation of Section 5.2, any Property or any part thereof is mortgaged or any other Lien is voluntarily placed thereon by Borrower.

         6.1.13 INVOLUNTARY BANKRUPTCY, ETC. The entry by a court of (a) a decree or order for relief in respect of any Individual Borrower in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (b) a decree of order adjudging any Individual Borrower a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of any Individual Borrower under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of any Individual Borrower or of any substantial part of an Individual Property of, or ordering the winding up or liquidation of the affairs of any Individual Borrower, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of one hundred twenty (120) days.

         6.1.14 VOLUNTARY BANKRUPTCY, ETC. The commencement by any Individual Borrower of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by any Individual Borrower to the entry of a decree or order for relief in respect of Individual Borrower or such Individual Borrower in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against Individual Borrower or such Individual Borrower or the


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filing by any Individual Borrower of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by any Individual Borrower to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of any Individual Borrower or of any substantial part of any property of any Individual Borrower or the making by any Individual Borrower of an assignment for the benefit of creditors, or the admission by any Individual Borrower in writing of its inability to pay its debts generally as they become due.

     6.1.15 JUDGMENTS. If, at any time, a judgment shall be rendered against a Significant Party which could have a Material Adverse Effect on the ability of a Significant Party to perform any of its obligations, if any, under this Agreement, the Note, or any other Loan Document provided, that, if such Significant Party appeals said judgment and (w) said appeal (i) is timely filed, (ii) is diligently pursued, (iii) is permitted by law, (iv) has the effect of staying any action on such judgment, (x) such Significant Party posts any security required by law or reasonably required by Lender in respect of said judgment, and (y) said judgment does not subject Lender or any Property to any civil or criminal penalties and (z) such judgment is not a Lien on any Property or any other collateral for the Loan then it shall not be an Event of Default hereunder until such judgment is final and non-appealable.

     6.1.16 TERMINATION OR MODIFICATION OF LEASES. Except as otherwise expressly permitted under Section 5.5 of this Agreement, if any Major Lease shall be terminated or materially modified or amended by Borrower without the prior written consent of Lender.

     6.1.17 ORGANIZATIONAL DOCUMENTS. If (a) at any time any Organizational Document of Borrower or the SPE Entity is modified in violation of Article IX hereof or (b) Borrower or the SPE Entity shall fail to comply with the bankruptcy remote single purpose entity requirements of its Organizational Documents or (c) Borrower or SPE Entity shall otherwise violate Article IX of this Agreement.

     6.1.18 DELIVERY OF FINANCIAL STATEMENTS. If Borrower or any Guarantor or Manager fails to deliver to Lender any Financial Statement required to be delivered hereunder or under the Cash Management Agreement or any other Loan Document, and such failure continues (i) for fifteen (15) days after written notice from Lender with respect to any Financial Statement required to be delivered to Lender on a monthly basis, (ii) for thirty (30) days after written notice from Lender with respect to any Financial Statement required to be delivered to Lender on a quarterly basis, (iii) for sixty (60) days after written notice from Lender with respect to any Financial Statement required to be delivered to Lender on an annual basis and (iv) for thirty (30) days after request therefor by Lender with respect to any other Financial Statement.

     6.1.19  ERISA.  If Borrower shall breach any of the provisions of Section
5.7.

     6.1.20 TERMINATION OF MANAGEMENT AGREEMENT, ETC. Except as otherwise provided in this Agreement, if without Lender's prior written consent the Manager resigns or

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is removed or the Management Agreement terminates, and such Manager is not replaced, within thirty (30) days after notice of such resignation, removal or termination with a replacement Management Agreement and manager satisfying the provisions of Section 5.12 hereof.

     6.1.21 OTHER CONDITIONS FOR ACCELERATION. The occurrence of any conditions set forth herein, in the Note, the Mortgage, or any other Loan Document permitting Lender to accelerate the Indebtedness which continue to exist beyond any applicable grace or cure period.

     6.1.22 MATERIAL ADVERSE CHANGE. If, in Lender's reasonably exercised commercial business judgment, there shall occur any event (a) which has a Material Adverse Effect on the financial condition, operations, performance, business of all of the Properties, or the ability of Borrower and the Guarantors to make any payment or otherwise perform any or all of their respective obligations under this Agreement, the Note and/or any other Loan Document to which each is a party, or (b) as a result of which, the legality, validity or enforceability of this Agreement, the Note and/or any other Loan Document, or the lien and security interest of Lender pursuant to the Mortgage or any other Loan Document purporting to grant to Lender a Lien in any collateral shall be materially effected.

     6.1.23 DENIAL OF OBLIGATION. If (a) Borrower or any Guarantor shall take the position in any written communication with Lender or in any litigation that any Loan Document is no longer the valid, binding and enforceable obligation of Borrower or any Guarantor a party thereto or (b) any Guarantor shall revoke, contest, commence any action or raise any defense against its obligations under the Guaranty or any other Loan Document.

     6.1.24 MISAPPLICATION OF RECEIPTS. If Borrower shall (a) apply any monies delivered to Borrower pursuant to Section 8 of the Cash Management Agreement (or the "Disbursement Instructions" effectuating the same) other than to pay amounts permitted to be paid with such funds pursuant to the provisions of Section 8 of the Cash Management Agreement and such breach shall continue for five (5) Business Days following notice thereof; provided, that no such notice and grace shall be required with respect to an intentional breach of such provision or (b) fail to pay to Lender any amounts required to be paid to Lender pursuant to Section 8(c) of the Cash Management Agreement at the time such payment is to be made to Lender thereunder.

     6.1.25 FAILURE TO PROVIDE FURTHER ASSURANCES. If, after thirty (30) days notice from Lender to Borrower that Borrower has failed to comply with any of the provisions of Section 7.26 hereof, Borrower fails to cure such default.

     6.1.26 LENDER ACCESS. If Lender or its agents, consultants or representatives are not permitted, at all reasonable times on two (2) Business Days' notice, to enter upon an Individual Property and to inspect the Improvements or, if Lender or its representatives are not permitted to inspect Borrower's books and records or are not furnished, within three (3) Business Days after requested, copies of any of Borrower's books and records.

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     6.1.27 MEZZANINE DEFAULT. If any Event of Default described in Article 8 of the Mezzanine Loan Agreement shall occur and continue beyond any applicable grace or cure period.

     SECTION 6.2 RIGHTS UPON EVENT OF DEFAULT. Upon the occurrence and during the continuance of any Event of Default, Lender shall, in addition to all other remedies conferred upon Lender at law or in equity or by the terms of the Note, the Mortgage and the other Loan Documents, have the right but not the obligation, to pursue any one or more of the following remedies, concurrently or successively, it being the intent hereof that all such remedies shall be cumulative and that no such remedy shall be to the exclusion of any other:

          (i) take any action which, in Lender's sole judgment, is necessary or appropriate to effect observance and performance of the covenants, agreements and obligations (under this Agreement and the other Loan Documents) of Borrower, the Guarantors, or any other person providing collateral pursuant to or obligated to perform any of the terms and provisions of this Agreement or the other Loan Documents (each, an "OBLIGATED PARTY");

         (ii)  declare the Note to be immediately due and payable;

        (iii) use and apply any monies deposited in the Clearing Account, the Cash Collection Account or the Tax and Insurance Escrow Account or any other monies deposited by Borrower with Lender, regardless of the purpose for which the same were deposited, to cure any default or Event of Default or to apply on account of any indebtedness under this Agreement or any of the other Loan Documents which is due and owing to Lender or to operate the Properties or for any other purposes described herein or in any other Loan Document;

         (iv) institute an action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement contained herein or in the Mortgage, Note or any other Loan Document, or in aid of the execution of any power granted hereunder or for the enforcement of any other appropriate legal or equitable remedy; and

          (v) setoff against the obligations to Lender of Borrower or any other Obligated Party, any sum owed by Lender or any Affiliate of Lender in any capacity to Borrower or such other Obligated Party, or any property of any of them in the possession of Lender or any Affiliate of Lender.

     VII. GENERAL PROVISIONS

     SECTION 7.1 RIGHTS CUMULATIVE; WAIVERS. 7.1.1. Each right, power and remedy herein conferred upon Lender herein or in any of the other Loan Documents is cumulative and in addition to every other right, power or remedy, express or implied, now or hereafter provided by law or in equity, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised, concurrently or independently, from time to

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time as often and in such order as may be deemed expedient to Lender. The exercise of one right, power or remedy shall not be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy; and no delay or omission of Lender in the exercise of any right, power or remedy accruing hereunder or rising otherwise shall impair any such right, power or remedy, or be construed to be a waiver of any default or acquiescence therein. Enumeration of special rights or powers herein, in the Mortgage or in the other Loan Documents shall not be construed to limit any grant of general rights or powers herein, in the Mortgage or in the other Loan Documents or limit Lender's exercise of any and all rights granted under the laws of the State where the Property is located, the State of New York or the United States of America. No act of Lender shall be construed as an election to proceed under any provision herein or in any other Loan Document to the exclusion of any other provision herein. Except as otherwise specifically required herein, notice of the exercise of any right, remedy or power granted to Lender by this Agreement or any other Loan Document is not required to be given. Lender shall be entitled to enforce payment of the Loan and any other amount payable under the Loan Documents and performance of this Agreement and the other Loan Documents and to exercise all rights and remedies under this Agreement or the other Loan Documents or otherwise at law or in equity, notwithstanding that some or all of the indebtedness secured thereby may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Agreement nor its enforcement, shall prejudice or in any manner affect Lender's right to realize upon or enforce any other security now or hereafter held by Lender, it being agreed that Lender shall be entitled to enforce this Agreement, the Mortgage, and any other security now or hereafter held by Lender hereunder, under any of the other Loan Documents or otherwise in such order and manner as Lender may determine in its absolute discretion.

          7.1.2 Lender may, by written notice to Borrower, at any time and from time to time, waive in whole or in part and absolutely or conditionally any default or Event of Default hereunder. Any such waiver shall be subject to such conditions or limitations as shall be specified in any such notice. In the case of any such waiver, the rights of Borrower shall be otherwise unaffected, and any default or Event of Default so waived shall be deemed to be cured and not continuing only to the extent and only on the conditions or limitations set forth in such waiver, but no such waiver shall extend to any subsequent or other default or Event of Default, or impair any right, remedy or power consequent thereupon.

          SECTION 7.2 LENDER'S ACTION FOR ITS OWN PROTECTION ONLY. The authority herein conferred upon Lender, and any action taken by Lender, to inspect the Properties, to review and/or approve all documents and instruments submitted to Lender, or otherwise, will be exercised and taken by Lender and by Lender's employees, agents, consultants and representatives for their own protection only and may not be relied upon by Borrower or any other party for any purposes whatever; and neither Lender nor Lender's employees, agents, consultants and representatives shall be deemed to have assumed any responsibility to Borrower or any other party with respect to any such action herein or under any of the other Loan Documents authorized to be taken by Lender or Lender's employees, agents and representatives. Any review, investigation or inspection conducted by Lender, any architect, engineer or other consultant retained by Lender, or any agent or representative of Lender in

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order to verify independently Borrower's satisfaction of the covenants, agreements and obligations of Borrower under this Agreement or any of the other Loan Documents, or the validity of any representations and warranties made by Borrower (regardless of whether or not the party conducting such review, investigation or inspection should have discovered that any of such conditions precedent were not satisfied or that any such covenants, agreements or obligations were not performed or that any such representations or warranties were not true) shall not affect (or constitute, except as may specifically be provided in this Agreement or in the other Loan Documents to the contrary, a waiver by Lender of) (i) any representations and warranties under this Agreement or the other Loan Documents or Lender's reliance thereon or (ii) Lender's reliance upon any certifications of Borrower or any other party in connection with the Loan, or any other facts, information or reports furnished to Lender by Borrower in connection with the Loan. Lender neither undertakes nor assumes any responsibility or duty to Borrower to select, review, inspect, supervise, pass judgment upon or inform Borrower of any matter in connection with the Properties, and Borrower shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information to Borrower by Lender in connection with such matters is for the protection of Lender only and neither Borrower nor any third party is entitled to rely thereon.

          SECTION 7.3 NO THIRD PARTY BENEFICIARIES. All conditions to the obligations of Lender hereunder and under the other Loan Documents are imposed solely and exclusively for the benefit of Lender and its participants, if any, and assigns and no other Person (other than Servicer) shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to advance proceeds of the Loan or refuse to agree or consent to any matter in the absence of strict compliance with any or all thereof, and no other person shall, under any circumstances, be deemed to be the beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender at any time if in its sole discretion it deems it advisable to do so, it being further understood that Lender and its assigns or participants, if any, shall have no obligation to see to it that the Improvements or any other work required or contemplated hereby or by the other Loan Documents are properly and/or timely completed.

          SECTION 7.4 PAYMENT OF EXPENSES. 7.4.1 Borrower will, at the Closing and at all times thereafter, pay all reasonable costs and fees incurred by Lender in connection with the preparation, negotiation, consummation, execution, repayment, collection and enforcement of the Loan, the Loan Documents and any approval, consent, amendment, modification or waiver related thereto. Without limiting the generality of the foregoing, Borrower will pay:

          (a)  Lender's Counsel Fees in connection with the foregoing;

          (b) all taxes and recording fees and expenses, including, without limitation, stamp and/or mortgage taxes and transfer taxes, if any;

          (c) all fees and out-of-pocket expenses incurred by Lender, including all expenses of Lender and its respective agents and representatives, in connection with any


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default hereunder, under the Note, or under any other Loan Document or the collection or enforcement thereof;

     (d) subject to Section 5.16 and 5.17, all fees and expenses of any environmental, engineering, appraisal, construction, insurance or other consultants retained by Lender in connection with the Loan or the administration, enforcement or collection thereof; and

     (e) all brokers' fees and commissions relative to the Loan, the Properties and any lease or purchase contract affecting same.

     7.4.2. All costs and expenses incurred and payments made by Lender under this Agreement or any of the other Loan Documents from time to time, which are to be paid or reimbursed by Borrower as described herein or in any of the other Loan Documents shall, as and when advanced or incurred by Lender, constitute protective advances evidenced by the Note and secured by the Mortgage and the other Loan Documents to the same extent and with the same effect as if the terms and provisions of this Agreement were set forth therein, whether or not the principal balance of the Note plus such protective advances shall exceed the face amount of the Note. If Borrower shall fail to reimburse or pay to Lender the amount of such protective advances by the applicable due date therefor, interest at the Applicable Interest Rate shall accrue on such protective advances from the date such protective advances were made by Lender to and including the date that such protective advances are reimbursed or paid to Lender in full together with all such accrued interest thereon.

     SECTION 7.5 INDEMNIFICATION. 7.5.1. In addition to any other indemnifications provided herein or in the other Loan Documents, Borrower shall protect, defend, indemnify and save harmless the Indemnified Parties from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs, expenses (including, without limitation, reasonable attorneys' fees and disbursements) and Environmental Costs, imposed upon or incurred by or asserted against any Indemnified Party (other than by reason of any of such Indemnified Party's or their respective agents', employees', or representatives' gross negligence or willful misconduct, provided such gross negligence or willful misconduct is determined to have occurred by a final and unappealable decision of a court of competent jurisdiction) by reason of (a) any funds deposited with Lender, (b) receipt and application of any Receipts or an Indemnified Party's payment or non-payment of cost and expenses of operating the Properties following an Event of Default which continues beyond any applicable grace or cure period; (c) any accident, injury to or death of Persons or loss of or damage to property occurring on or about the Properties or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (d) any design, construction, alteration, operation, maintenance, use, nonuse or condition of the Properties or any part thereof or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any failure on the part of Borrower to perform or comply with any of the terms of this Agreement or any other Loan Document; (f) performance of any labor or services or the furnishing of any materials or other property in respect of the Properties or any part thereof; (g) any failure of the Properties to comply with any Requirements; (h) the presence in,

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at or under the Properties of any Hazardous Substance, or any release or discharge on or from the Properties of any Hazardous Substance; (i) any representation or warranty made in the Note, the Mortgage, this Agreement or any of the other Loan Documents being false or misleading in any material respect as of the date such representation or warranty was made, (j) except to the extent any such claims are made solely as a result of any dealings between Lender and any broker, finder or similar person claiming to be entitled to a commission in connection with the Loan, and with whom Borrower has had no dealings with in connection with the Loan, any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any Lease or other action involving the Properties or any part thereof; (k) the claims of any lessee of any portion of the Properties or any person acting through or out of any lessee or otherwise arising out of or as a consequence of any Lease; (l) the performance of the parties hereto of their respective obligations hereunder or thereunder. Any amounts payable to any Indemnified Party by reason of the application of this Section 7.5 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by any Indemnified Party until paid. The obligations and liabilities of Borrower under this Section 7.5 shall survive any termination, satisfaction, or assignment of this Agreement and the exercise by Lender of any of its rights or remedies hereunder, including, but not limited to, the acquisition of the Properties by foreclosure or a conveyance in lieu of foreclosure.

     7.5.2 In case any claim, action or proceeding (a "CLAIM") is brought against any Indemnified Parties in respect of which indemnification may be sought by such Indemnified Parties pursuant to Section 7.5.1, such Indemnified Parties shall give notice thereof to Borrower promptly after becoming aware of the same, provided, however, that the failure of such Indemnified Parties to so notify Borrower shall not limit or affect such Indemnified Parties' rights to be indemnified pursuant to Section 7.5.1, except to the extent such delay shall materially and adversely prejudice Borrower's defense of such Claim. Upon receipt of such notice of Claim, Borrower shall, at its sole cost and expense, diligently defend any such Claim with counsel reasonably satisfactory to such Indemnified Parties (it being understood that counsel selected by Borrower's insurance carrier shall be deemed to be acceptable to such Indemnified Parties provided such insurer is an acceptable insurer under this Agreement and the other Loan Documents or otherwise was accepted by Lender as an insurer), which counsel may, without limiting the rights of Indemnified Parties pursuant to the next succeeding sentence of this Section 7.5.2, also represent Borrower in such Claim. In the alternative, Indemnified Parties may elect to conduct their own defense through counsel of their own choosing, and at the expense of Borrower, if (A) such Indemnified Parties reasonably determine that the conduct of its defense by Borrower presents a conflict or potential conflict between Borrower and Lender that would make separate representation advisable or otherwise could be prejudicial to its interests, (B) Borrower refuses to defend or (C) Borrower shall have failed, in Lender's reasonable judgement, to diligently defend the Claim (or, if applicable, its insurance carrier). Except as provided in the preceding sentence, Borrower shall not be responsible for the fees of counsel for any Indemnified Parties incurred in connection with the indemnification contained in Section 7.5.1. Borrower may settle any Claim against Indemnified Parties without such Indemnified Parties' consent, provided (i) such settlement is without any liability, cost or expense whatsoever to such Indemnified Parties,

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(ii) the settlement does not include or require any admission of liability or culpability by such Indemnified Parties under any Requirement, whether criminal or civil in nature, and (iii) Borrower obtains an effective written release of liability for such Indemnified Parties from the party to the Claim with whom such settlement is being made, which release must be reasonably acceptable to such Indemnified Parties, and a dismissal with prejudice with respect to all claims made by the party with whom such settlement is being made, with respect to any pending legal action against such Indemnified Parties in connection with such Claim. If Indemnified Parties are conducting their own defense as provided above, Borrower shall be responsible for any good faith settlement of such Claim entered into by such Indemnified Parties upon Borrower's consent. Nothing contained herein shall be construed as requiring any Indemnified Parties to expend funds or incur costs to defend any Claim in connection with the matters for which such Indemnified Parties are entitled to indemnification pursuant to
Section 7.5.1.

          SECTION 7.6 NOTICES. Any notice, report, demand or other instrument authorized or required to be given or furnished ("NOTICES") shall be in writing and shall be given as follows: (a) by hand delivery; (b) by deposit in the United States mail as first class certified mail, return receipt requested, postage paid; (c) by overnight nationwide commercial courier service; or (d) by telecopy transmission (other than for notices of default) with a confirmation copy to be delivered by duplicate notice in accordance with any of clauses
(a)-(c) above, in each case, to the party intended to receive the same at the following address(es):

          Lender: Credit Suisse First Boston Mortgage Capital LLC Principal Transactions Group
                              11 Madison Avenue
                              New York, New York 10010
                              Attention: Edmund Taylor
                              Re: CSFB/Donatelli & Klein/Anthony Poll - PTG
                              Telecopie: (212) 325-8162

          with copies to:     Credit Suisse First Boson Mortgage Capital LLC
                              Legal & Compliance Department
                              11 Madison Avenue
                              New York, New York 10010
                              Attention: Colleen Graham, Esq.
                              Re: CSFB/Donatelli & Klein/Anthony Poll - PTG
                              Telecopie: (212) 325-8220

          and:                Pacific Life Insurance Company
                              700 Newport Center Drive
                              Newport Beach, California 92660
                              Attention: Wendy Balden
                              Re: CSFB/Donatelli & Klein
                              Telecopier: (714) 760-4356


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
with a copy to:  Cadwalader, Wickersham & Taft
                 100 Maiden Lane
                 New York, New York 10038
                 Attention: Fredric L. Altschuler, Esq.
                 Telecopier: (212) 504-6666

Borrower:        c/o Donatelli & Klein, Inc.
                 7200 Wisconsin Avenue, Suite 310
                 Bethesda, Maryland 20814
                 Attention: Douglas Donatelli
                 Telecopier: (301) 654-7675

with a copy to:  Arnold & Porter
                 555 12th Street, N.W.
                 Washington, DC 20004
                 Attention: S. Lee Narrow, Esq.
                 Telecopier: (202) 942-5999

     Any party may change the address to which any such Notice is to be delivered, by furnishing ten (10) days written notice of such change to the other parties in accordance with the provisions of this Section 7.6. Notices shall be deemed to have been given on the date they are actually received; provided, that the inability to deliver Notices because of a changed address of which no Notice was given, or rejection or refusal to accept any Notice offered for delivery shall be deemed to be receipt of the Notice as of the date of such inability to deliver or rejection or refusal to accept delivery. Notice for either party may be given by its respective counsel. Additionally, notice from Lender may also be given by the Servicer.

     SECTION 7.7 NO ORAL MODIFICATION. Borrower recognizes that, in general, borrowers who experience difficulties in honoring their loan obligations, in an effort to inhibit or impeded lenders from exercising the rights and remedies available to lenders pursuant to mortgages, notes, loan agreements or other instruments evidencing or affecting loan transactions, frequently present in court the argument, often without merit, that some loan officer or administrator of lender made an oral modification or made some statement which could be interpreted as an extension or modification or amendment of one or more debt instruments and that the borrower relied to its detriment upon such "oral modification of the loan document." For that reason, and in order to protect Lender from such allegations in connection with the transaction contemplated by this Agreement, Borrower acknowledges that this Agreement, the Mortgage, the Note, and the other Loan Documents and all instruments referred to in any of them can be extended, modified or amended only in writing executed by Lender and Borrower and that none of the rights or benefits of Lender can be waived permanently except in a written document executed by lender. Borrower further acknowledges Borrower's understanding that no officer or administrator of Lender has the power or the authority from Lender to make an oral extension or modification or amendment of any such instrument or agreement on behalf of Lender.

         SECTION 7.8 ASSIGNMENT BY LENDER.

         7.8.1 ASSIGNMENT. Lender may assign (and thereafter, at any time and from time to time, repurchase) all or a portion of its rights and obligations under this Agreement and the other Loan Documents to one or more Persons ("ASSIGNEES"; the term "ASSIGNEE" or "ASSIGNEES" shall, unless otherwise expressly indicated, include Lender) and, upon such assignment to any such Assignee, be released from its rights and obligations as Lender in respect of such portion of the Loan, this Agreement and the other Loan Documents.

         7.8.2 PARTICIPATIONS. Lender and each of the other Assignees may sell participations in the Loan to one or more Persons (collectively, the "PARTICIPANTS"), not to exceed three at any one time. Notwithstanding such sale,
(i) the selling party's obligations to Borrower under this Agreement and the other Loan Documents shall remain unchanged by reason thereof and (ii) the selling party shall remain solely responsible to Borrower for the performance of such obligations. In order to assist Lender in any sales of interests in the Loan, Borrower agrees for itself and agrees to cause the SPE Entity each Guarantor and the Manager to reasonably cooperate with Lender in connection with any efforts by Lender to obtain one or more Assignees or Participants, to provide additional information and to execute and deliver such further documents, instruments or agreements, in each case, as Lender or any Assignee or Participant may reasonably require.

         7.8.3 ASSIGNMENT AND ACCEPTANCE. From and after the effective date of any assignment to an Assignee (i) the Assignee shall be a party hereto and to each of the other Loan Documents to the extent of the applicable percentage or percentages assigned to such Assignee and, except as otherwise specified herein, shall succeed to the rights and obligations of Lender hereunder in respect of such applicable percentage or percentages, and (ii) Lender shall relinquish its rights and be released from its obligations hereunder and under the Loan Documents to the extent of such applicable percentage or percentages. The liabilities of Lender and each of the other Assignees shall be separate and not joint and several. Neither Lender nor any Assignee shall be responsible for the obligations of any other Assignee.

         7.8.4 OTHER BUSINESS. Lender, each Assignee and each Participant and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, any Affiliate of Borrower, any of Borrower's subsidiaries and any Person who may do business with or own interests in or securities of Borrower or any such Affiliate or subsidiary, without any duty to account therefor to each other.

         7.8.5 PRIVITY OF CONTRACT. This Agreement is being entered into by Lender individually and as agent for all present and future Assignees, and privity of contract is hereby created among Lender, all present and future Assignees and Borrower.

         7.8.6 AVAILABILITY OF RECORDS. Borrower acknowledges and agrees that Lender may provide to any Assignees or prospective Assignees, and that Lender and each of the Assignees may provide to any Participants or prospective Participants, originals or copies of

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this Agreement, all other Loan Documents and all other documents, instruments, certificates, opinions, insurance policies, letters of credit, reports, requisitions and other materials and information (hereinafter "BORROWER INFORMATION") of every nature or description, and may communicate all oral information, at any time submitted by or on behalf of Borrower, the SPE Entity, the Manager, any Guarantor or any Affiliate of Borrower, the SPE Entity, any Guarantor or the Manager.

         SECTION 7.9 SEVERABILITY. In the event that any of the covenants, agreements, terms or provisions contained in the Note, this Agreement, the Mortgage, or in any other Loan Document shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein or in the Note, the Mortgage, or in any other Loan Document shall be in no way affected, prejudiced or disbursed thereby.

         SECTION 7.10 NO ASSIGNMENT BY BORROWER. Except as expressly permitted herein, Borrower shall not assign or transfer any of its rights hereunder without the prior written consent of Lender. Any assignment made without Lender's prior written consent shall be void.

         SECTION 7.11 GOVERNING LAW. The place of negotiation, execution and delivery of this Agreement being the State of New York, this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York.

         SECTION 7.12 SUCCESSORS AND/OR ASSIGNS. Subject to the restrictions on transfer and assignment contained in this Agreement and the other Loan Documents, whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and/or assigns of such party, and this Agreement shall inure to the benefit of and shall be binding on the parties hereto, the successors and/or assigns of such party.

         SECTION 7.13 ENTIRE CONTRACT. This Agreement and the other Loan Documents, including all annexes, schedules and exhibits hereto and all other documents furnished to Lender in connection with this Agreement, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the transactions contemplated hereby, including, without limitation, any letter of intent or loan commitment letter.

         SECTION 7.14 LIABILITY. If Borrower consists of more than one Person, the obligations and liabilities of each such Person hereunder and under the other Loan Documents shall be joint and several.

         SECTION 7.15 COUNTERPARTS; HEADINGS. This Agreement may be executed in counterparts, each of which shall constitute an original, and which, when taken together, shall constitute but one instrument. The captions and headings of the various sections of this Agreement are for purposes of reference only and are not to be construed as confining or


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
limiting in any way the scope or intent of the provisions hereof. Whenever the context requires or permits, the singular shall include the plural, the plural shall include the singular, and the masculine, feminine and neuter shall be freely interchangeable.

         SECTION 7.16 TIME OF THE ESSENCE. Time is of the essence as to Borrower's obligations under this Agreement and the other Loan Documents.

         SECTION 7.17  CONSENTS.

         7.17.1. Any consent or approval by Lender in any single instance shall not be deemed or construed to be Lender's consent or approval in any like matter arising at a subsequent date. Any consent or approval requested of and granted by Lender pursuant hereto or any of the other Loan Documents shall be narrowly construed to be applicable only to Borrower and the matter identified in such consent or approval and no third party shall claim any benefit by reason thereof. Wherever this Agreement, the Mortgage, the Cash Management Agreement or any other Loan Document refers to the consent or approval of Lender, or provides that any document or Person will be satisfactory or acceptable to Lender or words of similar import, (x) such consent or approval shall not be unreasonably withheld, delayed or conditioned and (y) such consent or approval shall not be effective unless given in writing. Wherever this Agreement, the Mortgage, the Cash Management Agreement or any other Loan Document refers to the provision of documents or other items being as Lender may require, provides for the selection by Lender of any person to provide reports or other items hereunder or thereunder or selection by Lender of any means of determining any matter or otherwise refers to terms and conditions hereof being as Lender deems appropriate, any such requirement, selection or determination of appropriateness shall be made by Lender in its reasonable discretion, unless expressly provided otherwise herein or therein.

         7.17.2. Wherever in this Agreement, the Mortgage, the Cash Management Agreement or any other Loan Document, reference is made to any consent or approval not being "unreasonably withheld" or words of similar import, the same shall be deemed to include within its meaning (unless expressly provided otherwise) that if such consent or approval is to be granted, the same will occur within a commercially reasonable period of time. If Borrower believes that Lender has improperly failed to grant its consent or approval (or otherwise improperly failed to act as requested by Borrower as described in Section 7.17.1 (e.g., determined that a document is not acceptable to Lender) hereunder or under the Mortgage, the Cash Management Agreement or any other Loan Document (including, without limitation, by failing to respond within a commercially reasonable period of time) where such consent or approval is required to be given by (or such action which was not taken is in breach of) the terms of this Agreement or such other Loan Document, Borrower's sole remedy shall be to obtain declaratory relief in a final, non-appealable judgment determining such withholding to have been improper, whereupon such consent or approval shall be deemed given (or such other action described in Section 7.17.1 shall be deemed taken), and Borrower hereby waives all claims for damages or set-off resulting from any withholding of consent or approval (or failure to take any other action described in Section 7.17.1) by Lender.


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
     SECTION 7.18 NO PARTNERSHIP. Nothing contained in this Agreement, or the other Loan Documents shall be deemed to create an equity investment on the part of Lender, or joint venture or partnership between Lender and Borrower, it being the intent of the parties hereto that only the relationship of lender and borrower shall exist with respect to the Properties. Borrower agrees that it shall report this transaction for income tax purposes, and file all related tax returns, in a manner consistent with the form of this transaction as a loan.

     SECTION 7.19 WAIVER OF JURY TRIAL. TO EXTENT PERMITTED BY APPLICABLE LAW, EACH OF BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE MORTGAGE, THE CASH MANAGEMENT AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF BORROWER, THE PARTNERS, THE GUARANTORS OR LENDER RELATING TO THE LOAN, AND THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION 7.20 LIMITED RECOURSE. Notwithstanding anything to the contrary contained in this Agreement or in any of the other Loan Documents, except as provided otherwise in this Section, neither Borrower nor any direct or indirect member, shareholder, partner, principal, any Affiliate of Borrower, any SPE Entity or any Significant Party, employee, officer, director, agent or representative or Affiliate of any of them (each, a "RELATED PARTY") shall have any personal liability for (i) the payment of any sum of money which is or may be payable hereunder or under the Note, or any other Loan Document, including, but not limited to, the repayment of the Indebtedness, or (ii) the performance or discharge of any covenants, obligations or undertakings of Borrower hereunder or under any Loan Document and no monetary or deficiency judgment shall be sought or enforced against Borrower or any Related Party with respect thereto; provided, however, a judgment may be sought against Borrower to enforce the rights of Lender in, to, or against the Properties, including the Receipts, and all other collateral granted as security under any Loan Document and Lender shall have full recourse to and the right to proceed against the Properties and such other collateral. Notwithstanding the foregoing, nothing contained herein shall impair the validity of the Indebtedness or in any way affect or impair the lien of the Mortgage, or the right of Lender to enforce any and all rights and remedies under and by virtue of the Note, this Agreement, or any other Loan Document (limited, however, as expressly provided otherwise above), including, without limitation, naming Borrower as a party defendant in any foreclosure action, or limit Lender from pursuing or seeking to enforce the rights of Lender against any third parties, including any guarantor, indemnitor or surety under any guaranty or indemnity delivered in connection with this Agreement, the Note, or otherwise in connection with the Loan. Additionally, the provisions of this Section shall not relieve Borrower from any personal liability for, and Borrower shall be fully and personally liable for, any liabilities, costs, losses, damages, expenses (including, without limitation, reasonable attorneys' fees and

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disbursements, and court costs, if any), or claims suffered or incurred by
Lender (or any Indemnified Party) by reason of or in connection with (i) any fraud by Borrower or any Related Party, (ii) such misapplication by Borrower of any insurance proceeds or condemnation awards, (iii) the failure of Borrower or any Related Party to direct or pay Receipts received by Borrower or any Related Party to the Clearing Account or the Cash Collateral Account, (iv) the misapplication by Borrower or any Related Party (or at any such Person's direction) of monies held in or paid out from any account (including any reserve or escrow) maintained under this Agreement, the Cash Management Agreement or any of the other Loan Documents, including without limitation, monies paid to Borrower pursuant to Section 8 of the Cash Management Agreement and the related "Disbursement Instructions" (as such term is defined in the cash Management Agreement), (v) any and all tenant security deposits held by Borrower intentionally misapplied by Borrower, returned to tenants when due or delivered to Lender, any receiver or any person or entity purchasing the Properties at a foreclosure sale upon the taking of possession of the Properties by Lender, such receiver or other Person as provided herein, (vi) a breach by Borrower of any of the covenants contained in Sections 5.1 or 5.7 of this Agreement, (vii) wrongful removal or destruction of property constituting the Properties or any intentional waste of the Properties by Borrower or a Related Party, (viii) any Requirement mandating the forfeiture by Borrower of the Properties, or any portion thereof, because of the conduct or purported conduct of criminal activity by Borrower or a Related Party in connection therewith, (ix) any material misrepresentation, miscertification or breach of warranty by Borrower or any Guarantor with respect to any material representation, warranty or certification contained in this Agreement, the Guaranty or any other Loan Document or in any document executed in connection therewith, pursuant to any of the Loan Documents or otherwise to induce Lender to make the Loan, or any advance thereof, or to release monies from any account held by Lender (including any reserve or escrow) or to take other action with respect to collateral for the Loan, (x) a breach of any of the provisions of Article IX of this Agreement (if and to the extent a substantive consolidation of Borrower and another person or entity occurs as a result thereof), (xi) any damage or destruction of the Properties or any part thereof due to fire or other casualty to the extent not covered by insurance required hereby but only to the extent the same would have been covered by insurance if Borrower had obtained and maintained the insurance coverage required under this Agreement, (xii) the amount of any Lien voluntarily placed on the Properties by Borrower (or any predecessor-owner of the Properties which is an Affiliate of Borrower) which is prior to the Lien of the Mortgage against an Individual Property; and (xiii) the reasonable cost of enforcement of any of Lender's rights or remedies hereunder or under the Guaranty or any of the other Loan Documents or costs incurred in any bankruptcy or similar proceeding which may be brought, acquired in, or consented to, by Borrower or the SPE Entity. Nothing contained herein is intended to limit the obligations and personal liability of the guarantors under any guaranty (including the Guaranty) and the indemnitors under any indemnity agreement, including, without limitation, the Environmental Indemnification Agreement, executed by Borrower, any Guarantor or any other Person for the benefit of Lender.

     SECTION 7.21 LIMITATION ON LIABILITY. In no event shall Lender be liable to Borrower for consequential damages, whatever the nature of a breach by Lender of its

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obligations under this Agreement or any of the other Loan Documents and
Borrower for itself and all Related Parties hereby waives all claims for consequential damages.

          SECTION 7.22 JURISDICTION, VENUE, SERVICE OF PROCESS. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK IN WHICH THE PROPERTIES IS LOCATED. BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 7.6 HEREOF. BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE MORTGAGE, OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT
FORUM. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION.

          SECTION 7.23 APPOINTMENT OF AGENT FOR SERVICE OF PROCESS. Borrower herby designates Douglas Donatelli ("DESIGNEE") as its agent and attorney-in-fact to accept service of process in any action or proceeding arising under or in connection with this Agreement, the Mortgage, and the other Loan Documents. The foregoing designation is irrevocable and coupled with an interest. If the Designee is not available, process may be served upon the Designee by United States registered or certified mail, which service will be effective five (5) days after mailing, to the address of the Designee set forth below:

                            Donatelli & Klien, Inc.
                            7200 Wisconsin Avenue
                            Bethesda, Maryland 20814

          SECTION 7.24 RULE OF CONSTRUCTION. This Agreement and the other Loan Documents shall not be construed more strictly against one party than against the other, merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Lender and Borrower have contributed substantially and materially to the preparation of this Agreement and the other Loan Documents.


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
         SECTION 7.25 FURTHER ASSURANCES.

         7.25.1 Borrower will, at its sole cost and expense, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, conveyances, notes, mortgages, assignments, security agreements, financing statements and assurances as Lender shall from time to time reasonably require or deem advisable (v) to carry into effect the purposes of this Agreement and the other Loan Documents, (w) for the better assuring, conveying, mortgaging, assigning and confirming unto Lender of all property and rights mortgaged, granted, bargained, alienated, confirmed, pledged, hypothecated, conveyed or assigned by this Agreement, or any of the other Loan Documents or property intended now or hereafter to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, (x) for facilitating the placement of a Loan Interest in a Loan Pool as described in
Section 7.26 below, (y) for the perfection of any such lien or security interest granted herein or in the other Loan Documents and (z) for the better assuring and confirming of all of Lender's rights, powers and remedies hereunder. Borrower, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Lender in the Properties and the other collateral under the Loan Documents. Notwithstanding the foregoing, however, in no event shall any such further acts, conveyances, notes, mortgages, assignments, security agreements, financing statements and assurances decrease Borrower's rights hereunder or increase Borrower's financial obligations and/or liabilities under any of the Loan Documents.

         7.25.2 Borrower forthwith upon the execution and delivery of this Agreement and thereafter, from time to time, will cause the Mortgage and any security instrument creating a Lien or security interest or evidencing the lien of the Mortgage and the other applicable Loan Documents upon the Properties or other property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future Requirement in order to publish notice of and fully to protect the lien or security interest of, and the priority of, each of the Mortgage and the other Loan Documents upon, and the interest of Lender in, the Properties or other applicable property. Borrower will pay all filing, registration or recording fees, and all expenses incident to the foregoing and all taxes, duties, assessments and charges of any Governmental Authority arising out of or in connection with the execution and delivery of the Mortgage, any other security instrument, any instrument of further assurance or any other Loan Document. Upon Lender's request, Borrower shall, from time to time, furnish Lender with evidence reasonably satisfactory to Lender that such property is free of Liens and security interests (except as permitted hereunder), including searches of applicable public records.

         7.25.3 Upon any failure by Borrower to do so after twenty (20) days written notice, Lender may make, execute, record, file, re-record or refile any and all such mortgages, instruments, certificates and documents for and in the name of Borrower, and Borrower hereby irrevocably appoints (which appointment is coupled with an interest and with full power of substitution) Lender the agent and attorney-in-fact of Borrower to do so; and Borrower shall

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reimburse Lender, on demand, for all costs and expenses (including reasonable attorneys' fees) incurred by Lender in connection therewith. Upon foreclosure, the appointment of a receiver or any other relevant action, Borrower will, at the cost of Borrower and without expense to Lender, cooperate fully and completely to effect the assignment or transfer of any Permit, agreement or any other right necessary or useful to the operation of the Properties and shall deliver to Lender all books and records relating to the Properties.

         SECTION 7.26 PLACEMENT OF LOAN.

         7.26.1 Borrower acknowledges that Lender, any Assignee or any Participant (each of Lender, such Assignee or Participant is called a "PLACEMENT PARTY") may elect to place the Loan, or its participation interest, as the case may be (whichever of the Loan or such participation is to be so placed is called the "LOAN INTEREST") in a pool of loans, participation interests and/or notes secured by or dependent on the cash flow of mortgage loans, which will constitute security for a rated securities offering (such pool is called a "LOAN POOL; such rated securities offering, a "SECURITIZATION"; and the securities issued in connection therewith are called "SECURITIES").

         7.26.2 At the request of Lender, Borrower will use its best efforts to cooperate with Lender in satisfying the market standards to which Lender customarily adheres or which may be required in the marketplace or by the Rating Agencies in order to enable a Placement Party to place a Loan Interest in a Loan Pool, including, without limitation, to:

               (i) structure and maintain its organizational, operational and financial affairs as special-purpose bankruptcy remote entities to enable its counsel to render a reasoned opinion customarily given in securitization transactions that upon a petition for bankruptcy under the bankruptcy code, none of its Affiliates as a debtor in possession nor its bankruptcy trustee or creditors are likely to result in court to order the substantive consolidation of the assets and liabilities of any such entities with those of the Borrower or the SPE Entity, which counsel shall be reasonably satisfactory to, and which opinions or memoranda shall be satisfactory to, Lender and the Rating Agencies;

               (ii) provide such descriptive financial and other information with respect to the Properties, the Manager and the Borrower as may be reasonably requested by Lender or the Rating Agencies or annual rating reviews, for the Properties prepared by a firm of certified public accountants reasonably acceptable to Lender and the Rating Agencies (Lender acknowledges that the Approved Accountant is an accounting firm acceptable to Lender); provided, however, in no event shall Borrower have any obligation to be provide any information which was not required by Lender in connection with Initial Advance or any Subsequent Advance;

               (iii) execute and deliver such agreements and instruments relating to the Note, the Loan Interest, the Properties and Borrower, including (A) agreements to indemnify the Rating Agencies, Lender and any servicer or trustee for any loss, claim,


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     damage, cost, expense or liability which results from the willful or negligent acts or omissions of Borrower providing information to Lender in connection with the placement of the Loan Interest in a Loan Pool, and (B) amendments of any of the Loan Documents that are necessary to effect the placement of the Loan Interest in a Loan Pool, as may be reasonably requested by, and in form and scope reasonably satisfactory to, Lender and the Rating Agencies; provided, however, that such amendments shall not without the consent of the Borrower increase any of the obligations of Borrower under the Note or any of the other Loan Documents or decrease any of rights of Borrower under any of the Loan Document;

          (iv) cooperate with the Lender in allowing to be performed such site inspections, appraisals, market studies, environmental reviews and reports (Phase I assessments and, where appropriate, Phase II), engineering reports and other due diligence investigations of the Properties customarily and reasonably requested by Lender or the Rating Agencies in connection with the placement of the Loan Interest in a Loan Pool and the rating of any securities issues in connection therewith, provided, however, such reports, inspections, appraisals, market studies, and reviews shall be prepared at the sole cost and expense of Lender;

          (v) provide title insurance (including surveys) relating to the Properties as may be reasonably requested by Lender or the Rating Agencies;

          (vi) cause counsel to render opinions as Lender's sole cost and expense as to "true sale" and bankruptcy remoteness and other matters customary in securitization transactions with respect to the Properties, the Loan Interest and the Loan Documents, which counsel shall be reasonably satisfactory to, and which opinion shall be satisfactory to, Lender and the Rating Agencies; provided, that Borrower shall not be responsible for providing a "true sale" opinion that relates solely to the sale by Lender of the Loan or a Loan Interest into a Loan Pool; and

          (vii) make the representations and warranties contained in the Loan Documents as of the date of the closing of the transfer of the Loan Interest and make such other representations with respect to the Properties, the Loan Interest and the Loan Documents as are customarily provided in securitization transactions and as may be reasonably requested by Lender or the Rating Agencies in connection with such closing, provided, however, such representations and warranties do not increase any of the obligations of Borrower under the Note or any of the Loan documents or decrease any of rights of Borrower under any of the Loan Document.

          7.26.3 At Lender's request, Borrower shall cooperate with Lender's preparation of a private placement memorandum or registration statement and amendments and supplements thereto (the "DISCLOSURE DOCUMENT") to privately place or publicly distribute the Note or the Loan Interest or securities issued in connection therewith in a manner that satisfies the requirements of the Securities Act and applicable state Requirements. At the time of Lender's preparation of such Disclosure Document, Borrower shall execute and deliver to

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Lender and any underwriter or placement agent an instrument (a "SECURITIZATION
INDEMNIFICATION") (in form and substance reasonably satisfactory to Lender) (i) certifying as to the veracity of all written information that is supplied and was incorporated in such Disclosure Document and (ii) indemnifying and holding each of them and any Person who controls any of them within the meaning of
Section 15 of the Securities Act or Section 70 of the Exchange Act (each, an "SECURITIZATION INDEMNIFIED PARTY") harmless against all costs, expenses and damages incurred by any Securitization Indemnified Party as a result of any untrue statement of a material fact made or supplied by Borrower as contained in such Disclosure Document or the failure by Borrower (after receipt of a draft of the Disclosure Statement) to specify for inclusion in the Disclosure
Document any material fact regarding Borrower (or any member or partner thereof), the Properties or the Loan necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such statement of material fact is made in reliance upon and in conformity with written information Borrower furnished for use therein or the omission of such a material fact is based upon Borrower's failure to specify such material fact or upon Borrower's furnishing inaccurate information that shows that such material fact is not material. If Lender (or a placement agent or underwriter acting on behalf of Lender) shall deliver a draft of the Disclosure Document to Borrower for its review, Borrower shall provide Lender (or the placement agent or underwriter acting on behalf of Lender) with its comments, if any, on such Disclosure Document as soon as practicable, but in all events within fifteen (15) days after receipt thereof, in the case of the first draft of such Disclosure Document, and within five (5) Business Days after receipt of any subsequent draft of such Disclosure
Document. If in connection with such review, Borrower advises Lender of the existence of a fact regarding Borrower (or any member or partner thereof), the Properties or the Loan and advises Lender that it deems such fact material, Lender shall include such fact in the Disclosure Document or shall waive the rights of the Indemnified Parties with respect to such fact. Upon receipt of the Securitization Indemnification, Lender shall execute and deliver to Borrower an instrument (in form and substance reasonably satisfactory to Borrower) indemnifying and holding Borrower harmless against all costs, expenses and damages incurred by it as a result of the preparation or distribution of, and any untrue statement of a material fact contained in, such Disclosure Document or the failure to include therein any material fact in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that such indemnification shall not apply if any such costs, expenses or damages arise out of or are based upon an untrue statement of a material fact or an omission to state a material fact in such Disclosure Document made in reliance upon and in conformity with written information furnished by the Borrower expressly for use therein or (after receipt of a draft of the Disclosure Statement) the omission of a material fact concerning Borrower (or any member or partner thereof), the Properties, the Loan (other than the express terms of the Loan Documents) necessary to make the statements in the Disclosure Statement not misleading. Borrower shall notify Lender if it is necessary to amend or supplement such Disclosure Document at any time in order that such Disclosure Document does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Lender shall prepare as soon as may be reasonably practicable an amendment or

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supplement to such Disclosure Document correcting such statement or omission.
At the request of Lender, in connection with any sale of the Note or any Loan Interest, Borrower shall confirm, as of the date of such sale, that such Disclosure Document, as it may be so amended or supplemented, does not contain any untrue statement of a material fact concerning Borrower, the Properties or the Loan or omit to state a material fact concerning Borrower, the Properties or the Loan necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     7.26.4 It is expressly understood hereunder that in connection with the placement of any Loan Interest in a Loan Pool, Lender intends to transfer the Loan Interest to a trustee which shall hold such Loan Interest for the benefit of the holders of the interests in the Loan Pool. In connection therewith, Borrower shall execute and deliver or cause to be executed and delivered at the sole cost and expense of Lender, all such additional instruments, and do, or cause to be done, all such additional acts as (i) may be necessary or proper to carry out such transfer, including, without limitation, the delivery of such instruments and documents, including assignments of mortgage (and similar documents), assignments of Loan Documents, re-certifications of surveys with respect to the Properties, and the delivery of such mortgagee's title insurance endorsements in favor of the trustee as may be required to confirm and/or evidence the transfer to the trustee of the title insurance issued to Lender in respect of the Properties or, the Mortgage, including payment of all fees, title insurance premiums and other insurance premiums or (ii) Lender may reasonably request.

     7.26.5 Lender shall be permitted to share any information provided by Borrower pursuant to this Section 7.26 in connection with the placement of a Loan Interest in a Loan Pool with the investment banking firms, Rating Agencies, accounting firms, law firms and other third-party advisory firms involved with any transfer of the Loan, the Loan Document or the applicable Securitization.
It is understood that the information provided by Borrower to Lender may ultimately be incorporated into the offering documents for the Securitization and thus various investors may also see some or all of the information.

     7.26.6 Borrower acknowledges that any transfer of the Loan or the placement of the Loan Interest in a Loan Pool may occur at any time during the term of this Agreement and the provisions of this Section 7.26 shall be applicable throughout the term of the Loan.

     SECTION 7.27 CROSS-DEFAULT, CROSS-COLLATERALIZATION; WAIVER OF MARSHALING OF ASSETS.

     (a) The Borrower acknowledges that Lender has made the Loan to the Borrower upon the security of its collective interest in the various Properties and in reliance upon the aggregate of the Properties and the property or interests subject to the Pledge Agreement taken together being of greater value as collateral security than the sum of the Properties and the property or interests subject to the Pledge Agreement taken separately. The Borrower agrees that the Mortgages and the Mezzanine Loan Agreement are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Mortgages shall constitute an Event of Default under each of the other Mortgages and the

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Mezzanine Loan Agreement which secure the Note; (ii) an Event of Default under the Note or this Loan Agreement shall constitute an Event of Default under each Mortgage and the Mezzanine Loan Agreement; and (iii) each Mortgages and the Mezzanine Loan Agreement shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note.

         (b) To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshaling of the assets of Borrower, Borrower's partners and others with interests in Borrower, and of the Properties and the Property or interest subject to the Pledge Agreement, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Mortgages or the Mezzanine Loan Agreement, and agrees not to assert any right under any laws pertaining to the marshaling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Properties and the property or interests subject to the Pledge Agreement for the collection of the Indebtedness without any prior or different resort for collection or of the right of Lender to the payment of the Indebtedness out of the net proceeds of the Properties and the property or interests subject to the Pledge Agreement in preference to every other claimant whatsoever. In addition, Borrower, for itself and its successors and assigns, waives (to the extent permitted by law) in the event of foreclosure of any or all of the Mortgages or the Mezzanine Loan Agreement, any equitable right otherwise available to the Borrower which would require the separate sale of the Properties or require Lender to exhaust its remedies against any Individual Property and the property or interests subject to the Pledge Agreement or any combination of the Properties and the property or interests subject to the Pledge Agreement before proceeding against any other Individual Property and the property or interests subject to the Pledge Agreement or combination of Properties; and further in the event of such foreclosure the Borrower does hereby expressly consent to and authorize, at the option of the Lender, the foreclosure and sale either separately or together of any combination of the Properties and the property or interests subject to the Pledge Agreement.

         VII SPECIAL PROVISIONS

         Section 8.1 DEPOSITS FOR TAX AND INSURANCE PREMIUMS. In order to assure the payment of Taxes and premiums with respect to all insurance coverage required pursuant to Paragraph 7 of the Mortgage (collectively, "INSURANCE PREMIUMS") as and when the same shall become due and payable, the following provisions shall apply:

         8.1.1 On the applicable Closing Date, Borrower shall deposit with Lender such amount reasonably determined by Lender to be held in an account maintained at a bank designated by Lender and pledged to Lender as additional collateral for the applicable Loan, all as more particularly described in the Cash Management Agreement, and referred to therein as the "Tax and Insurance Escrow Account" (the "TAX AND INSURANCE ESCROW ACCOUNT"). Thereafter, on each Payment Date (commencing with the first Payment Date under the Note), the Borrower shall pay to Lender, in immediately available funds for deposit into the Tax and Insurance Escrow Account an amount equal to one-twelfth (1/12) of the Taxes and Insurance


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Premiums to become due during the period commencing on the first day of the first month following such Payment Date and ending twelve (12) months following such first day. In all cases there must be paid hereunder to be deposited and held in the Tax and Insurance Escrow Account, an amount sufficient to pay such Taxes and Insurance Premiums, one month prior to the date when they are due and payable. The amounts of such deposits with respect to Taxes and Insurance Premiums (herein collectively called (the "TAX AND INSURANCE DEPOSITS") shall be based upon Lender's reasonable estimate as to the amount of Taxes and Insurance Premiums. Each Individual Borrower shall promptly, upon the demand of Lender, make additional Tax and Insurance Deposits as Lender may from time to time require due to (i) failure of such Individual Borrower to make Tax and Insurance Deposits in previous months, (ii) underestimation of the amounts of Taxes and/or Insurance Premiums, (iii) the particular due dates and amounts of Taxes and/or Insurance Premiums, or (iv) application of the Tax and Insurance Deposits pursuant to this Agreement. All Tax and Insurance Deposits shall be held by Lender in the Tax and Insurance Escrow Account and invested and applied as provided in the Cash Management Agreement.

     8.1.2 Provided no Event of Default has then occurred and is continuing, Lender will, out of the funds in the Tax and Insurance Escrow Account (provided such funds are sufficient for such purpose), upon the presentation to Lender by Borrower of the bills therefor, pay the Taxes and Insurance Premiums or will, upon the presentation of official receipted bills therefor, reimburse Borrower for such payments made by Borrower. If the total Tax and Insurance Escrow Account shall not be sufficient to pay all of the Taxes and Insurance Premiums when the same shall become due, then Borrower shall pay to Lender on demand the amount necessary to make up the deficiency. Lender shall be entitled, without request of Borrower, but, prior to an Event of Default upon two (2) Business Days notice to Borrower, to apply any funds in the Tax and Insurance Escrow Account to the payment of any Taxes (other than any Taxes which Borrower has notified Lender that it is contesting and such contest is then permitted under the Mortgage) and Insurance Premiums which have become due and have not yet been paid. Borrower and Lender acknowledge and agree that Borrower shall not be in default under the Mortgage for failure to pay Taxes or Insurance Premiums, if such failure arises by reason of Lender's failure to comply with its agreement in this Section 8.1.2.

     8.1.3 Upon the occurrence and during the continuance of an Event of Default, Lender may, at its option, without being required to do so, apply any Tax and Insurance Deposits on hand to pay Taxes, Insurance Premiums or to pay principal, interest and other amounts payable to Lender hereunder or under the other Loan Documents, all in such order and manner as Lender, in its sole discretion, may elect. When the principal and interest under the Note and all prepayment premiums, if any, in connection therewith and all other Obligations have been fully and properly paid, any remaining Tax and Insurance Deposits shall be returned to Borrower.

     8.1.4 Lender shall be absolutely entitled to rely on any statements of any Governmental Authority with respect to Taxes and any statement of Borrower's insurance carrier or its agent with respect to Insurance Premiums.

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     8.1.5 Borrower and Lender acknowledge that Borrower shall not be in default hereunder in its obligation to make the Tax and Insurance Deposit on any Payment Date, to the extent funds are available to make such deposit from monies deposited in the Cash Collection Account during the applicable Collection Period after applying such funds to any item with a higher priority than such application to the Tax and Insurance Escrow Account in accordance with the terms of the Cash Management Agreement. Any transfer of funds from the Cash Collection Account to the Tax and Insurance Escrow Account shall satisfy Borrower's obligation hereunder to make the corresponding Tax and Insurance Deposit, to the extent of the funds so transferred.

     8.1.6 No provision of this Agreement, the Mortgage or any other Loan Document shall be construed as creating in any party other than Borrower and Lender (and the Servicer), any rights in and to the Tax and Insurance Deposits or any rights to have the Tax and Insurance Deposits applied to payment of Taxes and Insurance Premiums. Lender shall have no obligation or duty to any third party to collect Tax and Insurance Deposits.

     SECTION 8.2 REPLACEMENT RESERVE FUND. On the applicable Closing Date, Borrower shall deposit with Lender the initial sum reasonably determined by Lender to establish the Replacement Reserve Fund (as hereinafter defined) and, thereafter, on each Payment Date, each Individual Borrower shall also deposit with Lender one twelfth (1/12th) of the amount projected by Lender for the current calendar year to be applied to replacements and repairs to the applicable Individual Property during the calendar year. Amounts so deposited shall hereinafter be referred to as the "REPLACEMENT RESERVE FUND". Lender will maintain the Replacement Reserve Fund in a segregated account (the "REPLACEMENT RESERVE ACCOUNT") and the Replacement Reserve Fund shall be invested and reinvested by Lender, at Borrower's direction, in one or more Eligible Investments, subject to the following restrictions: (A) such Eligible Investments and the proceeds thereof shall be deemed a part of the Replacement Reserve Fund; (B) each such Eligible Investment shall be made in the name of Lender (in its capacity as such) or in the name of a nominee of Lender under its complete and exclusive dominion and control or, if applicable law provides for perfection of pledges of an instrument not evidenced by a certificate or other instrument through registration of such pledge on books maintained by or on behalf of the issuer of such investment, such pledge may be so registered; (C) Lender shall have the sole control over such investment, the income thereon and the proceeds thereof; (D) other than investments described in clause (B) above, any certificate or other instrument evidencing such investment shall be delivered directly to Lender or its agent; (E) the proceeds of each investment shall be remitted by the purchaser thereof directly to Lender and (F) Lender shall not be liable for any loss sustained on the investment of any funds constituting a part of the Replacement Reserve Fund. Lender may reassess its estimate of the amount necessary for the Replacement Reserve Fund from time to time and may increase the amount required to be deposited into the Replacement Reserve Fund by thirty (30) days notice to such Borrower if it determines in its reasonable discretion that an increase is necessary.

     8.2.1. GRANT OF SECURITY INTEREST. Each Individual Borrower shall grant a first priority security interest to Lender, as security for payment of all sums due under the Loan and the performance of all other terms, conditions and provisions to be paid and performed, of all


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Borrower's right, title and interest in and to the Replacement Reserve Fund and the Replacement Reserve Account and shall execute and deliver to Lender such UCC-1 Financing Statements and other documents or instruments as Lender may request in order to grant and perfect such security interest. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Replacement Reserve Fund or the Replacement Reserve Account or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. Upon the occurrence of an Event of Default, Lender may apply any sums then present in the Replacement Reserve Fund to the payment of the Debt in any order in its sole discretion. Until expended or applied as above provided, the Replacement Reserve Fund shall constitute additional security for the Debt.

          8.2.2 DISBURSEMENTS FROM REPLACEMENT RESERVE ACCOUNT. (a) Lender shall make disbursements from the Replacement Reserve Account to pay such Borrower only for the costs to maintain and repair the Property as set forth herein (collectively, the "REPLACEMENTS").

          (b) Lender shall, upon written request for Borrower and satisfaction of the requirements set forth in this Section 8.2.2 and Section
8.2.3 of this Agreement, disburse to the applicable Borrower amounts from the Replacement Reserve Account to pay for the actual approved costs of Replacements or to reimburse the such Borrower therefor in accordance with Exhibit V within ten (10) days of Lender's receipt of a request for disbursement in accordance with Section 8.2.2(c). In no event shall Lender be obligated to disburse funds from the Replacement Reserve Account if an Event of Default exists.

          (c) Each request for disbursement from the Replacement Reserve Account shall be in a form specified or approved by Lender and shall certify as to (i) the specific Replacements for which the disbursement is requested, (ii) the quantity and price of each item purchased, if the Replacement includes the purchase or replacement of specific items, (iii) the price of all materials (grouped by type or category) used in any Replacement other than the purchase or replacement of specific items, and (iv) the cost of all contracted labor or other services applicable to each Replacement for which such request for disbursement is made. With each request for disbursement, such Borrower shall certify that all Replacements that were the subject of the prior request for disbursement have been made in accordance with all applicable Legal Requirements of any Governmental Authority having jurisdiction over the applicable Property to which the Replacements are being provided. Each request for disbursement shall include copies of invoices for all items or materials to be purchased and all contracted labor or services to be provided in connection with the Replacements for which the disbursement is requested. Each request for disbursement shall include a statement setting forth each Person that supplied materials or labor in connection with Replacements that were the subject of the prior request for disbursement and setting forth the amount paid to each such Person and shall include evidence satisfactory to Lender of payment of all such amounts evidence of completion of the Replacements for which the prior request for disbursement was made, which evidence shall be satisfactory to Lender in its reasonable discretion, such

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Borrower shall deliver to Lender, as a part of the monthly reports to be delivered pursuant to Section 5.1(j)(iv), an Officer's Certificate setting forth the amounts paid during the preceding calendar month for Replacements and setting forth each Person to whom such amounts were paid, the amount paid to each such Person and the related Replacement provided by each such Person.

     (d) Each Borrower shall not make a request for disbursement from the Replacement Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) the total cost of all Replacements in any request shall be reasonably acceptable to Lender.

     8.2.3 PERFORMANCE OF REPLACEMENTS. (a) Each Borrower shall make Replacements when required in order to keep the applicable Property in condition and repair consistent with other properties in the same market segment in the metropolitan area in which the respective Property is located, and to keep each Property or any portion thereof from deteriorating. Borrower shall complete all Replacements in a good and workmanlike manner as soon as practicable following the commencement of making each such Replacement.

     (b) Lender reserves the right, at its option, to approve all material contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Replacements. Upon Lender's request, Borrower shall assign any contract or subcontract to Lender.

     (c) In the event Lender determines in its reasonable discretion that any Replacement is not being performed in a workmanlike or timely manner or that any Replacement has not been completed in a workmanlike or timely manner, Lender shall have the option to withhold any further disbursements from the Replacement Reserve Fund and, upon ten (10) days prior written notice, to proceed under existing contracts or to contract with third parties to complete such Replacement and to apply the Replacement Reserve Fund toward the labor and materials necessary to complete such Replacement and, without providing any prior notice to such Borrower, to exercise any and all other remedies available to Lender upon an Event of Default hereunder.

     (d) In order to facilitate Lender's completion or making of the Replacements pursuant to Section 8.2.3(c) above, Borrower grants Lender the right to enter onto any the applicable Property and perform any and all work and labor necessary to complete or make the Replacements and/or employ watchmen to protect such Property from damage. All sums so expended by Lender shall be deemed to have been advanced under the Loan to such Borrower and secured by the applicable Mortgage. For this purpose each Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Replacements in the name of such Borrower. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrower empowers said attorney-in-fact as follows: (i) to use any funds in the Replacement Reserve Account for the purpose of making or completing the Replacements; (ii) to make such additions, changes and corrections to the Replacements as shall be necessary or desirable to complete the

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Replacements; (iii) to employe such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against any Property, or as may be necessary or desirable for the completion of the Replacements, or for clearance of title; (v) to execute all applications and certificates in the name of such Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with any Property or the rehabilitation and repair of any Property; and (vii) to do any and every act which such Borrower might do in its own behalf to fulfill the terms of this Agreement.

     (e) Nothing in this Section 8.2.3 shall: (i) make Lender responsible for making or completing the Replacements; (ii) require Lender to expend funds in addition to the Replacement Reserve Fund to make or complete any Replacement;
(iii) obligate Lender to proceed with the Replacements; or (iv) obligate Lender to demand from such Borrower additional sums to make or complete any Replacement.

     (f) Upon reasonable prior notice by Lender, Borrower shall permit Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect, or inspector) or third parties making Replacements pursuant to this Section 8.2.3 to enter onto each Property during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Replacements and all materials being used in connection therewith and to examine all plans and shop drawings relating to such Replacements which are or may be kept at each Property. Each Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other persons described above in connection with inspections described in this
Section 8.2.3(f) or the completion of Replacements pursuant to this Section
8.2.3.

     (g) If Lender has determined in its reasonable discretion that any Replacements are not being completed in a timely and workmanlike manner or in the event that the amount disbursed for the completion of a single Replacement pursuant to a prior disbursement from the Replacement Reserve Account exceeded One Hundred Thousand and No/100 Dollars ($100,000.00), Lender may require an inspection of the applicable Property at Borrower's and/or Sponsor's, as the case may be, expense prior to making a monthly disbursement from the Replacement Reserve Account in order to verify completion of such Replacements. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of any amounts from the Replacement Reserve Account. Each Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

     (h) The Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanic's, materialman's or other liens.


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     (j)  All Replacements shall comply with all applicable Legal Requirements of all Governmental Authorities having jurisdiction over the applicable Property and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

     (k) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen's compensation insurance, builder's risk, and public liability insurance and other insurance to the extent required under applicable law in connection with a particular Replacement. All such policies shall be in form and amount reasonably satisfactory to Lender. All such policies which can be endorsed with standard mortgagee clauses making loss payable to Lender or its assigns shall be so endorsed. Certified copies of such policies shall be delivered to Lender.

     8.2.4 FAILURE TO MAKE REPLACEMENTS AND MAKE INITIAL DEPOSIT. (a) It shall be an Event of Default under this Agreement if (i) any Borrower fails to make the initial deposit in accordance with Section 8.2 or (ii) fails to comply with any other provision of this Section 8.2 and such failure is not cured within thirty (30) days after notice from Lender. Upon the occurrence of an Event of Default, Lender may use the Replacement Reserve Fund (or any portion thereof) for any purpose, including but not limited to completion of the Replacements as provided in Section 8.2.3, or for any other repair or replacement to any Property or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply the Replacement Reserve Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

     (b) Nothing in this Agreement shall obligate Lender to apply all or any portion of the Replacement Reserve Fund on account of an Event of Default to payment of the Debt or in any specific order or priority.

     8.2.5 BALANCE IN THE REPLACEMENT RESERVE ACCOUNT. The insufficiency of any balance in the Replacement Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

     8.2.6 INDEMNIFICATION. Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the performance of the Replacements. Each Borrower shall assign to Lender all rights and claims such Borrower may have against all persons or entities supplying labor or materials in connection with the Replacements; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

     SECTION 8.3 EQUITY RESERVE ACCOUNT. (a) Notwithstanding any other provision of the Loan Agreement to the contrary, in the event that on an applicable Closing Date Borrower is otherwise entitled to request an advance in an amount equal to 90% of the

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LTV Ratio but instead requests an advance for an amount less than 90% of the
LTV Ratio, Borrower shall be permitted to request that the difference (such amount is hereafter referred to as the "Equity Reserve Amount") between the amount actually advanced to Borrower and the amount which Borrower otherwise would be entitled to request be advanced (which amount shall in no event exceed 90% of the LTV Ratio), be advanced by Lender and deposited in a special account under the Cash Management Agreement. Provided that no Event of Default be continuing the proceeds held in the Equity Reserve Account will thereafter be released to Borrower from time to time upon the written consent of Lender in connection with the Purchase Price of Additional Properties to be acquired by an Additional Borrower.

          (b) Upon the occurrence and during the continuance of an Event of Default, Lender may, at its option, without being required to do so, apply any amounts in the Equity Reserve Account to pay principal, interest and other amounts payable to Lender hereunder or under the other Loan Documents, all in such order and manner as Lender, in its sole discretion, may elect. When the principal and interest under the Note and all prepayment premiums, if any, in connection therewith and all other Obligations have been fully and properly paid, any remaining amount in the Equity Reserve Account shall be returned to Borrower.

          (c) No provision of this Agreement, the Mortgage or any other Loan Document shall be construed as creating in any party other than Borrower and Lender (and the Servicer), any rights in and to the amount in the Equity Reserve Account. Lender shall have no obligation or duty to any third party with respect to the Equity Reserve Account.

          8.4. REQUIRED REPAIRS FUND. Contemporaneously with the closing of the Subsequent Advance for each Additional Property, Borrower shall deposit with Lender an amount equal to of the cost of the Required Repairs for such Additional Properties (such funds, interest earned thereon and all other funds from time to time deposited with Lender pursuant to this Section are hereinafter collectively referred to as the "REQUIRED REPAIRS FUND"), which amounts shall be held in the Required Repairs Subaccount.

          8.4.1. PERFORMANCE OF IMPROVEMENTS. (a) Borrower shall construct, erect, undertake and complete all of the work set forth on Exhibit W hereto (the "REQUIRED REPAIRS") or, with respect to any Additional Property, such work as may be specified in the Engineering Reports delivered to Lender in connection with the initial Subsequent Advance for such Additional Property within one hundred eighty (180) days of the date hereof or the date of such Subsequent Advance; provided however, in the event that Borrower is unable to accomplish same due to events beyond Borrower's control, including, but not limited to the unavailability of access due to the rights of tenants in occupancy, such period shall be extended for a period equal to the period that such event prevented compliance herewith by Borrower.

          (b) Borrower shall pay for and obtain or cause to be paid for and obtained all permits, licenses and approvals required by all applicable laws with regard to the Required Repairs, whether necessary for commencement, completion, use or otherwise.


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
     (c) Borrower shall perform or cause to be performed all work in connection with the Required Repairs in a good and workmanlike manner, in compliance with all applicable laws, ordinances, rules and regulations of federal, state, county or municipal government or agencies now in force or that may be enacted hereafter and without regard to the sufficiency of the Required Repairs Fund.

     (d) Borrower covenants and agrees that the Required Repairs shall be constructed, installed or completed, as applicable, free and clear of any and all liens (including mechanic's, materialman's or other liens), claims and encumbrances whatsoever, subject to Borrower's right to contest as specified in this Agreement or the Mortgage.

     (e) Each contractor or subcontractor performing the Required Repairs shall be licensed by the appropriate state agency and bonded. Upon Lender's request, Borrower shall provide written evidence that each contractor and subcontractor meets the requirements of this paragraph.

     (f) Borrower agrees to pay and discharge all claims for labor done and material and services furnished in connection with the Required Repairs and to diligently file or procure the filing of a valid notice of completion upon completion of the Required Repairs (if required by applicable governmental agencies); provided that Lender makes any Advances for Capital Improvements with respect to the applicable Individual Property that Lender is required to make hereunder.

     (g) If a notice or claim of lien or the like concerning the Property alleging non-payment for Required Repairs performed should be filed, recorded, or served upon Borrower or Lender by a contractor or subcontractor, Lender shall have the right to retain in the Required Repairs Fund, in lieu of any payment to Borrower then or thereafter due, an amount sufficient to completely satisfy said potential lien.

     (h) Nothing herein contained shall require Borrower to pay any claims for labor, substances, or services that Borrower in good faith disputes and that Borrower, at Borrower's own expense, is currently and diligently contesting in accordance with the provisions of this Agreement or the Mortgage. Additionally, if Borrower, in good faith disputes the need for any Required Repairs set forth in an Engineering Report delivered to Lender pursuant to SECTION 8.4.1(a), Borrower may procure its own Engineering Report intending to show why such Required Repairs are not necessary and Lender shall reasonably assess such Engineering Report when determining the need for, and scope of, the Required Repairs.

     8.4.2. DISBURSEMENTS FROM THE REQUIRED REPAIRS SUBACCOUNT. The following conditions shall apply to any disbursement from the Required Repairs Subaccount:

     (a) In connection with any advance to Borrower for Capital Expenditures on any Property for items that are Required Repairs, Lender, will upon Borrower's request (a "REPAIRS DISBURSEMENT REQUEST") disburse any amounts on deposit in the Required Repairs Fund with respect to such Required Repairs;

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
          (b) Borrower shall provide evidence satisfactory to Lender (including, without limitation, access to the applicable Individual Property to Lender and an architect and/or engineer specified by Lender for the purpose of an inspection of work done, at Borrower's expense, if requested by Lender) that the Required Repairs for which the Required Repairs Funds are being requested have been completed in full in a good and workmanlike manner and in accordance with all applicable laws. Should Lender, in the exercise of its reasonable business judgment, disapprove of the quality or progress of the Required Repairs, Lender shall advise Borrower of such disapproval and shall provide Borrower with thirty (30) calendar days to cure such disapproval. Should Borrower be unable to cure any disapproval, Lender shall have the right, upon written notice to Borrower, to terminate the Required Repairs or to finish the Required Repairs itself or with a third party of Lender's choice, at which time all contractors and subcontractors performing the disapproved Required Repairs shall withdraw from the Property. In all events, Lender shall be entitled to withdraw all or any portion of the Required Repairs Fund to cover the expenses of completing the Required Repairs;

          (c) Borrower shall submit to Lender copies of invoices for which Required Repairs Funds are being requested under the Repairs Disbursement Request, including, if required by Lender and customarily obtained in the location where the Required Repairs shall have been constructed, waivers of lien;

          (d) Borrower shall provide Lender with such additional documents, certificates and affidavits as Lender may reasonably request;

          (e) Lender shall not be obligated to release any Required Repairs Funds for the payment of the cost of an improvement or other item other than a Required Repair as set forth on Exhibit W hereto or for costs of Required Repairs in excess of the costs specified therefor on Exhibit W;

          (f) After full completion of all of the Required Repairs in accordance with the terms of this Agreement and the payment of all costs in connection therewith, Lender shall release any remaining Required Repairs Funds to Borrower, unless otherwise specified in Exhibit W; and

          (g) Lender shall not be obligated to honor any Repairs Disbursement Request or release any of the Required Repairs Fund to Borrower unless, in addition to the conditions set forth above, an Event of Default shall not then exist under this Agreement or any of the other Loan Documents, and no act, event or condition shall have occurred and then be existing that, with the giving of notice or the passage of time, or both, would constitute an Event of Default under any of the Loan Documents.

          SECTION 8.5  RIGHT OF FIRST REFUSAL TO PROVIDE PERMANENT FINANCING.

          (a) Offer. In the event that any Individual Borrower obtains a bona fide commitment from a third party to provide Permanent Financing to be secured by all or any portion of an Individual property, or such third party provides a term sheet to such Individual

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Borrower containing all of the material terms of such Permanent Financing, or such Individual Borrower otherwise desires to close any such Permanent Financing (any of the foregoing being hereinafter referred to as the "OFFER"), then, such Individual Borrower shall deliver to Lender written notice of Individual Borrower's intent to close such Permanent Financing, together with a copy of the commitment, term sheet or any other documents and instruments to be executed in connection with such Permanent Financing.

         (b) Notice from Lender. Lender shall have fifteen (15) days from the date of receipt of all of the information required to be delivered to Lender under Section 8.2 above (the "OFFER PERIOD"), to notify such Individual Borrower in writing of Lender's interest in providing the Permanent Financing on the substantially the same terms and conditions as are set forth in the Offer including terms concerning fees and expenses provided that the rate of interest in the financing to be provided by Lender may be up to twenty-five basis points (.25%) higher than that set forth in Offer. If Lender gives notice to such Individual Borrower during the Offer Period that Lender does not desire to provide the Permanent Financing, or if Lender fails to respond within the Offer Period, such Individual Borrower shall have sixty (60) days from the date of receipt by such Individual Borrower of such notice from Lender or the expiration of the Offer Period if Lender fails to respond, as the case may be (the "APPROVAL PERIOD"), to close the Permanent Financing on the same terms as contained in the Offer. It is specifically understood and agreed that any such Permanent Financing may be made only upon the payment in full of the Loan, including, without limitation, the Exit Fee.

         (c) Closing. If Lender notifies such Individual Borrower in writing during the Offer Period that Lender is interested in providing the Permanent Financing, Lender and such Individual Borrower shall have thirty (30) days (or such longer period of time as is necessary under the circumstances if Individual Borrower is acting in good-faith) from the date of such Individual Borrower's receipt of such written notice from Lender to agree upon the terms and conditions of and close such transaction and the documentation thereof, which shall be in all material respects the same as the terms and conditions of the Offer, to the extent the same are specified in the Offer, except that any loan documents to be executed in connection with such Permanent Financing shall be substantially identical in all material respects to the Loan Documents, except to the extent inconsistent with the terms of the Offer. Upon the closing of any such Permanent Financing between such Individual Borrower and Lender, and the prepayment of the Loan as a result thereof, the Exit Fee applicable to the Allocated Loan Amount for the Individual Property which is the subject of the Permanent Financing shall be applied to the origination fee due to Lender in connection with the Permanent Financing.

         (d) Failure to Close. If such Individual Borrower fails to close the Permanent Financing with the third party lender prior to the expiration of the Approval Period, such Individual Borrower shall be required to make a new offer to Lender in accordance with the provisions of this Section 8.4 before such Borrower accepts any Permanent Financing from any other party.

         (e) Compliance with Offer. Any Permanent Financing must be consummated substantially in accordance with the terms and provisions of the documents


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provided to Lender evidencing the Offer, or terms and provisions which are more favorable to such Individual Borrower than such terms and provisions provided to Lender, and in compliance with the requirements of this Section 8.4. In the event that the terms are modified by such third party prior to such closing, Individual Borrower shall re-submit such revised terms to Lender for consideration under Section 8.4(c).

     IX SINGLE PURPOSE ENTITY/SEPARATENESS

     SECTION 9.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Individual Borrower represents, warrants and covenants as of the date hereof and until such time as the Loan and all other amounts payable under any of the Loan Documents are paid in full, that:

     (a) neither such Individual Borrower nor its applicable SPE Entity will dissolve or liquidate (or suffer any liquidation or dissolution) or amend the terms of their respective Organizational Documents;

     (b) neither such Individual Borrower nor its applicable SPE Entity are contemplating either the filing of a petition by such Individual Borrower or SPE Entity under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such Individual Borrower's or SPE Entity's assets or property, and such Individual Borrower has no knowledge of any Person contemplating the filing of any such petition against it;

     (c) neither such Individual Borrower nor its applicable SPE Entity will enter into any transaction of merger or consolidation, or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of, any entity except Individual Properties, which are subject to the lien of a Mortgage;

     (d) except with respect to a Person which is a SPE Entity, in the ordinary course of such person acting as such SPE Entity, neither such Individual Borrower nor SPE Entity has, and neither such Person will, guarantee or otherwise hold out its credit as being available to satisfy obligations of any other Person;

     (e) such Individual Borrower was organized for the sole purpose of owning, managing and operating its Individual Property and activities ancillary thereto and its applicable SPE Entity was organized for the sole purpose of acting as the SPE Entity of such Individual Borrower and acquiring Additional Properties subject to the lien of a Mortgage;

     (f) such Individual Borrower has not and will not engage in any business unrelated to the ownership, management and operation of the Properties and activities ancillary thereto and will conduct and operate its business as presently conducted and operated. Its applicable SPE Entity has not and will not engage in any business unrelated to acting as SPE Entity of such Individual Borrower;

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
     (g) neither such Individual Borrower nor its applicable SPE Entity will enter into any contract or agreement with any member, partner, principal or Affiliate of Individual Borrower or SPE Entity, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with unrelated third parties;

     (h)  in addition to any limitations with respect thereto contained in
Section 5.3 hereof, such Individual Borrower and SPE Entity have not incurred and will not incur any indebtedness or material liabilities, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Loan and the other obligations of such Individual Borrower to Lender contained in the Loan Documents, and (ii) trade payables or accrued expenses incurred in the ordinary course of business of operating the Properties not in excess of sixty (60) days past due; no indebtedness or liabilities (other than debt described in clause (i) above) may be secured (senior, subordinate or pari passu) by the Properties;

     (i) such Individual Borrower and SPE Entity have not made and will not make any loans or advances to any third party (including any Affiliate of such Individual Borrower) and will not pledge its assets for the benefits of any third party (including any Affiliate of such Individual Borrower);

     (j) each of such Individual Borrower and SPE Entity is and will be solvent and pay its debts and liabilities (including employment and overhead expenses) from its own assets as the same shall become due;

     (k) each of such Individual Borrower and SPE Entity will maintain its own separate books and records and bank accounts in each case which are separate and apart from those of any other Person;

     (l) each of such Individual Borrower and SPE Entity will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate thereof) and shall maintain and utilize separate stationery, invoices and checks, shall otherwise conduct its business and own its assets in its own name and shall correct any known misunderstanding regarding its separate identity;

     (m) each of such Individual Borrower and SPE Entity has and will maintain separate financial statements and will file its own tax returns;

     (n) each of such Individual Borrower and SPE Entity will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

     (o) neither such Individual Borrower nor SPE Entity will seek the dissolution or winding up, in whole or in part, of Individual Borrower or the SPE Entity;

     (p) neither such Individual Borrower nor SPE Entity will commingle its funds and other assets with those of any Affiliate or other Person;

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
         (q) each of such Individual Borrower and SPE Entity has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person;

         (r) each of such Individual Borrower and SPE Entity has and will maintain a reasonable number of employees in light of its contemplated business operations and will not do any act which would make it impossible to carry on the ordinary business of Individual Borrower;

         (s) neither such Individual Borrower nor SPE Entity will file or consent to the filing of a petition for bankruptcy, reorganization, assignment for the benefit of creditors or similar proceeding under any Federal or state bankruptcy, insolvency, reorganization or other similar law with respect to such Individual Borrower or the SPE Entity, if such Individual Borrower shall be a limited liability company, without the unanimous consent of its members (and to the extent its SPE Entity is a corporation, both of the Independent Directors of such corporation), if such Individual Borrower shall be a partnership, the unanimous consent of its limited partners and SPE Entities (and, to the extent any SPE Entity is a corporation, the consent of both of the Independent Directors of such SPE Entity), or if such Individual Borrower shall be a corporation, the unanimous consent of its directors, including both of its Independent Directors, as the case may be;

         (t) the sole assets of such Individual Borrower are, and for the term of the Loan shall be (i) the fee or leasehold interest in the Properties, (ii) such assets as are otherwise acquired in connection with the use, operation, maintenance, repair or management of the Properties, (iii) cash and accounts receivable and (iv) shares of FPR-GP Holdings, Inc. and the interests in FPR Holdings Limited Partnership.

         (u) each of such Individual Borrower and SPE Entity has and will observe all partnership formalities, limited liability company formalities or corporate formalities, as applicable;

         (v) such Individual Borrower and SPE Entity have not and will not acquire the obligations or securities of any of their partners, members or shareholders, as applicable;

         (w) such Individual Borrower and SPE Entity shall each allocate fairly and reasonably any overhead for any office space which such entity shares with any other entity; SPE Entity will at all times comply, with each of the representations, warranties, and covenants contained in this Article IX;

         (x) such Individual Borrower will have, at all times, one Independent Director (if a corporation), or, if a limited liability company or limited partnership, all SPE Entities or all SPE Entities, as applicable, will have at all times one Independent Director, except if such SPE Entity is itself a limited partnership or a limited liability company, then only the SPE Entity of such entity, as applicable, is required to have at all times one Independent Director; and


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
     (y) In connection with any securitization or similar transaction to be undertaken by Lender (or any assignee or participant) with respect to the Loan, if Lender (or any such assignee or participant) shall request that the Independent Director of the SPE Entity be replaced, such Individual Borrower will cause such replacement with an Independent Director acceptable to Lender and the Rating Agencies within ten (10) days following request.


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
     IN WITNESS WHEREOF, the parties have executed under seal this Agreement as of the day and year first above written.

                                        LENDER

                                        CREDIT SUISSE FIRST BOSTON MORTGAGE
                                          CAPITAL LLC., a Delaware limited
                                          liability company


                                        By: [ILLEGIBLE]
                                            ------------------------------------
                                            Name:
                                            Title:



                                        BORROWER

                                        FPR REALTY LIMITED PARTNERSHIP,
                                          a Delaware limited partnership

                                        By: FPR-GP REALTY, Inc.,
                                            a Delaware corporation, its
                                            general partner


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

     IN WITNESS WHEREOF, the parties have executed under seal this Agreement as of the day and year first above written.

                                        LENDER

                                        CREDIT SUISSE FIRST BOSTON MORTGAGE
                                          CAPITAL LLC., a Delaware limited
                                          liability company


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:



                                        BORROWER

                                        FPR REALTY LIMITED PARTNERSHIP,
                                          a Delaware limited partnership

                                        By: FPR-GP REALTY, Inc.,
                                            a Delaware corporation, its
                                            general partner


                                        By: [ILLEGIBLE]
                                            ------------------------------------
                                            Name:
                                            Title:



                                      102